 As filed with the Securities and Exchange Commission on October 14, 1999
                                                     Registration No. 333-79087
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                        CARMAX AUTO OWNER TRUST 1999-1
                    (Issuer with respect to the securities)

                                --------------

                          CARMAX AUTO RECEIVABLES LLC
                  (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)

                                --------------

              Virginia                                54-1942944
  (State or other jurisdiction of      (I.R.S. employer identification number)
   incorporation or organization)


                         4900 Cox Road, Suite 200
                          Glen Allen, Virginia 23060

                              (804) 935-4512
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Michael T. Chalifoux
                          CarMax Auto Receivables LLC

                         4900 Cox Road, Suite 200
                          Glen Allen, Virginia 23060

                              (804) 935-4512
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                  Copies to:
      David E. Melson, Esquire              Richard S. Fortunato, Esquire
McGuire, Woods, Battle & Boothe LLP    Skadden, Arps, Slate, Meagher & Flom LLP
        901 East Cary Street                       919 Third Avenue
      Richmond, Virginia 23219                 New York, New York 10022
           (804) 775-1000                           (212) 735-3000


                                --------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

  If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
                                                           Proposed
                                            Proposed        Maximum
 Title of each Class of      Amount         Maximum        Aggregate     Amount of
    Securities to be          to be      Offering Price    Offering     Registration
       Registered          Registered     Per Unit(1)      Price(1)        Fee(2)
------------------------------------------------------------------------------------
Class A-1 Asset-Backed
 Notes.................  $155,250,000.00      100%      $155,250,000.00  43,159.50
------------------------------------------------------------------------------------
Class A-2 Asset-Backed
 Notes.................  $208,650,000.00      100%      $208,650,000.00  58,004.70
------------------------------------------------------------------------------------
Class A-3 Asset-Backed
 Notes.................  $178,900,000.00      100%      $178,900,000.00  49,734.20
------------------------------------------------------------------------------------
Class A-4 Asset-Backed
 Notes.................  $ 88,278,000.00      100%      $ 88,278,000.00  24,541.28
------------------------------------------------------------------------------------
Asset-Backed
 Certificates..........  $ 12,879,759.72      100%      $ 12,879,759.72   3,580.57
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) $278 of which has previously been paid.
                                --------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED OCTOBER  , 1999

PROSPECTUS

                              $643,957,759.72

                      CarMax Auto Owner Trust 1999-1

             $155,250,000.00% Class A-1 Asset-Backed Notes

             $208,650,000.00% Class A-2 Asset-Backed Notes

             $178,900,000.00% Class A-3 Asset-Backed Notes

             $ 88,278,000.00% Class A-4 Asset-Backed Notes

             $ 12,879,759.72% Asset-Backed Certificates


CarMax Auto Receivables LLC
Seller

CarMax Auto Superstores, Inc.
Servicer

                                  Underwriting Discounts
                         Price       and Commissions     Net Proceeds to Seller
-------------------------------------------------------------------------------
  Class A-1 Notes..... $    (  %)       $    (  %)             $    (  %)
-------------------------------------------------------------------------------
  Class A-2 Notes..... $    (  %)       $    (  %)             $    (  %)
-------------------------------------------------------------------------------
  Class A-3 Notes..... $    (  %)       $    (  %)             $    (  %)
-------------------------------------------------------------------------------
  Class A-4 Notes..... $    (  %)       $    (  %)             $    (  %)
-------------------------------------------------------------------------------
  Certificates........ $    (  %)       $    (  %)             $    (  %)
-------------------------------------------------------------------------------
      Total........... $                $                      $

[CARMAX LOGO APPEARS HERE]


The price of the notes and the certificates will also include any interest accrued on the notes and the certificates from the date of issuance.

Consider carefully the Risk Factors beginning on page 10 in this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           Underwriters of the Notes

Banc of America Securities LLC

                 First Union Securities, Inc.               Goldman, Sachs & Co.

                        Underwriter of the Certificates

                         Banc of America Securities LLC

              The date of this Prospectus is October  , 1999

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS............   3
PROSPECTUS SUMMARY.........................................................   4
RISK FACTORS...............................................................  10
DESCRIPTION OF THE TRUST...................................................  20
THE ORIGINATOR'S FINANCE OPERATIONS........................................  22
  First North American Credit..............................................  22
  Underwriting Procedures..................................................  22
  Collection Procedures....................................................  23
  Physical Damage Insurance................................................  25
  Allocation of Payments...................................................  25
  Delinquency and Credit Loss Experience...................................  25
  Delinquency and Credit Loss Trends.......................................  27
  Year 2000 Compliance.....................................................  28
DESCRIPTION OF THE CONTRACT POOL...........................................  30
WEIGHTED AVERAGE LIFE OF THE OFFERED SECURITIES............................  33
ALLOCATION OF PRINCIPAL BALANCES; MONTHLY REPORTS..........................  39
USE OF PROCEEDS............................................................  39
DESCRIPTION OF CARMAX AUTO SUPERSTORES AND CARMAX AUTO RECEIVABLES.........  40
  CarMax Auto Superstores..................................................  40
  CarMax Auto Receivables..................................................  41
DESCRIPTION OF THE NOTES...................................................  43
  Note Registration........................................................  43
  Interest Payments........................................................  43
  Principal Payments.......................................................  44
  Optional Redemption......................................................  45
  The Indenture Trustee....................................................  45
DESCRIPTION OF THE CERTIFICATES............................................  46
  Certificate Registration.................................................  46
  Interest Payments........................................................  46
  Principal Payments.......................................................  46
  Optional Prepayment......................................................  47
  The Owner Trustee........................................................  47
REGISTRATION OF THE OFFERED SECURITIES.....................................  47

                                                                          Page
                                                                          ----
COLLECTIONS AND PAYMENTS.................................................  54
  The Trust Accounts.....................................................  54
  Payment Sources........................................................  54
  The Reserve Account....................................................  55
  Subordination of the Certificates......................................  56
  Payment Date Distributions--Collection Account.........................  56
  Payment Date Distributions--Note Payment Account.......................  58
  Payment Date Distributions--Certificate Payment Account................  59
  Application of Collection and Payment Provisions to First Payment
   Date..................................................................  59
  Statements to Noteholders..............................................  60
  Statements to Certificateholders.......................................  61
DESCRIPTION OF THE INSURER...............................................  62
DESCRIPTION OF THE INSURANCE POLICY......................................  64
REPORTS TO SECURITYHOLDERS...............................................  65
DESCRIPTION OF THE INDENTURE.............................................  65
DESCRIPTION OF THE TRUST AGREEMENT.......................................  74
DESCRIPTION OF THE PURCHASE AGREEMENT AND THE SALE AND SERVICING
 AGREEMENT...............................................................  77
MATERIAL LEGAL ASPECTS OF THE TRANSACTION................................  84
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................  90
ERISA CONSIDERATIONS..................................................... 102
UNDERWRITING............................................................. 105
LEGAL MATTERS............................................................ 107
EXPERTS.................................................................. 108
WHERE YOU CAN FIND MORE INFORMATION...................................... 108
GLOSSARY................................................................. 109
INDEPENDENT AUDITORS' REPORT............................................. 114
ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES... 117

                      IMPORTANT NOTICE ABOUT INFORMATION
                         PRESENTED IN THIS PROSPECTUS

   This prospectus describes the specific terms of the notes and the certificates, including:

  . the amount and other terms, including interest rates, for each class of notes and for the certificates;

  . the timing of interest and principal payments;

  . information about the contracts;

  . information about the credit enhancement for each class of notes and for the certificates;

  . the credit ratings for each class of notes and for the certificates; and

  . the method for selling the notes and the certificates.

   You should rely only on the information provided or incorporated by reference in this prospectus. CarMax Auto Receivables has not authorized anyone to provide you with additional or different information. CarMax Auto Receivables is not offering the notes or the certificates in any state in which the offer is not permitted.

   This prospectus includes a number of cross references to captions under which you can find additional, related discussions. The preceding table of contents provides the pages at which these captions are located.

                               PROSPECTUS SUMMARY

    This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, you should read carefully this prospectus in its entirety.

The Terms of the Offered Securities

                             Class A-1          Class A-2          Class A-3          Class A-4
                               Notes              Notes              Notes              Notes          Certificates
                         -----------------  -----------------  -----------------  -----------------  -----------------
Initial Principal
 Amount.................  $155,250,000.00    $208,650,000.00    $178,900,000.00    $88,278,000.00     $12,879,759.72
Interest Rate Per
 Annum..................                  %                  %                  %                  %                  %
Interest Accrual
 Method.................    actual/360         actual/360           30/360             30/360             30/360
Payment Dates
 (monthly)..............       15th               15th               15th               15th               15th
First Payment Date...... December 15, 1999  December 15, 1999  December 15, 1999  December 15, 1999  December 15, 1999
Final Payment Date...... November 15, 2000       May 15, 2002    August 15, 2003    August 16, 2004  February 15, 2006
Anticipated Ratings
 (Moody's/S&P)..........     P-1/A-1+            Aaa/AAA            Aaa/AAA            Aaa/AAA            Aaa/AAA

    It is a condition to the offering of the notes and the certificates that these ratings be obtained. However, a rating agency may in its discretion lower or withdraw its rating in the future.
The Trust

The CarMax Auto Owner Trust 1999-1 will issue the notes and the certificates. The notes will be non-recourse obligations of, and the certificates will represent beneficial ownership interests in, the trust. The notes and the certificates will not represent interests in or obligations of CarMax Auto Superstores, CarMax Auto Receivables or any other person or entity.

The Trust Property

The property of the trust will include:

 . a pool of simple interest retail installment sale contracts originated by CarMax Auto Superstores in the ordinary course of business in connection with the sale of new and used motor vehicles;

 . amounts received on or in respect of the contracts after September 30, 1999;

 . security interests in the vehicles financed under the contracts;

 . any proceeds from claims on or refunds of premiums with respect to insurance policies relating to the financed vehicles or the related obligors;

 . funds on deposit in a collection account, a note payment account, a certificate payment account and a reserve account;

 . an unconditional and irrevocable insurance policy issued by MBIA Insurance
  Corporation guaranteeing payments of monthly interest and monthly principal on the notes and the certificates and payments of the monthly servicing fee to the servicer;

 . rights under the purchase agreement to cause CarMax Auto Superstores to repurchase contracts affected materially and adversely by breaches of the representations and warranties of CarMax Auto Superstores made in the purchase agreement; and

 . rights under the sale and servicing agreement to cause the servicer to purchase contracts affected materially and adversely by breaches of the representations and warranties of the servicer made in the sale and servicing agreement.

The contracts were selected from the retail installment sale contract portfolio of CarMax Auto Superstores based on the criteria specified in the sale and servicing agreement and described in this prospectus. The contracts do not include "sub-prime" contracts or contracts that do not conform to CarMax Auto Superstores' underwriting standards.

CarMax Auto Superstores, under its trade name First North American Credit Corporation, First North American Credit or FNAC, is the registered lienholder on the certificate of title for each of the financed vehicles. Payment of the amount due to the registered lienholder under each contract is secured by a first perfected security interest in the related financed vehicle.

The Originator of the Contracts

CarMax Auto Superstores will originate the contracts and sell them to CarMax Auto Receivables. CarMax Auto Superstores' principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

The Seller of the Contracts

CarMax Auto Receivables will transfer the contracts and related property to the trust. CarMax Auto Receivables' principal executive offices are located at 4900 Cox Road, Suite 200, Glen Allen, Virginia 23060, and its telephone number is
(804) 935-4512.

The Servicer of the Contracts

CarMax Auto Superstores will act as servicer of the contracts. The servicer's principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

The Owner Trustee

First Union Trust Company, National Association, will act as trustee of the trust.

The Indenture Trustee

Bankers Trust Company will act as trustee with respect to the notes.

The Purchase Agreement

CarMax Auto Superstores and CarMax Auto Receivables will enter into a purchase agreement under which CarMax Auto Superstores will sell the contracts to CarMax Auto Receivables.

The Sale and Servicing Agreement

CarMax Auto Receivables, the servicer and the trust will enter into a sale and servicing agreement under which CarMax Auto Receivables will transfer the contracts to the trust and the servicer will agree to service, manage, maintain custody of and collect amounts due under the contracts for a monthly servicing fee.

The Trust Agreement

CarMax Auto Receivables and the owner trustee will enter into a trust agreement under which the trust will issue the certificates.

The Indenture

The trust and the indenture trustee will enter into an indenture under which the trust will issue the notes.

Interest Payments

Interest will be payable on the notes and the certificates monthly on the 15th day of each month or, if the 15th day is not a business day, on the following business day, beginning December 15, 1999. Interest will be payable on each payment date to noteholders and certificateholders of record as of the preceding business day; provided, however, that if the notes or the certificates, as applicable, are issued in fully registered, certificated form, the record date will be the last business day of the month immediately preceding the month in which the related payment date occurs.

Principal Payments

Principal will be payable on the notes on each payment date to the noteholders of record as of the related record date. In general, the amount of principal payable to the noteholders on each payment date will equal the lesser of:

 . the principal balance of the notes as of the day preceding that payment date;
  and

 . the amount necessary to reduce the principal balance of the notes and the certificates as of the day preceding that payment date to the principal balance of the contracts as of the last day of the preceding month.

The principal balance of any class of notes will be payable in full on the final scheduled payment date applicable to that class.

In general, principal will be paid to the noteholders in the order of the numerical designation of the notes, starting with the class A-1 notes and ending with the class A-4 notes. For example, no principal will be paid to the holders of the class A-2 notes until the principal balance of the class A-1 notes has been paid in full.

Principal will be payable on the certificates on each payment date to the certificateholders of record as of the related record date; provided, however, that no principal will be paid to the certificateholders until the principal balance of the notes has been paid in full. In general, the amount of principal payable to the certificateholders on each payment date on or after which the principal balance of the notes has been paid in full will equal the lesser of:

 . the principal balance of the certificates as of the day preceding that payment date; and

 . the amount necessary to reduce the principal balance of the certificates as of the day preceding that payment date to the principal balance of the contracts as of the last day of the preceding month.

The principal balance of the certificates will be payable in full on the final scheduled payment date applicable to the certificates.

Payment Sources

On each payment date, payments on the notes and the certificates will be made from the following sources:

 . obligor payments received with respect to the contracts during the preceding month;

 . liquidation proceeds received with respect to the contracts during the preceding month;

 . interest earned on funds on deposit in the collection account;

 . payments made by CarMax Auto Superstores or the servicer in connection with the required repurchase or purchase of contracts;

 . amounts withdrawn on that payment date from the reserve account; and

 . amounts paid on that payment date under the insurance policy.

Credit Enhancement

The notes will benefit from the following sources of credit enhancement:

 . amounts available to be paid under the insurance policy;

 . funds on deposit in the reserve account, which funds will also be available to make required payments to the servicer, the certificateholders and the insurer; and

 . the subordination of the certificates.

The certificates will benefit from the following sources of credit enhancement:

 . amounts available to be paid under the insurance policy; and

 . funds on deposit in the reserve account, which funds will also be available to make required payments to the servicer, the noteholders and the insurer.

The credit enhancement for the notes and the certificates is intended to protect you against losses or delays in payments on your notes and your certificates by absorbing losses on the contracts and other shortfalls in cash flow.

The Insurance Policy

MBIA Insurance Corporation will issue an insurance policy for the benefit of the noteholders and the certificateholders under which the insurer will unconditionally and irrevocably guarantee the payment of monthly interest and monthly principal to the noteholders and the certificateholders and the payment of the monthly servicing fee to the servicer. In general, the insurer will pay under the insurance policy with respect to each payment date the amount, if any, by which:

 . the monthly servicing fee for the preceding month plus any overdue monthly servicing fees for previous months plus the monthly interest and monthly principal for that payment date payable to the noteholders and the certificateholders plus any overdue monthly interest for previous payment dates payable to the noteholders and the certificateholders exceeds

 . the funds otherwise available on that payment date to pay those amounts, including amounts available to be withdrawn from the reserve account.

All amounts paid under the insurance policy will be deposited in the collection account; provided, however, that, if the notes have been declared immediately due and payable following an event of default under the indenture, amounts paid under the insurance policy in respect of monthly interest or monthly principal payable to the certificateholders will be deposited in the certificate payment account. The indenture trustee will continue to submit claims under the insurance policy with respect to the notes and the certificates following an event of default under the indenture.

The Reserve Account

On the closing date, the servicer will establish with the indenture trustee, for the benefit of the noteholders, the certificateholders, the servicer and the insurer, a reserve account into which excess collections on the contracts will be deposited and from which amounts may be withdrawn to make required payments on the notes and the certificates. CarMax Auto Receivables will deposit $16,098,944 in the reserve account on the closing date. On each payment date, the indenture trustee will deposit in the reserve account, from amounts collected on or in respect of the contracts during the preceding month and not used on that payment date to make required payments to the servicer, the noteholders, the certificateholders or the insurer, the amount, if any, by which:

 . the amount required to be on deposit in the reserve account on that payment date exceeds

 . the amount on deposit in the reserve account on that payment date.

On each payment date, the indenture trustee will withdraw funds from the reserve account, up to the amount on deposit in the reserve account, to the extent needed to make the following payments:

 . to the servicer, the monthly servicing fee for the preceding month plus any overdue monthly servicing fees for previous months;

 . to the noteholders, monthly interest and monthly principal for that payment date plus any overdue monthly interest for previous payment dates;

 . to the certificateholders, monthly interest and monthly principal for that payment date plus any overdue monthly interest for previous payment dates; and

 . to the insurer, the monthly insurance premium for the preceding month plus any overdue monthly insurance premiums for previous months plus the aggregate amount of any unreimbursed payments under the insurance policy.

The amount required to be on deposit in the reserve account on any payment date will equal the greater of $6,439,577.60 and an amount equal to 3.75% of the principal balance of the contracts as of the last day of the preceding month. The amount required to be on deposit in the reserve account on any payment date may be increased if delinquencies or cumulative net losses on the contracts exceed levels specified in the insurance agreement.

If the amount on deposit in the reserve account on any payment date exceeds the amount required to be on deposit in the reserve account on that payment date, after giving effect to all required deposits to and withdrawals from the reserve account on that payment date, that excess will be paid to CarMax Auto Receivables. Any amount paid to CarMax Auto Receivables will no longer be an asset of the trust.

Subordination of the Certificates

The certificateholders will not be entitled to receive monthly interest on any payment date until the noteholders have received monthly interest on that payment date. In addition, the certificateholders will not be entitled to receive monthly principal on any payment date until the notes have been paid in full. If the notes have been declared immediately due and payable following an event of default under the indenture, amounts received on or in respect of the contracts will not be applied to pay monthly interest on the certificates on any payment date until the notes have been paid in full; provided, however, that the indenture trustee will continue to withdraw available amounts from the reserve account and to submit claims under the insurance policy in respect of monthly interest on the certificates following an event of default under the indenture.

Optional Purchase of the Contracts

The servicer will be permitted, at its option, to purchase all remaining contracts in the contract pool from the trust if the principal balance of the contracts is 10% or less of the initial principal balance of the contracts. The exercise of this right will effect the early retirement of the notes and the certificates.

Eligibility of Class A-1 Notes for Purchase by Money Market Funds

The class A-1 notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Tax Status

In the opinion of special tax counsel to CarMax Auto Receivables, the trust will not be treated as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation and the notes will be characterized as debt for federal income tax purposes. If you purchase a note, you agree to treat it as debt for tax purposes. CarMax Auto Receivables, the servicer and the certificateholders will agree to treat the trust as a partnership for federal income tax purposes. As a partnership, the trust will not be subject to federal income tax and the certificateholders will be required to report their respective shares of the trust's taxable income, deductions and other tax attributes. See "Material Federal Income Tax Consequences" beginning on page 90 of this prospectus for a further discussion of the tax consequences of acquiring, holding and disposing of the notes or the certificates.

ERISA Considerations

The notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended. Any benefit plan fiduciary considering the purchase of the notes should consult with experienced legal counsel in determining whether all required conditions for that purchase have been satisfied. The certificates are not eligible for purchase by employee benefit plans subject to Title I of ERISA. See "ERISA Considerations" beginning on page 102 of this prospectus for a further discussion of the ERISA considerations applicable to a purchase of the notes or the certificates.

                                  RISK FACTORS

    You should carefully consider the following risk factors, as well as the other investment considerations described in this prospectus, as you decide whether to purchase the notes or the certificates.

The Insurance Policy May
Not Be Available to Assure
Payment of Your Notes or
Your Certificates.....       The insurer will unconditionally guarantee the
                             payment of monthly interest and monthly principal to the noteholders and the certificateholders with respect to each payment date if payments received on or in respect of the contracts, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted contracts, and the amount on deposit in the reserve account are not sufficient to make that payment. CarMax Auto
                             Receivables cannot assure you, however, that the insurer will perform its obligations under the insurance policy. The insurer may not perform its obligations under the insurance policy for a variety of reasons. These reasons include, but are not limited to, the occurrence of an event of bankruptcy, insolvency, receivership or liquidation with respect to the insurer or a dispute as to the basis for a policy claim. If contract payments and the amount on deposit in the reserve account are not sufficient on any payment date to pay in full the monthly interest and monthly principal due on that payment date, and if there is a default under the insurance policy, you will experience payment delays with respect to your notes or your certificates. If the amount of that insufficiency is not offset by excess contract payments on subsequent payment dates, you will experience losses with respect to your notes or your certificates. See "Description of the Insurer" beginning on page 62 of this prospectus and "Description of the Insurance
                             Policy" beginning on page 64 of this prospectus for a further discussion of the insurer and the insurance policy.

The Amount on Deposit in
the Reserve Account May
Not Be Sufficient to
Assure Payment of Your
Notes or Your
Certificates..........       The amount on deposit in the reserve account will
                             be used to fund the payment of monthly interest and monthly principal to the noteholders and the certificateholders on each payment date if payments received on or in respect of the contracts, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted contracts, are not sufficient to make that payment. CarMax Auto Receivables cannot assure you, however, that the amount on deposit in the reserve account will be sufficient on any payment date to assure payment of your notes or your certificates. If the contracts experience higher losses than were projected in determining the amount required to be on deposit in the reserve account and the principal balance of the certificates, the amount on deposit in the reserve account may be less than projected. If contract payments and the amount on deposit in the reserve account are not sufficient on any payment date to pay in full the monthly interest and monthly principal due on that payment date, and if there is a default under the insurance policy, you will experience payment delays with respect to your notes or your certificates. If the amount of that insufficiency is not offset by excess contract payments on subsequent payment dates, you will experience losses with respect to your notes or your certificates. See "Collections and Payments--The Reserve Account" beginning on page 55 of this prospectus for a further discussion of the reserve account.

The Subordination of the
Certificates May Not Be
Adequate to Assure Payment
of the Notes..........       The subordination of the certificates will
                             increase the likelihood that amounts owed on the notes will be paid in full. CarMax Auto
                             Receivables cannot assure the noteholders, however, that the subordination of the certificates will be sufficient to assure payment of the notes. If the contracts experience higher losses than were projected in determining the amount required to be on deposit in the reserve account and the principal balance of the certificates, the funds available on any payment date may not be sufficient to pay in full the monthly interest and monthly principal due to the noteholders on that payment date, even if those funds are not used to pay monthly interest or monthly principal due to the certificateholders. If payments received on or in respect of the contracts, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted contracts, and the amount on deposit in the reserve account are not sufficient on any payment date to pay in full the monthly interest and monthly principal due on that payment date, and if there is a default under the insurance policy, the noteholders will experience payment delays with respect to the notes. If the amount of that insufficiency is not offset by excess contract payments on subsequent payment dates, the noteholders will experience losses with respect to the notes. See
                             "Collections and Payments--Subordination of the
                             Certificates" beginning on page 56 of this prospectus for a further discussion of the subordination of the certificates.

The Collateral Value of
the Financed Vehicles May
Not Be Adequate to Assure
Payment of Your Notes or
Your Certificates.....       If the trust must rely on recoveries to collect
                             the outstanding principal balance of a defaulted contract, you could experience losses or payment delays with respect to your notes or your certificates. The amount recovered in connection with the repossession and sale of a financed vehicle is often less than the outstanding principal balance of the related defaulted contract. The market value of most motor vehicles declines with age, particularly in the case of new motor vehicles during the first year, and repossession and sale expenses must be paid out of the amount recovered. In addition, limitations on the manner in which a motor vehicle may be repossessed and laws requiring that the obligor on a defaulted contract be given notice of the default and an opportunity to cure the default or to redeem the financed vehicle may delay the recovery process. See "Material Legal Aspects of the Transaction--Repossession of Vehicles" beginning on page 86 of this prospectus and "--
                             Notice of Sale; Redemption Rights" beginning on page 86 of this prospectus for a further discussion of the limitations on the manner in which motor vehicles may be repossessed and sold.

                             The risk that the amount recovered will be less than the amount due may be increased with respect to the contracts because CarMax Auto Superstores' underwriting procedures allow creditworthy obligors to finance amounts that exceed the value of the related financed vehicles. See "The Originator's Finance Operations--Underwriting
                             Procedures" beginning on page 22 of this prospectus for a further discussion of the circumstances under which the amount financed by CarMax Auto Superstores might exceed the value of the related financed vehicle.

Third Parties Could
Acquire Interests in the
Contracts that Would
Reduce the Funds Available
to Make Payments on Your
Notes or Your
Certificates..........       To facilitate servicing and to reduce
                             administrative burden and expense, the servicer will act as custodian of the contracts and the contracts will not be segregated or otherwise marked to reflect their transfer to the trust. In the absence of a notation on the contracts reflecting the interest of the trust, a third party could acquire an interest in one or more of the contracts that would be superior to the interest of the trust. If that were to happen, payments received on or in respect of those contracts, including amounts recovered in connection with the repossession and sale of the related financed vehicles, would not be available to make payments on the notes or the certificates. See "Material Legal Aspects of the
                             Transaction--Interest in Contracts" beginning on page 84 of this prospectus for a further discussion of the trust's interest in the contracts.

Third Parties Could
Acquire Interests in the
Financed Vehicles that
Would Reduce the Funds
Available to Make Payments
on Your Notes or Your
Certificates...............  To facilitate servicing and to reduce administrative burden and expense, the
                             certificates of title for the financed vehicles will not be marked to reflect the trust's security interest in the financed vehicles. In the absence of a notation on the certificates of title reflecting the interest of the trust, the trust may not have a perfected security interest in one or more of the financed vehicles in some states and a third party could acquire an interest in one or more of the financed vehicles that would be superior to the interest of the trust. If that were to happen, amounts received in connection with a sale or other disposition of those financed vehicles would not be available to make payments on the notes or the certificates. See "Material Legal Aspects of the Transaction-- Security Interest in Vehicles" beginning on page 84 of this prospectus for a further discussion of the trust's security interest in the financed vehicles.

A Bankruptcy of CarMax
Auto Superstores Could
Result in Losses or
Payment Delays With
Respect to Your Notes or
Your Certificates..........  CarMax Auto Superstores will represent and warrant in the purchase agreement that the transfer of the contracts from CarMax Auto Superstores to CarMax Auto Receivables is a sale rather than a financing. If CarMax Auto Superstores were to become the subject of a bankruptcy proceeding, however, the bankruptcy court could conclude that:

                             . the transfer of the contracts from CarMax Auto
                               Superstores to CarMax Auto Receivables should be characterized as a financing and that the contracts should be included as part of CarMax Auto Superstores' bankruptcy estate; or

                             . the transfer of the contracts from CarMax Auto
                               Superstores to CarMax Auto Receivables should be characterized as a sale but the assets and liabilities of CarMax Auto Receivables should be consolidated with the assets and liabilities of CarMax Auto Superstores for purposes of the bankruptcy proceeding.

                             If a bankruptcy court were to reach either of these conclusions, you could experience losses or payment delays with respect to your notes or your certificates because:

                             . the trustees would not be permitted to exercise
                               remedies against CarMax Auto Superstores on your behalf without the permission of the bankruptcy court;

                             . the bankruptcy court could require the trustees
                               to accept property in exchange for the
                               contracts that has less
                               value than the contracts or could reduce the amount of collateral held by the trust;

                             . a tax or government lien on property of CarMax
                               Auto Superstores that arose before the transfer of the contracts to CarMax Auto Receivables could be paid from amounts received on or in respect of the contracts before those amounts were used to make payments on your notes or your certificates; and

                             . the trustees might not have a perfected
                               security interest in one or more of the
                               financed vehicles or amounts collected on or in respect of the contracts held by CarMax Auto Superstores at the time of the commencement of the bankruptcy proceeding.

                             CarMax Auto Receivables has taken steps in structuring the transaction described in this prospectus to reduce the risk that a bankruptcy court would conclude that the transfer of the contracts from CarMax Auto Superstores to CarMax Auto Receivables should be characterized as a financing rather than a sale or that the assets and liabilities of CarMax Auto Receivables should be consolidated with the assets and liabilities of CarMax Auto Superstores for purposes of a bankruptcy proceeding. See "Material Legal Aspects of the Transaction--Bankruptcy Matters" beginning on page 89 of this prospectus for a further discussion of the possibility that the transfer of the contracts from CarMax Auto Superstores to CarMax Auto Receivables would be characterized as a financing rather than a sale. See "Description of CarMax Auto Superstores and CarMax Auto Receivables--CarMax Auto Receivables" beginning on page 41 of this prospectus for a further discussion of the possibility that the assets and the liabilities of CarMax Auto Receivables would be consolidated with the assets and liabilities of CarMax Auto Superstores.

Contract Prepayments Could
Require You to Reinvest
Your Principal Earlier
than Expected at a Lower
Rate of Return........       The contracts can be prepaid in full or in part
                             at any time by the related obligor without penalty. In addition, prepayments can occur as a result of rebates of extended warranty contract costs and insurance premiums, liquidations due to obligor payment defaults, receipts of proceeds from physical damage, theft, credit life and credit disability insurance policies and payments made by CarMax Auto
                             Superstores or the servicer in connection with breaches of representations and warranties. If prepayments on the contracts are more rapid than expected, you may have to reinvest principal earlier than expected at a rate of interest that is less than the rate of interest on the notes or the certificates. The rate of prepayment on the contracts may be influenced by a variety of economic, social, legal and other factors. These factors include, but are not limited to, inflation rates, interest rates offered for other loan products, changes in consumer confidence, changes in employment status and restrictions on transfers of financed vehicles. See "Weighted
                             Average Life of the Offered Securities" beginning on page 33 of this prospectus for a further discussion of contract prepayments.

The Geographic
Concentration of the
Contracts Could Result in
Losses or Payment Delays
With Respect to Your Notes
or Your Certificates.......  As of September 30, 1999, 17.87%, 17.62%, 16.45%,
                             13.73%, 12.18%, 10.16% and 7.67% of the
                             contracts, based on outstanding principal balance, related to obligors with mailing addresses in Texas, Georgia, Florida, Illinois, North Carolina, Maryland and Virginia, respectively. As a result of this geographic concentration, economic, social, legal and other factors affecting these states could cause the number of delinquent or defaulted contracts or the rate of prepayments on the contracts to increase or could cause the amount recovered with respect to defaulted contracts to decrease. These factors include, but are not limited to:

                             . unemployment rates: for example, if a material
                               number of obligors located in one or more concentration states were to lose their jobs, the number of delinquent or defaulted contracts could increase;

                             . changes in consumer debt levels: for example,
                               if uncertain economic conditions in one or more concentration states were to cause a material number of obligors located in those states to begin prepaying outstanding loans, the rate of prepayments on the contracts could increase;

                             . the enactment of new laws that further regulate
                               the motor vehicle lending industry: for
                               example, if one or more concentration states were to enact legislation imposing additional restrictions on the repossession and sale of financed vehicles, the amount recovered with respect to defaulted contracts governed by the laws of those states could decrease; and

                             . natural disasters: for example, if a hurricane
                               or other natural disaster affecting one or more concentration states were to materially adversely affect commercial and financial activities in those states, the number of delinquent or defaulted contracts could increase.

                             If the contracts experience higher delinquencies or losses as a result of these factors, or if the amount recovered with respect to defaulted contracts decreases as a result of these factors, the funds available on any payment date may not be sufficient to pay in full the monthly interest and monthly principal due to the noteholders or the certificateholders on that payment date and you may experience payment delays or losses with respect to your notes or your certificates. If prepayments on the contracts are more rapid than expected as a result of these factors, you may have to reinvest principal earlier than expected at a rate of interest that is less than the rate of interest on the notes or the certificates.

The Insurer Will Be
Entitled to Exercise the
Voting and Other Rights of
the Noteholders and the
Certificateholders Under
the Indenture Prior to an
Insurer Default.......       If a default shall not have occurred and be
                             continuing under the insurance policy, the insurer, rather than the noteholders or the certificateholders, will be entitled to exercise the voting and other rights of the noteholders and the certificateholders under the indenture;
                             provided, however, that the insurer will not be entitled to exercise those rights to amend the indenture in any manner that requires the consent of all noteholders affected by the amendment.

                             See "Description of the Indenture--Modification of Indenture" beginning on page 71 of this prospectus for a further discussion of the circumstances under which the consent of all noteholders is required for an amendment of the indenture.

The Insurer May Control
the Declaration and
Consequences of an Event
of Default Under the
Indenture.............       If an event of default shall have occurred and be
                             continuing under the indenture and a default shall not have occurred and be continuing under the insurance policy, the insurer, rather than the indenture trustee or the noteholders, will control whether the notes are declared immediately due and payable and which rights or remedies under the indenture are exercised following that declaration. The remedies available under the indenture following an event of default include the sale of all or a portion of the property of the trust and the distribution of the sale proceeds to the noteholders and the certificateholders in accordance with the indenture. In addition, if an event of default shall have occurred and be continuing under the indenture and a default shall not have occurred and be continuing under the insurance policy, the insurer may elect to prepay the notes or, if the notes have been paid in full, the certificates in whole or in part. If the notes or the certificates are prepaid through the distribution of sale proceeds or directly by the insurer, you may have to reinvest principal earlier than expected at a rate of interest that is less than the rate of interest on the notes or the certificates. See "Description of the Indenture--
                             Rights Upon Event of Default" beginning on page
                             66 of this prospectus for a further discussion of default remedies under the indenture.

Computer Program Problems
Beginning in the Year 2000
Could Result in Payment
Delays With Respect to
Your Notes or Your
Certificates..........       A number of existing compute systems use two rather
                             than four digits to identify a year. These systems could fail or produce erroneous results during transition from the year 1999 to the year 2000 and thereafter. The servicer has completed a year 2000 conversion project designed to ensure that its computerized information systems will be able to process accurately information that may be date sensitive. The servicer has also identified its key third-party business partners and is coordinating with them to address potential year 2000 issues.
                             The payment of interest and principal on your notes or your certificates could be delayed if the servicer, the owner trustee, the indenture trustee or The Depository Trust Company were to experience problems with its computer systems relating to the year 2000. See "The Originator's Finance Operations
                             --Year 2000 Compliance" beginning on page 28 of this prospectus for a further discussion of the year 2000 problem.

    The remaining portions of this prospectus include a number of capitalized terms that have meanings not evident from their context and that cannot be defined concisely when they are first used. The glossary beginning on page 108 of this prospectus contains the definitions of these capitalized terms.

                            DESCRIPTION OF THE TRUST

Formation of the Trust

    The CarMax Auto Owner Trust 1999-1 was formed on October 8, 1999 as a statutory business trust under the laws of the State of Delaware under a trust agreement between CarMax Auto Receivables and First Union Trust Company, National Association, as owner trustee. The trust agreement will be amended and restated on the closing date in connection with the issuance of the notes and the certificates. See "Description of the Trust Agreement" beginning on page 74 of this prospectus for a further discussion of the amended and restated trust agreement.

    The property of the trust will include a pool of simple interest retail installment sale contracts originated by CarMax Auto Superstores in the ordinary course of business in connection with the sale of new and used motor vehicles and payments due or received on or in respect of the contracts after the Cutoff Date. The principal balance of the contracts was $643,957,759.72 as of the Cutoff Date. See "Description of the Contract Pool" beginning on page 30 of this prospectus for a further discussion of the contract pool.

Issuance of the Securities

    The notes will be issued on or about October 28, 1999 under an indenture between the trust and Bankers Trust Company, as indenture trustee. The principal balance of the notes will equal $631,078,000.00 on the date of issuance. CarMax Auto Receivables cannot assure you that a secondary market for the notes will develop or, if a secondary market does develop, that it will continue or be sufficiently liquid to allow you to resell your notes. See "Description of the Notes" beginning on page 43 of this prospectus for a further discussion of the notes. See "Description of the Indenture" beginning on page 65 of this prospectus for a further discussion of the indenture.

    The certificates will be issued on or about October 28, 1999 under the trust agreement. The principal balance of the certificates will equal $12,879,759.72 on the date of issuance. CarMax Auto Receivables cannot assure you that a secondary market for the certificates will develop or, if a secondary market does develop, that it will continue or be sufficiently liquid to allow you to resell your certificates. See "Description of the Certificates" beginning on page 46 of this prospectus for a further discussion of the certificates.

    On the closing date, each class of notes and the certificates must be rated in the highest applicable category by Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the offered securities pursuant to their terms. CarMax Auto Receivables cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency.

The Trust Property

    The property of the trust will include:

  . the contracts;

  . amounts received on or in respect of the contracts after the Cutoff
    Date;

  . security interests in the vehicles financed under the contracts;

  . any proceeds from claims on or refunds of premiums with respect to various physical damage, theft, credit life and credit disability insurance policies relating to the financed vehicles or the related obligors;

  .the contract files;

  . funds on deposit in the collection account, the note payment account, the certificate payment account and the reserve account;

  . an unconditional and irrevocable insurance policy issued by MBIA
    Insurance Corporation guaranteeing payments of monthly interest and monthly principal on the notes and the certificates and payments of the monthly servicing fee to the servicer;

  . rights under the purchase agreement to cause CarMax Auto Superstores to repurchase contracts affected materially and adversely by breaches of the representations and warranties of CarMax Auto Superstores made in the purchase agreement; and

  . rights under the sale and servicing agreement to cause the servicer to purchase contracts affected materially and adversely by breaches of the representations and warranties of the servicer made in the sale and servicing agreement.

    The trust will not acquire any other assets and will not engage in any business other than acquiring and holding the trust property and issuing and distributing payments on the notes and the certificates. It is not anticipated that the trust will have any need for additional capital resources after the closing date. An audited balance sheet for the trust as of the date of its formation is included on page 115 of this prospectus. The servicer will file with the SEC all reports required with respect to the trust under the Securities Exchange Act of 1934, as amended.

                      THE ORIGINATOR'S FINANCE OPERATIONS

First North American Credit

    CarMax Auto Superstores is a leading retailer of new and used motor vehicles in the United States. CarMax Auto Superstores sells motor vehicles through 37 stores in 11 states and provides its customers with a wide range of related services, including the financing of vehicle purchases through its own financing unit, FNAC, and through third parties, and the sale of extended service contracts and automotive electronic products. The outstanding principal balance of all motor vehicle retail installment sale contracts originated through FNAC was $808,621,842 as of September 30, 1999.

Underwriting Procedures

    FNAC credit applications are accepted at all CarMax Auto Superstores locations. Each application requires that the applicant provide current information regarding his or her employment history, bank accounts, income, debts, credit references and other factors that are relevant to an assessment of creditworthiness. This information is entered into a local terminal and transmitted electronically to FNAC for review. In addition, FNAC obtains one or more credit reports from major credit reporting agencies summarizing each applicant's credit history and payment habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments. FNAC uses credit scoring models developed for FNAC by Fair Issac & Co. to assess objectively an applicant's creditworthiness and to help FNAC quantify credit risk and implement risk adjusted pricing. The credit scoring models, in use since September 1993, are statistically derived from prior credit granting experience and analyze predictive information from the credit applications and credit bureau reports to generate a numerical credit score for each applicant. This numerical credit score indicates the risk associated with extending credit to the applicant. The accuracy and effectiveness of the models are periodically validated by one or more independent third parties, and the models are periodically updated to include current statistical data.

    The majority of all credit applications are accepted or declined automatically. If an applicant meets the minimum credit score requirements using the credit scoring models, the related application is immediately approved. If the applicant does not meet these requirements, the related application is declined. The credit scoring models are also used to identify irregularities in an application or credit file. If FNAC receives an application deemed to be irregular or incomplete or an applicant requests that an application be manually reviewed, that application will be reviewed by an experienced credit underwriter. FNAC's credit underwriters manually approve or decline applications in accordance with credit policies established by senior management.

    Each installment sale contract originated by FNAC in connection with the sale of a new or used motor vehicle is secured by that vehicle. The maximum loan amount for each financed vehicle is determined based upon the creditworthiness of the related obligor and is between 90% and 120% of the selling price of the financed vehicle, including sales tax, license fees and title fees. In most cases, the selling price does not exceed the manufacturer's suggested retail price, in the case of a new vehicle, or the "average blue book value" published by Kelley Blue Book Co., a standard reference source for dealers in used cars, in the case of a used vehicle. The amount financed is often less than the maximum loan amount, however, depending upon the credit needs of the obligor. Furthermore, in each case where the amount financed exceeds the value of the related financed vehicle, FNAC has determined that the creditworthiness of the related obligor supports the additional loan amount. FNAC also finances service and extended warranty contracts purchased with respect to financed vehicles.

    FNAC believes that the resale value of a new vehicle purchased by an obligor will decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment sale contract. FNAC also believes that the resale value of a used vehicle purchased by an obligor will decline, but believes that the amount of the decline, expressed as a percentage of the resale value of the vehicle at the time of purchase, will be less than the amount of the decline, expressed as a percentage of the manufacturer's suggested retail price, in the resale value of a new vehicle. FNAC regularly reviews the quality of its installment sale contracts and periodically conducts quality audits to ensure compliance with its established policies and procedures.

Collection Procedures

    FNAC measures delinquencies by the number of days elapsed from the date a payment is due under an installment sale contract. FNAC considers a contract to be delinquent when the related obligor fails to make a scheduled payment on or before the related due date. If a partial payment is received that is less than the regular monthly payment by more than five dollars, or such other nominal amount as may be determined by senior management, and that deficiency is not cured on or before the related due date, the account will be considered delinquent. FNAC mails a computer-generated delinquency notice to all delinquent obligors when their contracts become 11 days delinquent. FNAC also uses an automated delinquency monitoring system, which assigns delinquent contracts to different categories of collection priority based on the level of delinquency.

    FNAC manages its delinquencies using software that offers the ability to alter collections strategy according to individual account behavior and historical performance. Account risk is determined through the analysis of behavioral factors, such as credit risk at the initiation of the loan, the number of payments made, the level of historical delinquency and the number of times the obligor has failed to keep payment arrangements. FNAC reviews its collections strategy on a daily basis and uses optimization techniques to evaluate its collections strategy.

    FNAC's collection efforts are divided into specific areas depending upon the level of delinquency. Accounts that are fewer than 30 days past due are assigned to the Early Collections Group. The collectors in this group attempt to contact delinquent obligors by telephone or letter based on the level of delinquency and the history of the account. In addition, FNAC's customer service representatives are trained to handle accounts that are fewer than 30 days past due when receiving incoming calls. Accounts that reach a level of delinquency of greater than 30 days past due are assigned to the Late Collections Group, where they are reviewed by senior-level collectors who analyze each account to determine collateral risk. If a collector is unable to confirm payment on an account prior to 45 days delinquency, or if a collector determines that the collateral securing an account is at risk, the collector will recommend repossession of the related vehicle. All repossession recommendations must be reviewed and accepted by a member of management before being forwarded to the repossession department in the Specialty Collections Group.

    Once a vehicle is in FNAC's possession, the related obligor has a redemption period during which he may redeem the vehicle by paying off the related contract in full or by paying off all past due amounts. In either case, the obligor is also required to pay to FNAC the reasonable expenses incurred by FNAC in repossessing, holding and preparing the financed vehicle for disposition and arranging for its sale. In those states in which the Uniform Commercial Code governs the redemption of financed vehicles, the obligor must be given reasonable notice of the date, time and place of any proposed public sale of a repossessed vehicle, or the date after which any proposed private sale of a repossessed vehicle may be held, and may redeem the vehicle at any time prior to sale. In most states in which laws other than the UCC govern the redemption of financed vehicles, the obligor must be given a specified period of time, usually between 10 and 30 days, to redeem a repossessed vehicle. At the conclusion of the redemption period, FNAC sells the vehicle and the remaining principal balance is charged off. All repossession activities are carried out in accordance with applicable state law and related procedures adopted by FNAC. Other departments in the Specialty Collections Group include recovery collections, remarketing, skip tracing, legal and bankruptcy.

    In general, FNAC charges off a contract on the earliest of:

  . the last business day of the month during which any payment, or any part of any payment, due under the contract becomes 120 days or more delinquent, whether or not FNAC has repossessed the motor vehicle securing the contract;

  . if FNAC has repossessed the motor vehicle securing the contract, the last business day of the month during which the motor vehicle is liquidated; and

  . the last business day of the month during which FNAC determines in accordance with its customary practices that the contract is uncollectible.

    FNAC may extend the due date for a current or past due payment for up to 30 days if the related contract has been in existence for at least six months and at least six monthly payments have been made. The total number of extensions an obligor may receive equals the number of years in the original term of the related contract, except that no more than two extensions will be granted during any 12-month period. FNAC will grant extensions only with respect to amounts that are fewer than 30 days past due and only if all other past due amounts are paid in full. In general, if a contract has been confirmed or reaffirmed in a bankruptcy proceeding and the related obligor has thereafter made three consecutive monthly payments, FNAC will return the contract to current status. All exceptions to the extension policy must be approved by FNAC's senior management.

Physical Damage Insurance

    In general, each installment sale contract requires the related obligor to obtain physical damage insurance covering loss or damage to the related financed vehicle. FNAC tracks the status of insurance and attempts to cause obligors to reinstate insurance if the insurance is allowed to lapse. CarMax Auto Receivables cannot assure you, however, that each financed vehicle will at all times be covered by physical damage insurance.

Allocation of Payments

    The contracts will be simple interest contracts. A simple interest contract provides for equal monthly payments that are applied, first, to interest accrued to the date of payment, then to any applicable late charges, then to principal due on the date of payment, then to any other fees due under the contract and then to reduce further the outstanding principal balance of the contract. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest contract, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the contract will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest contract after its contractual due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of the payment applied to reduce the principal balance of the contract will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date. If a contract is liquidated or a financed vehicle is repossessed, amounts recovered are applied first to unpaid interest and principal and any applicable late charges or other fees and then to the expenses of repossession.

Delinquency and Credit Loss Experience

    The following tables set forth delinquency and credit loss information with respect to the motor vehicle retail installment sale contracts originated by CarMax Auto Superstores. CarMax Auto Receivables cannot assure you that the delinquency and credit loss experience of the contract pool will be comparable to that set forth below.

                            Delinquency Experience

                    At September 30, 1999   At September 30, 1998    At December 31, 1998    At December 31, 1997
                    ----------------------  ----------------------  ----------------------  ----------------------
                    Number of               Number of               Number of               Number of
                    Contracts    Amount     Contracts    Amount     Contracts    Amount     Contracts    Amount
                    --------- ------------  --------- ------------  --------- ------------  --------- ------------
Total Contract
Portfolio.........   77,860   $808,621,842   46,184   $467,031,927   52,129   $528,585,348   26,272   $259,517,771
Delinquencies as a
Percentage
of Total Contract
Portfolio
  31-60 Days......     0.86%          0.70%    0.89%          0.63%    0.97%          0.76%    1.23%          0.85%
  61-90 Days......     0.15%          0.09%    0.23%          0.11%    0.23%          0.17%    0.39%          0.18%
  91 Days or
  More............     0.10%          0.07%    0.13%          0.06%    0.11%          0.06%    0.23%          0.08%
Total
Delinquencies as a
Percentage of
Total Contract
Portfolio.........     1.11%          0.86%    1.25%          0.80%    1.31%          0.99%    1.85%          1.11%
Total
Delinquencies.....      870   $  7,026,256      582   $  3,746,369      685   $  5,243,832      485   $  2,894,712
                     At December 31, 1996
                    -----------------------
                    Number of
                    Contracts    Amount
                    --------- -------------
Total Contract
Portfolio.........   14,803   $147,637,677
Delinquencies as a
Percentage
of Total Contract
Portfolio
  31-60 Days......     1.34%          1.09%
  61-90 Days......     0.43%          0.36%
  91 Days or
  More............     0.21%          0.16%
Total
Delinquencies as a
Percentage of
Total Contract
Portfolio.........     1.98%          1.61%
Total
Delinquencies.....      294   $  2,371,184

  The amounts included in the delinquency experience table represent principal amounts only. The delinquency periods included in the delinquency experience table are calculated based on the number of days a payment is contractually past due. All contracts are written off not later than the last business day of the month during which they become 120 days delinquent. As a result, no contract reported as delinquent in the delinquency experience table was more than 119 days delinquent at September 30 or December 31, as applicable.

                             Credit Loss Experience

                              Nine Months Ended
                                September 30,                Year Ended December 31,
                          --------------------------  ----------------------------------------
                              1999          1998          1998          1997          1996
                          ------------  ------------  ------------  ------------  ------------
Total Number of
 Contracts Outstanding
 at Period End..........        77,860        46,184        52,129        26,272        14,803
Average Number of
 Contracts Outstanding
 During the Period......        64,995        36,228        39,201        20,538        11,487
Outstanding Principal
 Amount at Period End...  $808,621,842  $467,031,927  $528,585,348  $259,517,771  $147,637,677
Average Outstanding
 Principal Amount During
 the Period (1).........  $663,390,230  $357,366,975  $392,753,294  $194,539,224  $117,361,052
Gross Charge-Offs (2)...  $  3,304,678  $  1,790,149  $  2,726,477  $  2,110,135  $  1,181,456
Recoveries (3)..........  $  1,228,182  $    591,449  $    808,926  $    665,576  $    272,884
Net Losses..............  $  2,076,496  $  1,198,700  $  1,917,551  $  1,444,559  $    908,572
Net Losses as a
 Percentage of the
 Average Outstanding
 Principal Amount.......          0.42%         0.45%         0.49%         0.74%         0.77%

--------
(1) The average outstanding principal amount for any period equals the average of the monthly average outstanding principal amount of the retail installment sale contracts during that period.

(2) The gross charge-offs for any period equal the total principal amount due on all installment sale contracts determined to be uncollectible during that period minus the total amount recovered during that period from the repossession and sale of financed vehicles.

(3) The recoveries for any period equal the total amount recovered during that period on installment sale contracts previously charged off, including the fair market value of unsold vehicles repossessed during that period.

    The percentages for the nine months ended September 30, 1998 and September 30, 1999 are annualized and are not necessarily indicative of a full year's actual results.

Delinquency and Credit Loss Trends

    As indicated in the delinquency experience table, delinquencies on CarMax Auto Superstores' motor vehicle installment sale contract portfolio, based on principal balances more than 30 days past due and expressed as a percentage of the total contract portfolio, decreased from 1.61% at December 31, 1996 to 1.11% at December 31, 1997 to 0.99% at December 31, 1998 to 0.86% at September 30, 1999.

    As indicated in the credit loss experience table, net losses on CarMax Auto Superstores' motor vehicle installment sale contract portfolio, expressed as a percentage of the average outstanding principal balance of the contracts, decreased from 0.77% for the year ended December 31, 1996 to 0.74% for the year ended December 31, 1997 to 0.49% for the year ended December 31, 1998 to 0.42% for the nine months ended September 30, 1999.

    CarMax Auto Superstores believes that this improvement in delinquency and credit loss performance over the past three years is attributable to a number of factors, including the following:

  . consistent credit underwriting, provided by empirically derived credit scoring models which help FNAC quantify credit risk and implement risk adjusted pricing;

  . consistent collateral quality, achieved through selective vehicle acquisition and a thorough reconditioning process to meet CarMax Auto Superstores' high mechanical, electrical and safety standards; and

  . innovative collection strategies, including the use of behavioral models to manage the collection processes and periodic default risk reviews through risk score updates on outstanding loans.

    CarMax Auto Superstores' expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important economic, social, legal and other factors that could cause actual results to differ materially from those projected. These factors include, but are not limited to, inflation rates, unemployment rates, changes in consumer debt levels, changes in the market for used vehicles and the enactment of new laws that further regulate the motor vehicle lending industry.

Year 2000 Compliance

    A number of existing computer systems use two rather than four digits to identify a year. Using two digits to define dates after January 1, 2000 could result in system failures or miscalculations that disrupt operations including a temporary inability to process transactions, process invoices or engage in similar normal business activities. In addition to computer systems, any equipment with embedded systems that involve date-sensitive functions are at risk if two digits have been used rather than four. Embedded systems are specialized microchips used to control, monitor or assist the operation of electrical equipment.

    In 1997, CarMax Auto Superstores, as part of the more wide-ranging year 2000 compliance efforts of its corporate parent, Circuit City Stores, Inc., began a year 2000 date conversion project to address any necessary code changes, testing and implementation for its systems. This project includes internally developed information technology systems, purchased and leased software and hardware, embedded systems and electronic data interchange transaction processing. CarMax Auto Superstores has employed internal resources, including management information systems developers and operations personnel, to reprogram or replace, where necessary, and test its software for year 2000 compliance.

    CarMax Auto Superstores has completed its remediation, forward-date testing and implementation efforts for its internally developed and externally purchased systems. CarMax Auto Superstores has also completed replacement work and enterprise-level testing. With regard to embedded systems, CarMax Auto Superstores has identified 204 distinct makes and models used for environmental controls, fire detection and monitoring, burglar detection and monitoring, elevators, office equipment and uninterruptible power supplies. All of these embedded systems have been vendor certified as capable of appropriate function in year 2000 or are no longer in use by CarMax Auto Superstores.

    CarMax Auto Superstores also has identified its key third-party business partners and is coordinating with them to address potential year 2000 issues. CarMax Auto Superstores has communicated with all key third-party business partners, and no material potential problems have been identified. Risks and business impacts have been assigned to all vendor products and services. Current action statements and contingency plans have been developed by CarMax Auto Superstores for products and services believed to be at high or medium risk of non-compliance.

    Because CarMax Auto Superstores' computer systems were developed in recent years, CarMax Auto Superstores does not expect to incur any additional material costs related to the year 2000 issue. The trust, the noteholders and the certificateholders will not bear any of CarMax Auto Superstores' costs in connection with year 2000 remediation.

    With respect to year 2000 risks, CarMax Auto Superstores believes it has identified all critical areas and is in the process of developing contingency plans and conducting end-to-end testing for those critical areas identified. Critical is defined as any business process or application failure that would result in a material financial, legal or operational impact. If CarMax Auto Superstores' remediation efforts and the remediation efforts of third parties fail, which CarMax Auto Superstores believes is the most reasonably likely worst case scenario, CarMax Auto Superstores' contingency plans include performing processes manually while working to assess and correct any errors in the current systems and possibly changing suppliers. These plans are intended to enable CarMax Auto Superstores to continue operating even if a degree of business interruption occurs on January 1, 2000. CarMax Auto Superstores believes that the risks presented by the year 2000 issue are unique given the pervasive nature of the problem and the higher likelihood that year 2000 risk may present itself in multiple, simultaneous impacts. Accordingly, CarMax Auto Superstores' contingency planning process is an ongoing one that will require further modifications as CarMax Auto Superstores obtains additional information.

    The costs of the year 2000 project and the dates on which CarMax Auto Superstores plans to complete its year 2000 modifications are based on management's estimates, which were derived utilizing numerous assumptions of future events including the continued availability of resources, third-party modification plans and other factors. Year 2000 issues, however, present a number of risks that are beyond CarMax Auto Superstores' reasonable control, such as the failure of utility companies to deliver electricity, the failure of telecommunications companies to provide voice and data services, the failure of financial institutions to process transactions and transfer funds and the collateral effects on CarMax Auto Superstores of the effects of year 2000 issues on the economy in general or on CarMax Auto Superstores' business partners and customers. Although CarMax Auto Superstores believes that its year 2000 compliance program is designed to appropriately identify and address those year 2000 issues that are subject to its reasonable control, CarMax Auto Superstores can make no assurance that its efforts will be fully effective or that the year 2000 issues will not have a material adverse effect on its ability to act as servicer.

                        DESCRIPTION OF THE CONTRACT POOL

Selection Criteria

    The contracts were originated by CarMax Auto Superstores in the ordinary course of business in connection with the sale of new and used motor vehicles. The contracts were selected from CarMax Auto Superstores' portfolio of motor vehicle retail installment sale contracts based on several criteria, including that each contract:

  . is secured by a new or used motor vehicle;

  . had an original principal balance of not more than $50,000 and a remaining principal balance as of the Cutoff Date of not less than $500;

  . had an original term to maturity of not more than 72 months and not less than 12 months and a remaining term to maturity as of the Cutoff Date of not more than 70 months and not less than three months;

  . is a simple interest contract;

  . has a contract rate of interest of at least 5% and not more than 25%;

  . provides for level monthly payments that fully amortize the amount financed over the original term to maturity of the contract, except that the period between the contract date and the first installment date may be less than or greater than one month and the first and last payments may be less than or minimally greater than the level payments;

  . relates to an obligor who has made at least two payments as of the Cutoff Date;

  . was not delinquent more than 30 days as of the Cutoff Date;

  . is not secured by a financed vehicle that had been repossessed as of the Cutoff Date;

  . does not relate to an obligor that was the subject of a bankruptcy proceeding as of the Cutoff Date;

  . is evidenced by only one original document; and

  . was not selected using selection procedures believed by CarMax Auto
    Superstores or CarMax Auto Receivables to be adverse to the noteholders or the certificateholders.

    CarMax Auto Receivables will not be permitted or required to add contracts to the contract pool or remove contracts from the contract pool after the Cutoff Date other than in connection with the repurchase of contracts as to which there has been a breach of a representation or warranty under the purchase agreement or the sale and servicing agreement.

Characteristics of the Contracts

    The following tables set forth information with respect to the contracts as of the Cutoff Date. If there is a material adverse change in the characteristics of the contracts between the Cutoff Date and the date on which the offering price for the notes and the certificates is determined, CarMax Auto Receivables will send you updated information with respect to the contracts. In each case where information in the following tables is presented as a percentage of the aggregate principal balance of the contracts or as a percentage of the total number of contracts, the sum of the percentages presented may be less than or greater than 100% due to rounding.

                          Composition of the Contracts
                             as of the Cutoff Date

                            Number of     Aggregate         Original      Weighted Average
                            Contracts Principal Balance Principal Balance  Contract Rate
                            --------- ----------------- ----------------- ----------------
   New Motor Vehicles......   2,176    $ 32,304,744.61   $ 39,063,009.51        8.98%
   Used Motor Vehicles.....  61,380     611,653,015.11    777,570,766.73       10.66
                             ------    ---------------   ---------------       -----
     Total.................  63,556    $643,957,759.72   $816,633,776.24       10.58%
                             ======    ===============   ===============       =====

                                                  Weighted      Percentage of
                               Weighted Average    Average        Aggregate
                                Remaining Term  Original Term Principal Balance
                               ---------------- ------------- -----------------
   New Motor Vehicles.....        52 months       62 months          5.02%
   Used Motor Vehicles....        46              58                94.98
                                  ---------       ---------        ------
     Total................        47 months       58 months        100.00%
                                  =========       =========        ======

    As used in the composition table, weighted average remaining term and weighted average original term are calculated based on the scheduled maturities of the contracts and assuming no prepayments of the contracts.

                Distribution of the Contracts by Remaining Term
                             as of the Cutoff Date

                                       Percentage of                      Percentage of
                            Number of Total Number of     Aggregate         Aggregate
     Remaining Term Range   Contracts    Contracts    Principal Balance Principal Balance
     --------------------   --------- --------------- ----------------- -----------------
    1 to 12 months.........   1,642         2.58%      $  3,797,160.58         0.59%
   13 to 24 months.........   5,651         8.89         27,176,242.85         4.22
   25 to 36 months.........  11,772        18.52         88,046,917.68        13.67
   37 to 48 months.........  19,838        31.21        198,323,855.92        30.80
   49 to 60 months.........  20,848        32.80        267,819,606.20        41.59
   61 to 72 months.........   3,805         5.99         58,793,976.49         9.13
                             ------       ------       ---------------       ------
     Total.................  63,556       100.00%      $643,957,759.72       100.00%
                             ======       ======       ===============       ======

            Distribution of the Contracts by Obligor Mailing Address
                             as of the Cutoff Date

                                        Percentage of                      Percentage of
                             Number of Total Number of     Aggregate         Aggregate
   Obligor Mailing Address   Contracts    Contracts    Principal Balance Principal Balance
   -----------------------   --------- --------------- ----------------- -----------------
   District of Columbia
    (D.C.).................      291         0.46%      $  2,898,053.39         0.45%
   Florida.................   10,678        16.80        105,907,769.93        16.45
   Georgia.................   11,633        18.30        113,489,260.75        17.62
   Illinois................    7,958        12.52         88,446,782.24        13.73
   Maryland................    5,978         9.41         65,445,071.01        10.16
   North Carolina..........    8,475        13.33         78,412,852.95        12.18
   South Carolina..........      702         1.10          7,539,752.93         1.17
   Texas...................   10,738        16.90        115,056,235.31        17.87
   Virginia................    5,321         8.37         49,371,803.27         7.67
   Wisconsin...............      270         0.42          3,686,783.35         0.57
   Other...................    1,512         2.38         13,703,394.59         2.13
                              ------       ------       ---------------       ------
     Total.................   63,556       100.00%      $643,957,759.72       100.00%
                              ======       ======       ===============       ======

    Each state included in the "other" category in the distribution by obligor mailing address table accounted for less than 0.30% of the total number of contracts and less than 0.30% of the aggregate principal balance of the contracts as of the Cutoff Date.

          Distribution of the Contracts by Financed Vehicle Model Year
                             as of the Cutoff Date

                                       Percentage of                      Percentage of
                            Number of Total Number of     Aggregate         Aggregate
          Model Year        Contracts    Contracts    Principal Balance Principal Balance
          ----------        --------- --------------- ----------------- -----------------
   1988 and earlier........      69         0.11%      $    226,426.14         0.04%
   1989....................     232         0.37            879,911.48         0.14
   1990....................     477         0.75          2,282,296.21         0.35
   1991....................     864         1.36          4,544,983.64         0.71
   1992....................   1,700         2.67         10,020,036.29         1.56
   1993....................   3,828         6.02         24,385,409.80         3.79
   1994....................   7,635        12.01         58,247,897.93         9.05
   1995....................  17,301        27.22        165,672,320.06        25.73
   1996....................  16,657        26.21        186,996,529.87        29.04
   1997....................  10,521        16.55        127,799,657.19        19.85
   1998....................   2,862         4.50         38,722,037.70         6.01
   1999....................   1,342         2.11         23,169,824.11         3.60
   2000....................      68         0.11          1,010,429.30         0.16
                             ------       ------       ---------------       ------
     Total.................  63,556       100.00%      $643,957,759.72       100.00%
                             ======       ======       ===============       ======

                 Distribution of the Contracts by Contract Rate
                             as of the Cutoff Date

                                       Percentage of                      Percentage of
                            Number of Total Number of     Aggregate         Aggregate
     Contract Rate Range    Contracts    Contracts    Principal Balance Principal Balance
     -------------------    --------- --------------- ----------------- -----------------
    5.000 to 5.999%........   1,009         1.59%      $ 10,061,793.19         1.56%
    6.000 to 6.999%........     695         1.09          7,768,647.12         1.21
    7.000 to 7.999%........   4,663         7.34         56,071,303.85         8.71
    8.000 to 8.999%........   8,801        13.85         94,659,650.03        14.70
    9.000 to 9.999%........  19,370        30.48        198,200,150.01        30.78
   10.000 to 10.999%.......   8,798        13.84         92,992,993.54        14.44
   11.000 to 11.999%.......   4,329         6.81         44,695,193.15         6.94
   12.000 to 12.999%.......   3,851         6.06         37,595,741.78         5.84
   13.000 to 13.999%.......   3,407         5.36         30,224,602.09         4.69
   14.000 to 14.999%.......   2,430         3.82         21,622,634.81         3.36
   15.000 to 15.999%.......   2,398         3.77         22,842,978.50         3.55
   16.000 to 16.999%.......   1,658         2.61         12,408,040.15         1.93
   17.000 to 17.999%.......   1,273         2.00          8,850,194.74         1.37
   More than 17.999%.......     874         1.38          5,963,836.76         0.93
                             ------       ------       ---------------       ------
     Total.................  63,556       100.00%      $643,957,759.72       100.00%
                             ======       ======       ===============       ======

                WEIGHTED AVERAGE LIFE OF THE OFFERED SECURITIES

    The weighted average life of the offered securities will be influenced by the rate at which the principal balances of the contracts are paid. The contracts can be prepaid in full or in part at any time by the related obligor without penalty. In addition, prepayments can occur as a result of rebates of extended warranty contract costs and insurance premiums, liquidations due to obligor payment defaults, receipts of proceeds from physical damage, theft, credit life and credit disability insurance policies and payments made by CarMax Auto Superstores or the servicer in connection with breaches of representations and warranties under the purchase agreement or the sale and servicing agreement. The rate of prepayment on the contracts may be influenced by a variety of economic, social, legal and other factors. These factors include, but are not limited to, inflation rates, interest rates offered for other loan products, changes in consumer confidence, changes in employment status and restrictions on transfers of financed vehicles. In light of these factors, CarMax Auto Receivables cannot assure you as to the amount of principal payments to be made on the offered securities on any Payment Date or that the offered securities will not be paid earlier than the applicable final scheduled Payment Date. You will bear the risk of not being able to reinvest early principal payments on the offered securities at yields at least equal to the yield on your offered securities.

    Prepayments on retail installment sale contracts, such as the contracts, can be measured relative to a prepayment standard or model. The model used in this prospectus is the ABS model. The ABS model represents an assumed rate of prepayment each month relative to the original number of contracts in a pool. The ABS model further assumes that all of the contracts are the same size and amortize at the same rate and that each will be paid as scheduled or will be prepaid in full. For example, in a pool of contracts originally containing 100 contracts, a 1.0% ABS percentage means that one contract prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a description of historical prepayment experience or a prediction of future prepayment experience.

    The tables on pages 36 to 38 have been prepared on the basis of various assumptions, including that:

  . the contracts prepay in full at the specified monthly ABS percentage;

  . each scheduled payment on the contracts is made on the last day of each month and includes a full month of interest, and each month has 30 days;

  . distributions on the notes and the certificates are paid in cash on each Payment Date commencing December 15, 1999, and each Payment Date occurs on the 15th day of a month;

  . the closing date for the notes and the certificates occurs on October
    27, 1999;

  . no defaults or delinquencies occur in the payment of any of the contracts;

  . no contracts are repurchased due to a breach of any representation or warranty or for any other reason; and

  . the servicer exercises on the first possible Payment Date its right to purchase from the trust all remaining contracts in the contract pool.

    The tables indicate the projected weighted average life of the notes and the certificates. The tables set forth:

  . the percentage of the initial principal balance of each class of notes that is projected to be outstanding after each of the Payment Dates shown at specified ABS percentages; and

  . the percentage of the initial principal balance of the certificates that is projected to be outstanding after each of the Payment Dates shown at specified ABS percentages.

    The tables also assume that the contracts have been aggregated into 13 hypothetical pools with all of the contracts within each pool having the following characteristics:

                                                Weighted Average Weighted Average
                 Cutoff Date                     Original Term    Remaining Term
      Pool        Principal    Weighted Average   to Maturity      to Maturity
      Number       Balance      Contract Rate     (in Months)      (in Months)
      ------   --------------- ---------------- ---------------- ----------------
      1        $ 19,018,158.88       9.995%            34               28
      2           5,828,899.04      12.406%            35               18
      3          77,544,804.57      11.126%            47               41
      4          28,144,714.70      11.630%            47               29
      5           5,833,990.84      10.834%            47               16
      6         195,581,687.36      10.015%            60               54
      7         100,191,541.83      10.570%            59               42
      8          25,358,510.93      10.454%            59               30
      9           7,439,469.80      10.785%            58               17
      10        115,146,825.12      10.933%            67               60
      11         49,870,262.18      10.766%            66               49
      12          9,980,991.89       9.660%            66               36
      13          4,017,902.58      10.189%            66               23
               ---------------
      Total    $643,957,759.72
               ===============

    The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These tables are provided to illustrate how the principal balances of the notes and the certificates may decline. The actual characteristics and performance of the contracts will differ from the assumptions used in constructing the tables, however, and it is highly unlikely that the contracts will prepay at a constant ABS percentage until maturity or that all of the contracts will prepay at the same ABS percentage. In addition, the diverse terms of the contracts within each of the hypothetical pools could produce slower or faster rates of principal payments than indicated in the tables at the various specified ABS percentages. Any difference between the assumptions and the actual characteristics, performance and prepayment experience of the contracts will affect the weighted average lives of the notes and the certificates.

  IMPORTANT NOTICE REGARDING CALCULATION OF THE WEIGHTED AVERAGE LIFE AND THE
      ASSUMPTIONS UPON WHICH THE TABLES ON PAGES 36 TO 38 ARE BASED

     The weighted average life of each class of notes is determined by:

   . multiplying the amount of each principal payment on that class by the number of years from the closing date to the related Payment Date;

   . adding the results; and

   . dividing the sum by the initial principal balance of that class.

     The weighted average life of the certificates is determined by:

   . multiplying the amount of each principal payment on the certificates by the number of years from the closing date to the related Payment Date;

   . adding the results; and

   . dividing the sum by the initial principal balance of the certificates.

     The tables on pages 36 to 38 have been prepared based on, and should be read in conjunction with, the assumptions described on page 34, including the assumptions regarding the characteristics and performance of the contracts. The assumed characteristics and performance of the contracts will differ from the actual characteristics and performance of the contracts.

           Percent of Initial Note Balance at Various ABS Percentages

                                     Class A-1 Notes             Class A-2 Notes
                               --------------------------- ---------------------------
           Payment Date        0.50%  1.00%  1.50%  1.80%  0.50%  1.00%  1.50%  1.80%
     ------------------------  ------ ------ ------ ------ ------ ------ ------ ------
     Closing Date............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   1 December, 1999..........   79.8%  75.0%  69.2%  65.0% 100.0% 100.0% 100.0% 100.0%
   2 January, 2000...........   69.7%  62.6%  54.2%  48.0% 100.0% 100.0% 100.0% 100.0%
   3 February, 2000..........   59.7%  50.4%  39.4%  31.3% 100.0% 100.0% 100.0% 100.0%
   4 March, 2000.............   49.6%  38.3%  24.9%  15.1% 100.0% 100.0% 100.0% 100.0%
   5 April, 2000.............   39.6%  26.3%  10.6%   0.0% 100.0% 100.0% 100.0%  99.4%
   6 May, 2000...............   29.6%  14.5%   0.0%   0.0% 100.0% 100.0%  97.5%  87.9%
   7 June, 2000..............   19.6%   2.8%   0.0%   0.0% 100.0% 100.0%  87.3%  76.6%
   8 July, 2000..............    9.7%   0.0%   0.0%   0.0% 100.0%  93.5%  77.3%  65.7%
   9 August, 2000............    0.0%   0.0%   0.0%   0.0%  99.8%  84.9%  67.5%  55.0%
  10 September, 2000.........    0.0%   0.0%   0.0%   0.0%  92.4%  76.5%  57.9%  44.7%
  11 October, 2000...........    0.0%   0.0%   0.0%   0.0%  85.1%  68.2%  48.5%  34.6%
  12 November, 2000..........    0.0%   0.0%   0.0%   0.0%  77.7%  60.0%  39.4%  24.9%
  13 December, 2000..........    0.0%   0.0%   0.0%   0.0%  70.4%  51.9%  30.5%  15.5%
  14 January, 2001...........    0.0%   0.0%   0.0%   0.0%  63.1%  43.9%  21.8%   6.4%
  15 February, 2001..........    0.0%   0.0%   0.0%   0.0%  55.8%  36.0%  13.3%   0.0%
  16 March, 2001.............    0.0%   0.0%   0.0%   0.0%  48.7%  28.4%   5.1%   0.0%
  17 April, 2001.............    0.0%   0.0%   0.0%   0.0%  41.8%  21.0%   0.0%   0.0%
  18 May, 2001...............    0.0%   0.0%   0.0%   0.0%  35.1%  13.9%   0.0%   0.0%
  19 June, 2001..............    0.0%   0.0%   0.0%   0.0%  28.4%   6.9%   0.0%   0.0%
  20 July, 2001..............    0.0%   0.0%   0.0%   0.0%  21.7%   0.0%   0.0%   0.0%
  21 August, 2001............    0.0%   0.0%   0.0%   0.0%  15.0%   0.0%   0.0%   0.0%
  22 September, 2001.........    0.0%   0.0%   0.0%   0.0%   8.4%   0.0%   0.0%   0.0%
  23 October, 2001...........    0.0%   0.0%   0.0%   0.0%   1.8%   0.0%   0.0%   0.0%
  24 November, 2001..........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  25 December, 2001..........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  26 January, 2002...........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  27 February, 2002..........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  28 March, 2002.............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  29 April, 2002.............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  30 May, 2002...............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  31 June, 2002..............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  32 July, 2002..............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  33 August, 2002............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  34 September, 2002.........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  35 October, 2002...........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  36 November, 2002..........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  37 December, 2002..........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  38 January, 2003...........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  39 February, 2003..........    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  40 March, 2003.............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  41 April, 2003.............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  42 May, 2003...............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  43 June, 2003..............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
  44 July, 2003..............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
     Weighted Average Life
     (In Years)..............    0.43   0.36   0.30   0.27   1.42   1.20   1.00   0.89

        Percent of Initial Note Balance at Various ABS Percentages

                                     Class A-3 Notes             Class A-4 Notes
                               --------------------------- ---------------------------
           Payment Date        0.50%  1.00%  1.50%  1.80%  0.50%  1.00%  1.50%  1.80%
     ------------------------  ------ ------ ------ ------ ------ ------ ------ ------
     Closing Date............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   1 December, 1999..........  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   2 January, 2000...........  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   3 February, 2000..........  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   4 March, 2000.............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   5 April, 2000.............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   6 May, 2000...............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   7 June, 2000..............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   8 July, 2000..............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
   9 August, 2000............  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
  10 September, 2000.........  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
  11 October, 2000...........  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
  12 November, 2000..........  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
  13 December, 2000..........  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
  14 January, 2001...........  100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%
  15 February, 2001..........  100.0% 100.0% 100.0%  97.3% 100.0% 100.0% 100.0% 100.0%
  16 March, 2001.............  100.0% 100.0% 100.0%  87.4% 100.0% 100.0% 100.0% 100.0%
  17 April, 2001.............  100.0% 100.0%  96.8%  77.9% 100.0% 100.0% 100.0% 100.0%
  18 May, 2001...............  100.0% 100.0%  88.0%  68.8% 100.0% 100.0% 100.0% 100.0%
  19 June, 2001..............  100.0% 100.0%  79.4%  60.1% 100.0% 100.0% 100.0% 100.0%
  20 July, 2001..............  100.0% 100.0%  71.1%  51.6% 100.0% 100.0% 100.0% 100.0%
  21 August, 2001............  100.0%  92.0%  63.0%  43.4% 100.0% 100.0% 100.0% 100.0%
  22 September, 2001.........  100.0%  84.2%  55.2%  35.6% 100.0% 100.0% 100.0% 100.0%
  23 October, 2001...........  100.0%  76.6%  47.6%  28.1% 100.0% 100.0% 100.0% 100.0%
  24 November, 2001..........   94.5%  69.1%  40.3%  21.0% 100.0% 100.0% 100.0% 100.0%
  25 December, 2001..........   86.9%  61.7%  33.2%  14.2% 100.0% 100.0% 100.0% 100.0%
  26 January, 2002...........   79.4%  54.5%  26.4%   7.8% 100.0% 100.0% 100.0% 100.0%
  27 February, 2002..........   71.8%  47.3%  19.9%   1.7% 100.0% 100.0% 100.0% 100.0%
  28 March, 2002.............   64.7%  40.7%  13.8%   0.0% 100.0% 100.0% 100.0%  92.2%
  29 April, 2002.............   58.1%  34.5%   8.2%   0.0% 100.0% 100.0% 100.0%  81.7%
  30 May, 2002...............   51.9%  28.8%   3.0%   0.0% 100.0% 100.0% 100.0%  71.8%
  31 June, 2002..............   45.8%  23.1%   0.0%   0.0% 100.0% 100.0%  95.8%  62.4%
  32 July, 2002..............   39.7%  17.6%   0.0%   0.0% 100.0% 100.0%  86.0%   0.0%
  33 August, 2002............   33.6%  12.2%   0.0%   0.0% 100.0% 100.0%  76.6%   0.0%
  34 September, 2002.........   27.6%   6.9%   0.0%   0.0% 100.0% 100.0%  67.7%   0.0%
  35 October, 2002...........   21.5%   1.7%   0.0%   0.0% 100.0% 100.0%  59.3%   0.0%
  36 November, 2002..........   15.7%   0.0%   0.0%   0.0% 100.0%  93.5%   0.0%   0.0%
  37 December, 2002..........    9.8%   0.0%   0.0%   0.0% 100.0%  83.6%   0.0%   0.0%
  38 January, 2003...........    4.0%   0.0%   0.0%   0.0% 100.0%  74.0%   0.0%   0.0%
  39 February, 2003..........    0.0%   0.0%   0.0%   0.0%  96.4%  64.6%   0.0%   0.0%
  40 March, 2003.............    0.0%   0.0%   0.0%   0.0%  84.7%   0.0%   0.0%   0.0%
  41 April, 2003.............    0.0%   0.0%   0.0%   0.0%  75.0%   0.0%   0.0%   0.0%
  42 May, 2003...............    0.0%   0.0%   0.0%   0.0%  68.0%   0.0%   0.0%   0.0%
  43 June, 2003..............    0.0%   0.0%   0.0%   0.0%  60.9%   0.0%   0.0%   0.0%
  44 July, 2003..............    0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%
     Weighted Average Life
     (In Years)..............    2.64   2.34   2.00   1.80   3.62   3.31   2.95   2.64

     Percent of Initial Certificate Balance at Various ABS Percentages

                                                            Certificates
                                                     ---------------------------
                      Payment Date                   0.50%  1.00%  1.50%  1.80%
     ----------------------------------------------  ------ ------ ------ ------
     Closing Date..................................  100.0% 100.0% 100.0% 100.0%
   1 December, 1999................................  100.0% 100.0% 100.0% 100.0%
   2 January, 2000.................................  100.0% 100.0% 100.0% 100.0%
   3 February, 2000................................  100.0% 100.0% 100.0% 100.0%
   4 March, 2000...................................  100.0% 100.0% 100.0% 100.0%
   5 April, 2000...................................  100.0% 100.0% 100.0% 100.0%
   6 May, 2000.....................................  100.0% 100.0% 100.0% 100.0%
   7 June, 2000....................................  100.0% 100.0% 100.0% 100.0%
   8 July, 2000....................................  100.0% 100.0% 100.0% 100.0%
   9 August, 2000..................................  100.0% 100.0% 100.0% 100.0%
  10 September, 2000...............................  100.0% 100.0% 100.0% 100.0%
  11 October, 2000.................................  100.0% 100.0% 100.0% 100.0%
  12 November, 2000................................  100.0% 100.0% 100.0% 100.0%
  13 December, 2000................................  100.0% 100.0% 100.0% 100.0%
  14 January, 2001.................................  100.0% 100.0% 100.0% 100.0%
  15 February, 2001................................  100.0% 100.0% 100.0% 100.0%
  16 March, 2001...................................  100.0% 100.0% 100.0% 100.0%
  17 April, 2001...................................  100.0% 100.0% 100.0% 100.0%
  18 May, 2001.....................................  100.0% 100.0% 100.0% 100.0%
  19 June, 2001....................................  100.0% 100.0% 100.0% 100.0%
  20 July, 2001....................................  100.0% 100.0% 100.0% 100.0%
  21 August, 2001..................................  100.0% 100.0% 100.0% 100.0%
  22 September, 2001...............................  100.0% 100.0% 100.0% 100.0%
  23 October, 2001.................................  100.0% 100.0% 100.0% 100.0%
  24 November, 2001................................  100.0% 100.0% 100.0% 100.0%
  25 December, 2001................................  100.0% 100.0% 100.0% 100.0%
  26 January, 2002.................................  100.0% 100.0% 100.0% 100.0%
  27 February, 2002................................  100.0% 100.0% 100.0% 100.0%
  28 March, 2002...................................  100.0% 100.0% 100.0% 100.0%
  29 April, 2002...................................  100.0% 100.0% 100.0% 100.0%
  30 May, 2002.....................................  100.0% 100.0% 100.0% 100.0%
  31 June, 2002....................................  100.0% 100.0% 100.0% 100.0%
  32 July, 2002....................................  100.0% 100.0% 100.0%   0.0%
  33 August, 2002..................................  100.0% 100.0% 100.0%   0.0%
  34 September, 2002...............................  100.0% 100.0% 100.0%   0.0%
  35 October, 2002.................................  100.0% 100.0% 100.0%   0.0%
  36 November, 2002................................  100.0% 100.0%   0.0%   0.0%
  37 December, 2002................................  100.0% 100.0%   0.0%   0.0%
  38 January, 2003.................................  100.0% 100.0%   0.0%   0.0%
  39 February, 2003................................  100.0% 100.0%   0.0%   0.0%
  40 March, 2003...................................  100.0%   0.0%   0.0%   0.0%
  41 April, 2003...................................  100.0%   0.0%   0.0%   0.0%
  42 May, 2003.....................................  100.0%   0.0%   0.0%   0.0%
  43 June, 2003....................................  100.0%   0.0%   0.0%   0.0%
  44 July, 2003....................................    0.0%   0.0%   0.0%   0.0%
     Weighted Average Life
     (In Years)....................................    3.72   3.38   3.05   2.72

               ALLOCATION OF PRINCIPAL BALANCES; MONTHLY REPORTS

    A portion of the principal balance of each class of notes will be allocated to each holder of that class based on a pool factor for that class calculated by the servicer prior to each Payment Date. The pool factor for each class of notes as of the last day of any month will equal the remaining principal balance of that class as of the following Payment Date, after giving effect to all payments of principal to be made to the holders of that class on that Payment Date, divided by the initial principal balance of that class. The pool factor for each class of notes will be 1.0000000 as of the closing date and thereafter will decline to reflect reductions in the principal balance of that class. The portion of the principal balance of any class of notes allocable to each holder of that class will equal the product of the original denomination of the note held by that holder and the pool factor for that class at the time of determination.

    A portion of the principal balance of the certificates will be allocated to each certificateholder based on a certificate pool factor calculated by the servicer prior to each Payment Date. The certificate pool factor as of the last day of any month will equal the remaining principal balance of the certificates as of the following Payment Date, after giving effect to all payments of principal to be made to the certificateholders on that Payment Date, divided by the initial principal balance of the certificates. The certificate pool factor will be 1.0000000 as of the closing date and thereafter will decline to reflect reductions in the principal balance of the certificates. The portion of the principal balance of the certificates allocable to each certificateholder will equal the product of the original denomination of the certificate held by that holder and the certificate pool factor at the time of determination.

    The noteholders and the certificateholders will receive reports on or about each Payment Date concerning payments received on the contracts, the principal balance of the contracts, each pool factor for each class of notes and the certificate pool factor. In addition, the noteholders and the certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Collections and Payments--Statements to Noteholders" beginning on page 60 of this prospectus and "--Statements to Certificateholders" beginning on page 61 of this prospectus for a further discussion of the information to be furnished to securityholders.

                                USE OF PROCEEDS

    On the closing date, CarMax Auto Receivables will transfer the contracts to the trust in exchange for the net proceeds from the sale of the notes and the certificates. CarMax Auto Receivables will apply the net proceeds from the sale of the notes and the certificates to make an initial deposit to the reserve account on the closing date and to purchase the contracts from CarMax Auto Superstores. CarMax Auto Superstores will use the proceeds from the sale of the contracts to CarMax Auto Receivables to repay existing debt and for general corporate purposes. The price the trust will pay to CarMax Auto Receivables for the contracts will represent the net proceeds received from the sale of the notes and the certificates. CarMax Auto Superstores will apply the amounts received by it from CarMax Auto Receivables to pay down certificates issued by it and owned by a commercial paper vehicle administered by an affiliate of Banc of America Securities LLC.

                     DESCRIPTION OF CARMAX AUTO SUPERSTORES
                          AND CARMAX AUTO RECEIVABLES

CarMax Auto Superstores

    CarMax Auto Superstores is a leading retailer of new and used motor vehicles in the United States. CarMax Auto Superstores opened its first store in Richmond, Virginia in September 1993 and currently operates 37 stores in 11 states. CarMax Auto Superstores was incorporated in Virginia and is a wholly-owned subsidiary of Circuit City Stores, Inc., a leading national retailer of brand-name consumer electronics, personal computers, major appliances and entertainment software. CarMax Auto Superstores was the first used vehicle retailer to offer a large selection of quality used vehicles at low, fixed prices using a customer-friendly sales process in an attractive, modern sales facility. CarMax Auto Superstores has designed a strategy to better serve the market by addressing the major sources of dissatisfaction with traditional used car retailing and to maximize operating efficiencies with sophisticated systems and standardized operating procedures and store formats.

    CarMax Auto Superstores purchases, reconditions and sells used motor vehicles at each of its stores, and sells new motor vehicles at 12 of its stores under franchise agreements with various manufacturers. In addition, CarMax Auto Superstores provides its customers with a full range of related products and services, including the financing of vehicle purchases through FNAC, the sale of extended service contracts and the sale of automotive electronic products. In general, the used motor vehicles offered by CarMax Auto Superstores are one to six years old with fewer than 60,000 miles and range in price from $9,000 to $30,000. Each store also offers a limited selection of used motor vehicles that are more than six years old or have more than 60,000 miles. These vehicles range in price from $3,000 to $12,000. All used vehicles are thoroughly reconditioned to meet high mechanical, electrical, safety and cosmetic standards and must pass a comprehensive inspection before being offered for sale. All inspections are performed by qualified service technicians, most of whom are certified by the National Institute for Automotive Service Excellence.

    CarMax Auto Superstores acquires a significant portion of its used-vehicle inventory through its appraisal process in which it appraises and makes an offer to purchase any properly documented vehicle from the public. CarMax Auto Superstores also acquires a significant portion of its used vehicles through auctions and, to a lesser extent, directly from other sources, including wholesalers, dealers and fleet owners. AutoMation(R), a computerized database which is the central feature of CarMax Auto Superstores' inventory management and control system, enables each vehicle to be tracked throughout the sales process. Using the information provided by AutoMation, and applying sophisticated statistical modeling techniques, CarMax Auto Superstores is able to optimize its inventory mix and display by store, anticipate future inventory needs at each store, evaluate sales consultant performance and refine its vehicle pricing strategy. CarMax Auto Superstores maintains strict inventory aging policies under which it disposes of any vehicle that has not been sold at retail within specified periods.

    CarMax Auto Superstores began offering on-site financing to its customers through FNAC in September 1993 and currently originates installment sale contracts at all of its stores. For the fiscal years ended February 28, 1995, 1996, 1997, 1998 and 1999, FNAC originated installment sale contracts aggregating approximately $46 million, $98 million, $150 million, $315 million and $615 million, respectively. Of the approximately $809 million of contracts in CarMax Auto Superstores' servicing portfolio as of September 30, 1999, approximately 94% represented contracts originated in connection with the sale of used motor vehicles and approximately 6% represented contracts originated in connection with the sale of new motor vehicles.

    As of September 30, 1999, CarMax Auto Superstores operated stores in the following markets:

                                                                       Number of
                                   Market                               Stores
                                   ------                              ---------
      Washington D.C./Baltimore, Maryland.............................      4
      Chicago, Illinois...............................................      4
      Dallas, Texas...................................................      4
      Los Angeles, California.........................................      3
      Atlanta, Georgia................................................      3
      South Florida...................................................      3
      Houston, Texas..................................................      3
      Orlando, Florida................................................      2
      Tampa, Florida..................................................      2
      Kenosha, Wisconsin..............................................      2
      Charlotte, North Carolina.......................................      1
      Raleigh, North Carolina.........................................      1
      Greenville, South Carolina......................................      1
      Nashville, Tennessee............................................      1
      San Antonio, Texas..............................................      1
      Dulles, Virginia................................................      1
      Richmond, Virginia..............................................      1

    CarMax Auto Superstores is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

CarMax Auto Receivables

    CarMax Auto Receivables was organized on May 19, 1999 as a Virginia limited liability company. CarMax Auto Receivables was organized for the limited purpose of purchasing motor vehicle retail installment sale contracts from CarMax Auto Superstores, transferring the contracts to the trust and other third parties and conducting activities incidental to these limited purposes.

    CarMax Auto Receivables has taken steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by CarMax Auto Superstores under the United States Bankruptcy Code or any similar applicable state law will not result in the consolidation of the assets and liabilities of CarMax Auto Receivables with those of CarMax Auto Superstores. These steps include the creation of CarMax Auto Receivables as a separate, limited-purpose company under articles of organization containing various limitations, including restrictions on the nature of CarMax Auto Receivables' business, and restrictions on CarMax Auto Receivables' ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or any similar applicable state law without the unanimous affirmative vote of all of the directors of CarMax Auto Receivables' corporate manager. CarMax Auto Receivables cannot assure you, however, that the activities of CarMax Auto Receivables or the nature of its relationship with CarMax Auto Superstores would not result in a court concluding that the assets and liabilities of CarMax Auto Receivables should be consolidated with those of CarMax Auto Superstores in a proceeding under the United States Bankruptcy Code or any similar applicable state law.

    CarMax Auto Receivables will receive at closing an opinion of McGuire, Woods, Battle & Boothe LLP to the effect that it would not be a proper exercise of equitable discretion for a court to disregard the separate existence of CarMax Auto Superstores and CarMax Auto Receivables and to require the consolidation of the assets and liabilities of CarMax Auto Receivables with those of CarMax Auto Superstores if CarMax Auto Superstores were to become the subject of a proceeding under the federal bankruptcy laws. McGuire, Woods, Battle & Boothe LLP will assume that CarMax Auto Receivables will follow procedures in the conduct of its affairs that support its treatment as a separate legal entity, including maintaining records and books of account separate from those of CarMax Auto Superstores and refraining from holding itself out as having agreed to pay, or being liable for, the debts of CarMax Auto Superstores. CarMax Auto Receivables has represented that it will follow these and other procedures related to maintaining its separate identity. If CarMax Auto Receivables does not follow these procedures, CarMax Auto Receivables cannot assure you that a court would not conclude that the assets and liabilities of CarMax Auto Receivables should be consolidated with those of CarMax Auto Superstores in a proceeding under the United States Bankruptcy Code or any similar applicable state law. If a court were to reach that conclusion, or a filing were made under the United States Bankruptcy Code or any similar applicable state law by or against CarMax Auto Receivables, or if an attempt were made to litigate the issue of consolidation, you could experience losses or payment delays with respect to your notes or your certificates.

    CarMax Auto Receivables is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

                            DESCRIPTION OF THE NOTES

    The notes will be issued under the indenture. The following summary describes the material terms of the notes.

Note Registration

    The notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The notes will initially be issued only in book-entry form. See "Registration of the Offered Securities" beginning on page 47 of this prospectus for a further discussion of the book-entry registration system.

Interest Payments

    Interest will be payable on each class of notes monthly on each Payment Date, commencing December 15, 1999. Interest will be payable on each Payment Date to the noteholders of record as of the preceding Record Date.

    The notes will bear interest at the following rates per annum:

  . in the case of the class A-1 notes,    % per annum;

  . in the case of the class A-2 notes,    % per annum;

  . in the case of the class A-3 notes,    % per annum; and

  . in the case of the class A-4 notes,    % per annum.

    The interest payable on the class A-1 notes on the initial Payment Date
will equal $    . The interest payable on the class A-2 notes on the initial
Payment Date will equal $    . The interest payable on the class A-1 notes or
the class A-2 notes, as applicable, on each Payment Date thereafter will equal the product of:

  . the actual number of days elapsed during the period from and including the preceding Payment Date to but excluding that Payment Date divided by 360;

  . the interest rate applicable to that class; and

  . the principal balance of that class as of the preceding Payment Date after giving effect to all principal payments made with respect to the notes on that preceding Payment Date.

    The interest payable on the class A-3 notes on the initial Payment Date
will equal $    . The interest payable on the class A-4 notes on the initial
Payment Date will equal $    . The interest payable on the class A-3 notes or
the class A-4 notes, as applicable, on each Payment Date thereafter will equal one-twelfth of the product of:

  . the interest rate applicable to that class; and

  . the principal balance of that class as of the preceding Payment Date after giving effect to all principal payments made with respect to the notes on that preceding Payment Date.

    Interest due but not paid on any class of notes on any Payment Date will be due on the following Payment Date together with interest on the unpaid amount at the interest rate applicable to that class to the extent permitted by law.

    Each class of notes will have an equal right to receive its share of the Monthly Note Interest for any Payment Date. If the amount available to pay interest on the notes on any Payment Date is less than the aggregate amount of interest, including overdue interest, payable on the notes on that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the aggregate amount of interest, including overdue interest, payable to that class on that Payment Date. If the notes have been declared immediately due and payable following an event of default under the indenture, amounts received on or in respect of the contracts will not be applied to pay Monthly Certificate Interest on any Payment Date until the notes have been paid in full.

Principal Payments

    Principal will be payable on the notes monthly on each Payment Date in an amount equal to the Monthly Note Principal for that Payment Date; provided, however, that if the notes have been declared immediately due and payable following an event of default under the indenture, the note principal payable on that Payment Date will equal the lesser of the amount available to be applied on that Payment Date with respect to note principal and the principal balance of the notes. If the notes have been declared immediately due and payable following an event of default under the indenture, the amount available to be applied on any Payment Date with respect to note principal will equal the Available Funds for that Payment Date plus any amounts withdrawn in respect of principal from the reserve account or paid in respect of principal under the insurance policy on that Payment Date, in each case to the extent not needed to pay accrued but unpaid monthly servicing fees or accrued but unpaid interest on the notes. If the notes have not been declared immediately due and payable, Monthly Note Principal will be paid in the following order of priority:

    (1) to the holders of the class A-1 notes until the principal balance of the class A-1 notes has been reduced to zero;

    (2) to the holders of the class A-2 notes until the principal balance of the class A-2 notes has been reduced to zero;

    (3) to the holders of the class A-3 notes until the principal balance of the class A-3 notes has been reduced to zero; and

    (4) to the holders of the class A-4 notes until the principal balance of the class A-4 notes has been reduced to zero;

provided, however, that, if the amount available to pay principal of the notes on any Payment Date is less than the Monthly Note Principal for that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the principal balance of that class as of that Payment Date. If the notes have been declared immediately due and payable following an event of default under the indenture, the note principal payable on any Payment Date will be paid to the holders of each class of notes pro rata based on the principal balance of that class as of that Payment Date.

    The final scheduled Payment Dates for the notes are as follows:

  . November 15, 2000 for the class A-1 notes;

  . May 15, 2002 for the class A-2 notes;

  . August 15, 2003 for the class A-3 notes; and

  . August 16, 2004 for the class A-4 notes.

    The date on which each class of notes is paid in full is expected to be earlier than the final scheduled Payment Date for that class and could be significantly earlier depending upon the rate at which the principal balances of the contracts are paid. See "Weighted Average Life of the Offered Securities" beginning on page 33 of this prospectus for a further discussion of contract prepayments.

    The certificateholders will not be entitled to receive Monthly Certificate Principal on any Payment Date until the notes have been paid in full.

Optional Redemption

    The notes will be redeemed in full on any Payment Date on which the servicer exercises its option to purchase all remaining contracts in the contract pool from the trust. The redemption price payable to the holders of each class of notes in connection with the exercise of this option will equal the principal balance of that class as of the purchase date plus accrued but unpaid interest on that principal balance at the interest rate applicable to that class. See "Description of the Purchase Agreement and the Sale and Servicing Agreement--Optional Purchase of Contracts" beginning on page 83 of this prospectus for a further discussion of the circumstances under which the servicer may exercise this option.

The Indenture Trustee

    Bankers Trust Company will act as trustee under the indenture. The indenture trustee is a New York banking corporation. The principal corporate trust office of the indenture trustee is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group--Structured Finance. The indenture trustee will have various rights and duties with respect to the notes. See "Description of the Indenture" beginning on page 65 of this prospectus for a further discussion of the rights and duties of the indenture trustee.

                        DESCRIPTION OF THE CERTIFICATES

    The certificates will be issued under the trust agreement. The following summary describes the material terms of the certificates.

Certificate Registration

    The certificates will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The certificates will initially be issued only in book-entry form. See "Registration of the Offered Securities" beginning on page 47 of this prospectus for a further discussion of the book-entry registration system.

Interest Payments

    Interest will be payable on the certificates monthly on each Payment Date, commencing December 15, 1999; provided, however, that if the notes have been declared immediately due and payable following an event of default under the indenture, amounts received on or in respect of the contracts will not be applied to pay Monthly Certificate Interest on any Payment Date until the notes have been paid in full. Interest will be payable on each Payment Date to the certificateholders of record as of the preceding Record Date.

    The interest payable on the certificates on the initial Payment Date will
equal $    . The interest payable on the certificates on each Payment Date thereafter will equal one-twelfth of the product of:

  .   % per annum; and

  . the principal balance of the certificates as of the preceding Payment
    Date after giving effect to all principal payments made with respect to the certificates on that preceding Payment Date.

    Interest due but not paid on the certificates on any Payment Date will be due on the following Payment Date together with interest on the unpaid amount at the interest rate applicable to the certificates to the extent permitted by law.

Principal Payments

    Principal will be payable on the certificates monthly on each Payment Date in an amount equal to the Monthly Certificate Principal for that Payment Date; provided, however, that the certificateholders will not be entitled to receive Monthly Certificate Principal on any Payment Date until the notes have been paid in full.

    The final scheduled Payment Date for the certificates is February 15, 2006. The date on which the certificates are paid in full is expected to be earlier than the final scheduled Payment Date, however, and could be significantly earlier depending upon the rate at which the principal balances of the contracts are paid. See "Weighted Average Life of the Offered Securities" beginning on page 33 of this prospectus for a further discussion of contract prepayments.

Optional Prepayment

    The certificates will be prepaid in full on any Payment Date on which the servicer exercises its option to purchase all remaining contracts in the contract pool from the trust. The price payable to the certificateholders in connection with the exercise of this option will equal the principal balance of the certificates as of the purchase date plus accrued but unpaid interest on that principal balance at the interest rate applicable to the certificates. See "Description of the Purchase Agreement and the Sale and Servicing Agreement-- Optional Purchase of Contracts" beginning on page 83 of this prospectus for a further discussion of the circumstances under which the servicer may exercise this option.

The Owner Trustee

    First Union Trust Company, National Association, will act as owner trustee under the trust agreement. The owner trustee is a national banking association. The principal corporate trust office of the owner trustee is located at One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19801-7475,
Attention: Corporate Trust Department. The owner trustee will have various rights and duties with respect to the certificates. See "Description of the Trust Agreement" beginning on page 74 of this prospectus for a further discussion of the rights and duties of the owner trustee with respect to the certificates.

                     REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

    Each class of offered securities initially will be represented by one or more certificates, in each case registered in the name Cede & Co., the nominee of The Depository Trust Company. Cede is expected to be the holder of record of the offered securities. Unless and until the securities are issued is fully registered, certificated form, no holder of an offered security will be entitled to receive a physical certificate representing that offered security. All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to payments, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the offered securities, for distribution to securityholders in accordance with DTC's procedures. The beneficial owners of the offered securities will not be recognized by the owner trustee or the indenture trustee, as applicable, as securityholders, and the beneficial owners of the offered securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations. The beneficial owners of the offered securities may hold offered securities in Europe through Cedelbank or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC. See "--Cedelbank and Euroclear" beginning on page 51 of this prospectus for a further discussion of Cedelbank and the Euroclear system.

The Depository Trust Company

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the offered securities, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

    Cedelbank and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Cedelbank and Euroclear on the books of their respective depositaries. The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Transfers between organizations participating in Cedelbank and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Cedelbank or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Cedelbank or the Euroclear system may not deliver instructions directly to the Cedelbank or Euroclear depositaries.

    Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant organization participating in Cedelbank or the Euroclear system on that business day. Cash received in Cedelbank or the Euroclear system as a result of sales of securities by or through an organization participating in Cedelbank or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. See Annex A beginning on page 117 of this prospectus for additional information regarding clearance and settlement procedures. See Annex A beginning on page 117 of this prospectus, "Material Federal Income Tax Consequences--Tax Consequences to Foreign Note Owners" beginning on page 94 of this prospectus and "Material Federal Income Tax Consequences--Tax Consequences to Holders of the Certificates--Tax Consequences to Foreign Certificate Owners" beginning on page 100 of this prospectus for a discussion of tax documentation procedures relating to the offered securities. The information contained in Annex A is an integral part of this prospectus.

    Purchases of offered securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the offered securities on DTC's records. The ownership interests of the beneficial owners of the offered securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the offered securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the offered securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the offered securities.

    To facilitate subsequent transfers, all offered securities deposited with DTC by its participating organizations are registered in the name of Cede. The deposit of offered securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the offered securities. DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the offered securities are credited, which may or may not be the beneficial owners of the offered securities. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

    Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the offered securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the offered securities, may be limited due to lack of a physical certificate for the offered securities.

    Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the offered securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede will consent or vote with respect to the offered securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those organizations participating in DTC to whose accounts the offered securities are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the offered securities will be made to DTC. DTC's practice is to credit the accounts of its participating organizations on the Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Payment Date. Payments by organizations participating in DTC to the beneficial owners of the offered securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those organizations and not of DTC, the owner trustee, the indenture trustee or CarMax Auto Receivables, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest to DTC is the responsibility of the owner trustee or the indenture trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the offered securities is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the offered securities may experience some delay in their receipt of principal and interest payments.

    DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates during and after the year 2000. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions, including principal and interest payments, to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

    In addition, DTC is contacting, and will continue to contact, third-party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third-party vendors. However, there can be no assurance that the systems of third-party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

    The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. CarMax Auto Receivables makes no representations as to the accuracy or completeness of this information.

Cedelbank and Euroclear

    Cedelbank, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of certificates. Transactions may be settled by Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Organizations participating in Cedelbank are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the offered securities. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Cedelbank, either directly or indirectly.

    The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

    The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C. Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the offered securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

    Morgan Guaranty is a New York banking corporation and a member bank of the Federal Reserve System. Morgan Guaranty is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department. The Brussels, Belgium office of Morgan Guaranty is regulated and examined by the Belgian Banking Commission.

    The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

    Distributions with respect to offered securities held through Cedelbank or Euroclear will be credited to the cash accounts of organizations participating in Cedelbank or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a securityholder under the sale and servicing agreement, the trust agreement or the indenture, as applicable, on behalf of an organization participating in Cedelbank or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

    Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered securities among participants in DTC, Cedelbank and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Definitive Securities

    The offered securities will be issued in fully registered, certificated form to the beneficial owners of the offered securities or their respective nominees, rather than to DTC or its nominee, only if:

  . the administrator or the indenture trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the offered securities and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

  . CarMax Auto Receivables, as depositor, or the indenture trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC; or

  . after the occurrence of an event of servicing termination under the sale and servicing agreement or an event of default under the indenture, as applicable, the beneficial owners of the offered securities representing at least a majority of the outstanding principal amount of the applicable offered securities advise the owner trustee or the indenture trustee, as applicable, through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the offered securities.

    Upon the occurrence of any of the events described in the preceding paragraph, the administrator, the owner trustee or the indenture trustee, as applicable, will be required to notify the applicable beneficial owners of the offered securities, through organizations participating in DTC, of the availability of fully registered, certificated securities. Upon surrender by DTC of the certificates representing the offered securities and the receipt of instructions for re-registration, the owner trustee or the indenture trustee, as applicable, will issue fully registered, certificated securities to the beneficial owners of the offered securities. Each payment of interest and principal on each fully registered, certificated security will be made by the owner trustee or the indenture trustee, as applicable, on each Payment Date directly to the holder in whose name that security was registered at the close of business on the preceding Record Date; provided, however, that the final payment on any fully registered, certificated security will be made only upon presentation and surrender of that security at the office or agency specified in the notice of final distribution mailed to the securityholders.

    Each security issued in fully registered, certificated form will be transferable and exchangeable at the offices of the owner trustee or the indenture trustee, as applicable, or any security registrar appointed by the owner trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee or the indenture trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

                            COLLECTIONS AND PAYMENTS

The Trust Accounts

    The servicer will establish and maintain the following accounts:

  . the collection account, an account in the name of the indenture trustee, for the benefit of the noteholders, the certificateholders, the servicer and the insurer, into which all payments made on or in respect of the contracts and certain amounts withdrawn from the reserve account or paid under the insurance policy will be deposited;

  . the note payment account, an account in the name of the indenture trustee, for the benefit of the noteholders, into which all amounts released from the collection account for payment to the noteholders will be deposited and from which all payments to the noteholders will be made; and

  . the certificate payment account, an account in the name of the owner trustee, for the benefit of the certificateholders, into which all amounts released from the collection account for payment to the certificateholders and, if the notes have been declared immediately due and payable following an event of default under the indenture, all amounts withdrawn from the reserve account or paid under the insurance policy in respect of Monthly Certificate Interest or Monthly Certificate Principal will be deposited and from which all payments to the certificateholders will be made.

    The servicer will also establish and maintain the reserve account. See "-- The Reserve Account" beginning on page 55 of this prospectus for a further discussion of the reserve account.

    The amounts on deposit in the collection account will be invested by the indenture trustee in Eligible Investments. The collection account, the note payment account and the certificate payment account must be maintained as Eligible Deposit Accounts.

Payment Sources

    The servicer will deposit all amounts received on or in respect of the contracts, from whatever source, during each month into the collection account not later than two business days after receipt of those amounts; provided, however, that the servicer will not be required to deposit those amounts into the collection account until the business day preceding the following Payment Date at any time that and for so long as:

  .  CarMax Auto Superstores is the servicer;

  . no event of servicing termination shall have occurred and be continuing under the sale and servicing agreement; and

  . each condition to making deposits less frequently than daily as may be specified by the insurer, Moody's and Standard & Poor's has been satisfied.

    Amounts received on or in respect of the contracts may be invested by the servicer at its own risk and for its own benefit, pending deposit into the collection account, and will not be segregated from its own funds. The servicer may, in order to satisfy the monthly remittance requirements, obtain a letter of credit or other security for the benefit of the trust to secure timely remittances of collections on the contracts and payment of the aggregate purchase price for contracts purchased by the servicer.

    On or before each Determination Date, the servicer will determine the amount of Available Funds for the following Payment Date and the amount required to be paid to the servicer, the noteholders, the certificateholders and the insurer on that Payment Date. If the amount required to be paid on any Payment Date exceeds the amount of Available Funds for that Payment Date, all or a portion of that excess will be covered first through the withdrawal of funds from the reserve account and then through a payment under the insurance policy. See "--The Reserve Account" beginning on page 55 of this prospectus for a further discussion of the reserve account and "Description of the Insurance Policy" beginning on page 64 of this prospectus for a further discussion of the insurance policy.

The Reserve Account

    The servicer will establish and maintain with the indenture trustee, for the benefit of the noteholders, the certificateholders, the servicer and the insurer, a reserve account into which excess collections on the contracts will be deposited and from which amounts may be withdrawn to pay monthly servicing fees to the servicer and to make required payments on the notes and the certificates. CarMax Auto Receivables will deposit $16,098,944 in the reserve account on the closing date. On each Payment Date, the indenture trustee will deposit in the reserve account, from amounts collected on or in respect of the contracts during the preceding month and not used on that Payment Date to make required payments to the servicer, the noteholders, the certificateholders or the insurer, the amount, if any, by which the Required Reserve Account Amount for that Payment Date exceeds the amount on deposit in the reserve account on that Payment Date after giving effect to all required withdrawals from the reserve account on that Payment Date. The amounts on deposit in the reserve account will be invested by the servicer in Eligible Investments. The reserve account must be maintained as an Eligible Deposit Account.

    On each Determination Date, the servicer will determine the Reserve Account Draw Amount, if any, for the following Payment Date. If the Reserve Account Draw Amount for any Payment Date is greater than zero, the indenture trustee will withdraw that amount, up to the amount on deposit in the reserve account, from the reserve account and transfer the amount withdrawn to the collection account; provided, however, that, if the notes have been declared immediately due and payable following an event of default under the indenture, amounts withdrawn from the reserve account in respect of Monthly Certificate Interest or Monthly Certificate Principal will be deposited directly in the certificate payment account.

    If the amount on deposit in the reserve account on any Payment Date exceeds the Required Reserve Account Amount for that Payment Date, after giving effect to all required deposits to and withdrawals from the reserve account on that Payment Date, that excess will be paid to CarMax Auto Receivables. Any amount paid to CarMax Auto Receivables will no longer be an asset of the trust. On or after the termination of the trust, CarMax Auto Receivables will be entitled to receive any amounts remaining in the reserve account after all required payments to the servicer and the insurer are made, after the payment of expenses and distributions to the noteholders and the certificateholders and after the insurance policy has been terminated and returned to the insurer for cancellation.

    CarMax Auto Receivables intends for the amount on deposit in the reserve account to increase over time up to the Required Reserve Account Amount. CarMax Auto Receivables cannot assure you that the amount on deposit in the reserve account will increase to the Required Reserve Account Amount, however, or that the amount on deposit in the reserve account will be sufficient on any Payment Date to pay in full the Monthly Note Interest, Monthly Note Principal, Monthly Certificate Interest and Monthly Certificate Principal due on that Payment Date. If the amount on deposit in the reserve account is reduced to zero and there is a default under the insurance policy, the trust's sole source of funds will be payments received on or in respect of the contracts, including amounts recovered in connection with the repossession and sale of financed vehicles that secure Defaulted Contracts. In addition, because the market value of most motor vehicles declines with age and because of limitations on the manner in which motor vehicles may be repossessed and sold, the servicer may not recover the entire amount due on a Defaulted Contract if the related financed vehicle is repossessed and sold. If the amount on deposit in the reserve account is reduced to zero and there is a default under the insurance policy, you could experience losses or payment delays with respect to your notes or your certificates. See "Material Legal Aspects of the Transaction--Repossession of Vehicles" beginning on page 86 of this prospectus and "--Notice of Sale; Redemption Rights" beginning on page 86 of this prospectus for a further discussion of the limitations on the manner in which motor vehicles may be repossessed and sold.

Subordination of the Certificates

    The certificateholders will not be entitled to receive Monthly Certificate Interest on any Payment Date until the noteholders have received Monthly Note Interest on that Payment Date. In addition, the certificateholders will not be entitled to receive Monthly Certificate Principal on any Payment Date until the notes have been paid in full. If the notes have been declared immediately due and payable following an event of default under the indenture, amounts received on or in respect of the contracts will not be applied to pay Monthly Certificate Interest on any Payment Date until the notes have been paid in full; provided, however, that the indenture trustee will continue to withdraw available amounts from the reserve account and to submit claims under the insurance policy in respect of Monthly Certificate Interest following an event of default under the indenture. The subordination of the certificates is intended to enhance the likelihood that amounts owed on the notes will be paid in full.

Payment Date Distributions--Collection Account

    On each Payment Date, the indenture trustee will apply or cause to be applied the Available Funds for that Payment Date, plus any amounts withdrawn from the reserve account or paid under the insurance policy on that Payment Date, in each case to the extent deposited in the collection account, to make the following payments in the following order of priority:

       (1) to the servicer, the monthly servicing fee for the preceding month plus any overdue monthly servicing fees for previous months;

       (2) to the note payment account, the Monthly Note Interest for that Payment Date plus any overdue Monthly Note Interest for previous Payment Dates plus interest on any overdue Monthly Note Interest payable to any class of notes at the interest rate applicable to that class;

       (3) if the notes have not been declared immediately due and payable following an event of default under the indenture, to the certificate payment account, the Monthly Certificate Interest for that Payment Date plus any overdue Monthly Certificate Interest for previous Payment Dates plus interest on any overdue Monthly Certificate Interest at the interest rate applicable to the certificates;

       (4) to the note payment account, the Monthly Note Principal for that Payment Date; provided, however, that if the notes have been declared immediately due and payable following an event of default under the indenture, the amount to be deposited in the note payment account pursuant to this clause (4) will equal the lesser of the amount available to be applied on that Payment Date pursuant to this clause (4) and the principal balance of the notes;

       (5) if the notes have been declared immediately due and payable following an event of default under the indenture, to the certificate payment account, the Monthly Certificate Interest for that Payment Date plus any overdue Monthly Certificate Interest for previous Payment Dates plus interest on any overdue Monthly Certificate Interest at the interest rate applicable to the certificates;

       (6) to the certificate payment account, the Monthly Certificate Principal for that Payment Date;

       (7) to the insurer, the premium payable under the insurance agreement for that Payment Date plus any overdue premiums payable under the insurance agreement for previous Payment Dates;

       (8) to the insurer, the aggregate amount of any unreimbursed payments under the insurance policy, to the extent payable to the insurer under the insurance agreement, plus accrued interest on any unreimbursed payments under the insurance policy at the rate provided in the insurance agreement plus any other amounts due to the insurer under the insurance agreement and the insurance policy;

       (9) to the reserve account, the amount, if any, by which the Required Reserve Account Amount for that Payment Date exceeds the amount on deposit in the reserve account on that Payment Date after giving effect to all required withdrawals from the reserve account on that Payment Date; and

      (10) to CarMax Auto Receivables, any remaining amount of Available
  Funds.

    If the notes have been declared immediately due and payable following an event of default under the indenture, any amounts withdrawn from the reserve account or paid under the insurance policy, in each case in respect of Monthly Certificate Interest or Monthly Certificate Principal, will be deposited directly in the certificate payment account.

Payment Date Distributions--Note Payment Account

    On each Payment Date preceding the date on which the notes are declared immediately due and payable following an event of default under the indenture, the indenture trustee will apply or cause to be applied the amount on deposit in the note payment account on that Payment Date to make the following payments in the following order of priority:

       (1) to the holders of each class of notes, the portion of the Monthly
  Note Interest payable to that class for that Payment Date plus any overdue Monthly Note Interest payable to that class for previous Payment Dates plus interest on any overdue Monthly Note Interest payable to that class at the interest rate applicable to that class;

       (2) to the holders of the class A-1 notes, the Monthly Note Principal for that Payment Date until the class A-1 notes have been paid in full;

       (3) following payment in full of the class A-1 notes, to the holders of the class A-2 notes, the Monthly Note Principal for that Payment Date until the class A-2 notes have been paid in full;

       (4) following payment in full of the class A-2 notes, to the holders of the class A-3 notes, the Monthly Note Principal for that Payment Date until the class A-3 notes have been paid in full; and

       (5) following payment in full of the class A-3 notes, to the holders of the class A-4 notes, the Monthly Note Principal for that Payment Date until the class A-4 notes have been paid in full.

    If the amount on deposit in the note payment account on any Payment Date preceding the date on which the notes are declared immediately due and payable is less than the amount described in clause (1) above for that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the aggregate amount of interest, including overdue interest, payable to that class on that Payment Date. If the amount available to pay principal of the notes on any Payment Date preceding the date on which the notes are declared immediately due and payable is less than the Monthly Note Principal for that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the principal balance of that class as of that Payment Date.

    On each Payment Date following the date on which the notes are declared immediately due and payable following an event of default under the indenture, the indenture trustee will apply or cause to be applied the amount on deposit in the note payment account on that Payment Date to make the following payments in the following order of priority:

       (1) to the holders of each class of notes, the portion of the Monthly
  Note Interest payable to that class for that Payment Date plus any overdue Monthly Note Interest payable to that class for previous Payment Dates plus interest on any overdue Monthly Note Interest payable to that class at the interest rate applicable to that class; and

       (2) to the holders of each class of notes, the amount remaining on deposit in the note payment account on that Payment Date pro rata based on the principal balance of that class as of that Payment Date.

    If the amount on deposit in the note payment account on any Payment Date is less than the amount described in clause (1) above for that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the aggregate amount of interest, including overdue interest, payable to that class on that Payment Date.

Payment Date Distributions--Certificate Payment Account

    On each Payment Date, the owner trustee will apply or cause to be applied the amount on deposit in the certificate payment account on that Payment Date to make the following payments in the following order of priority:

       (1) to the certificateholders, the Monthly Certificate Interest for that Payment Date plus any overdue Monthly Certificate Interest for previous Payment Dates plus interest on any overdue Monthly Certificate Interest at the interest rate applicable to the certificates; and

       (2) to the certificateholders, the Monthly Certificate Principal for that Payment Date until the certificates have been paid in full.

    As an administrative convenience, the servicer will be permitted to deposit the amounts received on or in respect of the contracts for any month net of distributions to be made to the servicer on the following Payment Date. The servicer will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders, however, as if all deposits and distributions were made individually.

Application of Collection and Payment Provisions to First Payment Date

    The following chart describes the application of the collection and payment provisions to the first Payment Date on December 15, 1999:

  October 1 through
  November 30, 1999...         The servicer receives monthly payments,
                               prepayments and other amounts in respect of the contracts and deposits them in the collection account. The servicer may deduct the monthly servicing fee to be received on the following
                               Payment Date from these deposits.

  December 9, 1999
  (Determination Date).....    On or before this date, the servicer delivers a
                               certified report to the indenture trustee and the owner trustee setting forth the amounts, if any, to be withdrawn from the reserve account and paid under the insurance policy on the following Payment Date and the amounts to be distributed to the noteholders and the certificateholders on that Payment Date. If necessary, the indenture trustee withdraws amounts from the reserve account and notifies the insurer of any payments required under the insurance policy.

  December 14, 1999
  (Record Date).......         Distributions on the following Payment Date are
                               made to noteholders and certificateholders of record at the close of business on this date.


  December 15, 1999
  (Payment Date)......         The indenture trustee applies Available Funds
                               to make all required payments to the servicer and the insurer and to make all required deposits to the note payment account and the certificate payment account. If Available Funds are not sufficient to make various required payments, the indenture trustee withdraws funds from the reserve account, up to the amount on deposit in the reserve account, to cover the deficiency. If Available Funds and withdrawals from the reserve account are not sufficient to pay the monthly servicing fee, Monthly Note
                               Interest, Monthly Note Principal, Monthly
                               Certificate Interest and Monthly Certificate
                               Principal in full, the insurer makes a payment under the insurance policy to cover the deficiency. The indenture trustee applies amounts on deposit in the note payment account to make all required payments to the noteholders. The owner trustee applies amounts on deposit in the certificate payment account to make all required payments to the certificateholders.

Statements to Noteholders

    On or before each Payment Date, the servicer will prepare and forward to the indenture trustee a statement, to be included with the payment to be made to each noteholder on that Payment Date, setting forth for that Payment Date or the preceding month, as applicable, the following information:

  . the amount of that payment allocable to Monthly Note Interest for that Payment Date, overdue Monthly Note Interest for previous Payment Dates and interest on overdue Monthly Note Interest, in each case for each class of notes;

  . the aggregate amount for each class of notes of Monthly Note Interest for that Payment Date and overdue Monthly Note Interest for previous Payment Dates due but not paid on that Payment Date;

  . the amount of that payment allocable to principal for each class of notes;

  . the monthly servicing fee payable to the servicer for that month and any overdue monthly servicing fees for previous months;

  . the principal balance and the pool factor for each class of notes as of that Payment Date and the principal balance of the notes as of that Payment Date, in each case after giving effect to all payments of principal made on that Payment Date;

  . the principal balance of the contracts as of the last day of that month;

  . the amount on deposit in the reserve account, after giving effect to all required deposits to and withdrawals from the reserve account on that Payment Date;

  . the aggregate purchase price for contracts repurchased by CarMax Auto
    Receivables or purchased by the servicer during that month;

  . the number and aggregate principal balance of contracts that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of that month; and

  . the net losses on the contracts for that month.

    In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the administrator will mail to each person who was a registered noteholder at any time during that calendar year a statement containing information to be used by that person in preparing its federal income tax returns.

Statements to Certificateholders

    On or before each Payment Date, the servicer will prepare and forward to the owner trustee a statement, to be included with the payment to be made to each certificateholder on that Payment Date, setting forth for that Payment Date or the preceding month, as applicable, the following information:

  . the amount of that payment allocable to Monthly Certificate Interest for that Payment Date, overdue Monthly Certificate Interest for previous Payment Dates and interest on overdue Monthly Certificate Interest;

  . the aggregate amount of Monthly Certificate Interest for that Payment
    Date and overdue Monthly Certificate Interest for previous Payment Dates due but not paid on that Payment Date;

  . the amount of that payment allocable to Monthly Certificate Principal for that Payment Date;

  . the monthly servicing fee payable to the servicer for that month and any overdue monthly servicing fees for previous months;

  . the principal balance of the certificates and the certificate pool factor as of that Payment Date, in each case after giving effect to all payments of Monthly Certificate Principal made on that Payment Date;

  . the principal balance of the contracts as of the last day of that month;

  . the amount on deposit in the reserve account, after giving effect to all required deposits to and withdrawals from the reserve account on that Payment Date;

  . the aggregate purchase price for contracts repurchased by CarMax Auto
    Receivables or purchased by the servicer during that month;

  . the number and aggregate principal balance of contracts that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of that month; and

  . the net losses on the contracts for that month.

    In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the administrator will mail to each person who was a registered certificateholder at any time during that calendar year a statement containing information to be used by that person in preparing its federal income tax returns.

                           DESCRIPTION OF THE INSURER

MBIA Insurance Corporation

    MBIA Insurance Corporation is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA Insurance Corporation. MBIA Insurance Corporation is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA Insurance Corporation has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA Insurance Corporation, changes in control and transactions among affiliates. In addition, MBIA Insurance Corporation is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

    MBIA Insurance Corporation does not accept any responsibility for the accuracy or completeness of this prospectus or any information or disclosure contained in this prospectus, or omitted from this prospectus, other than with respect to the accuracy of the information regarding MBIA Insurance Corporation set forth under the heading "Description of the Insurer." In addition, MBIA Insurance Corporation makes no representations regarding the notes or the certificates or the advisability of investing in the notes or the certificates.

    The insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Insurance Corporation Financial Information

    The consolidated financial statements of MBIA Insurance Corporation, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998 and the consolidated financial statements of MBIA Insurance Corporation and its subsidiaries as of June 30, 1999 and for the six month periods ended June 30, 1999 and June 30, 1998 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 1999, are incorporated by reference into this prospectus and shall be deemed to be a part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    All financial statements of MBIA Insurance Corporation and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities

Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the notes and the certificates shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing those documents.

    The tables below present selected financial information of MBIA Insurance Corporation determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles.

                                                          Statutory Accounting
                                                               Practices
                                                        ------------------------
                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                         (Audited)   (Unaudited)
                                                             (in millions)
      Admitted Assets..................................    $6,521      $6,807
      Liabilities......................................     4,231       4,468
      Capital and Surplus..............................     2,290       2,339

                                                           Generally Accepted
                                                         Accounting Principles
                                                        ------------------------
                                                        December 31,  June 30,
                                                            1998        1999
                                                        ------------ -----------
                                                         (Audited)   (Unaudited)
                                                             (in millions)
      Assets...........................................    $7,488      $7,429
      Liabilities......................................     3,211       3,234
      Shareholder's Equity.............................     4,277       4,195

Where You Can Obtain Additional Information About MBIA Insurance Corporation

    Copies of the financial statements of MBIA Insurance Corporation incorporated by reference in this prospectus and copies of MBIA Insurance Corporation's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA Insurance Corporation. The address of MBIA Insurance Corporation is 113 King Street, Armonk, New York 10504. The telephone number of MBIA Insurance Corporation is (914) 273-4545.

Year 2000 Readiness Disclosure

    MBIA Inc. is actively managing a high-priority year 2000 program. MBIA Inc. has established an independent year 2000 testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. MBIA Inc. has a budget of $1.13 million for its 1998-2000 year 2000 efforts. Expenditures are proceeding as anticipated, and MBIA Inc. does not expect the project budget to materially exceed this amount. MBIA Inc. has initiated a comprehensive year 2000 plan that includes assessment, remediation, testing and contingency planning. This plan covers important internally developed systems, vendor software, hardware and third-party entities, including financial institutions and the telephone company, through which MBIA Inc. conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were year 2000-ready as of December 31, 1998. Additional testing will continue throughout 1999.

Financial Strength Ratings of MBIA Insurance Corporation

    Moody's rates the financial strength of MBIA Insurance Corporation "Aaa." Standard & Poor's rates the financial strength of MBIA Insurance Corporation "AAA." Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA Insurance Corporation "AAA."

    Each rating of MBIA Insurance Corporation should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA Insurance Corporation and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the offered securities, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the offered securities. MBIA Insurance Corporation does not guaranty the market price of the offered securities, nor does it guaranty that the ratings on the offered securities will not be revised or withdrawn.

                      DESCRIPTION OF THE INSURANCE POLICY

    On the closing date, MBIA Insurance Corporation, as insurer, will issue an insurance policy for the benefit of the noteholders and the certificateholders under which the insurer will unconditionally and irrevocably guarantee the payment of the monthly servicing fee, Monthly Note Interest, Monthly Note Principal, Monthly Certificate Interest and Monthly Certificate Principal for each Payment Date. The insurer will pay any amount payable under the insurance policy no later than 12:00 noon, Eastern Time, on the later of the related Payment Date and the second business day following receipt by the insurer of a notice specifying the Policy Claim Amount for that Payment Date. All amounts paid under the insurance policy will be deposited in the collection account; provided, however, that, if the notes have been declared immediately due and payable following an event of default under the indenture, amounts paid under the insurance policy in respect of Monthly Certificate Interest or Monthly Certificate Principal will be deposited directly in the certificate payment account. The insurance policy will be issued under an insurance and reimbursement agreement among CarMax Auto Receivables, CarMax Auto Superstores, in its individual capacity and as seller and servicer, and the insurer.

    The insurer will be entitled to receive on each Payment Date, from the Available Funds for that Payment Date plus any amounts withdrawn from the reserve account on that Payment Date, the premium payable under the insurance agreement for that Payment Date, the aggregate amount of any unreimbursed payments under the insurance policy and various other amounts, in each case as described under "Collections and Payments--Payment Date Distributions-- Collection Account" beginning on page 56 of this prospectus. The insurer will not be entitled to reimbursement of any amounts paid under the insurance policy from the noteholders or the certificateholders. The insurer will have no obligations to the noteholders, the certificateholders, the indenture trustee or the owner trustee other than its obligations under the insurance policy.

                           REPORTS TO SECURITYHOLDERS

    Unless and until the notes or the certificates, as applicable, are issued in fully registered, certificated form, the indenture trustee will provide monthly and annual statements concerning the trust and the offered securities to Cede, the nominee of DTC, as registered holder of the offered securities. These statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the offered securities may be obtained by contacting the servicer at CarMax Auto Superstores, Inc., c/o Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasury Department, telephone: (804) 527-4000. See "Registration of the Offered Securities--Definitive Securities" beginning on page 52 of this prospectus for a further discussion of the limited circumstances under which the notes or the certificates will be issued in fully registered, certificated form.

                          DESCRIPTION OF THE INDENTURE

    The following summary describes the material terms of the indenture. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Events of Default

    The following events will constitute events of default under the indenture:

  . the trust shall fail to make any required interest payment on the notes and that failure shall continue unremedied for five business days;

  . the trust shall fail to make any required principal payment on the notes;

  . the trust shall fail to observe or perform any material covenant or agreement of the trust made in the indenture and that failure shall continue unremedied for 60 days after written notice of that failure shall have been given to the trust by the indenture trustee or the insurer or to the trust and the indenture trustee by the holders of notes evidencing not less than 25% of the principal balance of the notes;

  . any representation or warranty of the trust made in the indenture or in any certificate delivered under the indenture shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the trust by the indenture trustee or the insurer or to the trust and the indenture trustee by the holders of notes evidencing not less than 25% of the principal balance of the notes;

  . an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the trust or any substantial part of the trust assets; or

  . a claim shall be made under the insurance policy;

provided, however, that, unless an Insurer Default shall have occurred and be continuing, neither the indenture trustee nor the noteholders may declare an event of default under the indenture. If an Insurer Default shall not have occurred and be continuing, an event of default will occur under the indenture only upon delivery by the insurer to the indenture trustee of notice that an event of default has occurred under the indenture.

Rights Upon Event of Default

    If an event of default shall have occurred and be continuing under the indenture and an Insurer Default shall not have occurred and be continuing, the insurer may declare the notes to be immediately due and payable and cause the indenture trustee to sell the property of the trust in whole or in part and to distribute the proceeds of that sale in accordance with the indenture. The insurer may not, however, cause the indenture trustee to sell the property of the trust in whole or in part following an event of default under the indenture if the proceeds of that sale would not be sufficient to pay in full the principal amount of and accrued but unpaid interest on the notes unless the event of default arose from a claim being made under the insurance policy or from an event of bankruptcy, insolvency, receivership or liquidation with respect to the trust. If an event of default shall have occurred and be continuing under the indenture and an Insurer Default shall not have occurred and be continuing, the insurer, at its option, may elect to prepay all or any portion of the principal amount of and accrued but unpaid interest on the notes and, if the notes have been paid in full, the certificates. The indenture trustee will continue to submit claims under the insurance policy with respect to the notes and the certificates following an event of default under the indenture.

    If an event of default shall have occurred and be continuing under the indenture and an Insurer Default shall have occurred and be continuing, the indenture trustee or the holders of notes evidencing not less than 66 2/3% of the principal balance of the notes may declare the notes to be immediately due and payable. Any declaration of acceleration by the indenture trustee or the noteholders may be rescinded by the holders of notes evidencing not less than 66 2/3% of the principal balance of the notes at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if the trust has deposited with the indenture trustee an amount sufficient to pay all principal of and interest on the notes as if the event of default giving rise to the declaration of acceleration had not occurred and all events of default under the indenture, other than the nonpayment of principal of the notes that has become due solely as a result of the acceleration, have been cured or waived.

    If the notes have been declared immediately due and payable by the indenture trustee or the noteholders following an event of default under the indenture, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the trust, or elect to maintain the property of the trust and continue to apply proceeds from the property of the trust as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the trust following an event of default under the indenture, other than a default for five or more business days in the payment of interest on the notes or a default in the payment of any required principal payment on the notes unless:

  . 100% of the noteholders consent to the sale;

  . the proceeds of the sale are sufficient to pay in full the principal amount of and accrued but unpaid interest on the notes and all amounts due to the insurer under the insurance agreement; or

  . the indenture trustee determines that the property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due had the notes not been declared due and payable and the holders of notes evidencing not less than 66 2/3% of the principal balance of the notes consent to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the trust to pay principal of and interest on the notes on an ongoing basis.

    If the property of the trust is sold following an event of default under the indenture, the indenture trustee will apply or cause to be applied the proceeds of that sale to make the following payments in the following order of priority:

      (1) to the indenture trustee, all amounts due to the indenture trustee as compensation under the terms of the indenture;

      (2) to the servicer, all accrued but unpaid monthly servicing fees;

      (3) to the noteholders, all accrued but unpaid interest on the notes;

      (4) to the noteholders, the principal balance of the notes;

      (5) to the certificateholders, all accrued but unpaid interest on the certificates; and

      (6) to the certificateholders, the principal balance of the certificates.

    Any remaining amounts will be distributed first to the insurer for amounts due to the insurer under the insurance agreement and then to CarMax Auto Receivables.

    If the property of the trust is sold following an event of default under the indenture and the proceeds of that sale are not sufficient to pay in full the principal balance of and all accrued but unpaid interest on the notes and the certificates, the indenture trustee will withdraw available amounts from the reserve account and submit claims under the insurance policy in respect of that shortfall.

    If an event of default shall have occurred and be continuing under the indenture, subject to the provisions of the indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the noteholders if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.

Waiver of Past Defaults

    The insurer, if an Insurer Default shall not have occurred and be continuing, or the holders of notes evidencing not less than 51% of the principal balance of the notes, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, may, on behalf of all noteholders, waive any past default or event of default under the indenture prior to the acceleration of the notes, other than a default in payment of principal of or interest on any of the notes or in respect of any covenant or other provision in the indenture that cannot be amended, supplemented or modified without the unanimous consent of the noteholders.

Covenants

  The trust will not:

  . except as expressly permitted by the purchase agreement, the trust agreement, the sale and servicing agreement or the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

  . claim any credit on or make any deduction from the interest or principal payable in respect of the notes or the certificates, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the trust;

  . dissolve or liquidate in whole or in part;

  . permit the validity or effectiveness of the indenture to be impaired;

  . permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

  . permit the creation of any lien with respect to any of the assets of the trust, other than the lien of the indenture and except for tax liens, mechanics' liens and other liens arising by operation of law;

  . permit the lien of the indenture not to constitute a valid, first priority security interest in the assets of the trust, except for tax liens, mechanics' liens and other liens arising by operation of law;

  . engage in any activities other than financing, acquiring, owning, pledging and managing the contracts as contemplated by the purchase agreement, the trust agreement, the sale and servicing agreement and the indenture and activities incidental to those activities; or

  . incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes or indebtedness otherwise permitted by the purchase agreement, the trust agreement, the sale and servicing agreement or the indenture.

Replacement of Indenture Trustee

    The insurer, if an Insurer Default shall not have occurred and be continuing, or the holders of notes evidencing not less than 51% of the principal balance of the notes, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, may remove the indenture trustee without cause by notifying the indenture trustee and the trust of that removal and, following that removal, may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of
Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by Moody's and Standard & Poor's or must otherwise be acceptable to Moody's and Standard & Poor's.

    The indenture trustee may resign at any time by notifying the trust, the noteholders and the insurer of that resignation. The trust will be required to remove the indenture trustee if the indenture trustee:

  . ceases to be eligible to continue as the trustee under the indenture;

  . is adjudged to be bankrupt or insolvent;

  . comes under the charge of a receiver or other public officer; or

  . otherwise becomes incapable of acting.

    Upon the resignation or required removal of the indenture trustee, or the failure of the noteholders to appoint a successor trustee following the removal of the indenture trustee without cause, the trust, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, will be required promptly to appoint a successor trustee under the indenture.

Duties of Indenture Trustee

    Except upon the occurrence and during the continuation of an event of default under the indenture, the indenture trustee:

  . will perform those duties and only those duties that are specifically set forth in the indenture;

  . may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

  . will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

    Upon the occurrence and during the continuation of an event of default under the indenture, the indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

Compensation; Indemnification

    The trust will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture; provided, however, that the indenture trustee will not be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

  . for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

  . for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the indenture; or

  . for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

    The indenture trustee will not be deemed to have knowledge of any event of default under the indenture unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the indenture.

Access to Noteholder List

    If the notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the trust will furnish or cause to be furnished to the indenture trustee, within five days after each Record Date, a list of the names and addresses of the noteholders as of that Record Date. In addition, if the notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the trust will furnish or cause to be furnished to the indenture trustee, within 30 days after receipt by the indenture trustee of a written request for a list of the names and addresses of the noteholders, a list of the names and addresses of the noteholders as of a date not more than 10 days before the date that list is furnished.

Annual Compliance Statement; Annual Report

    The trust will file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture. The indenture trustee will mail annually to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any material indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by the indenture trustee that materially affects the notes and that has not previously been reported.

Satisfaction and Discharge of Indenture

    If the insurance policy has been terminated and returned to the insurer for cancellation, the indenture will be discharged with respect to the collateral securing the notes:

  . upon delivery to the indenture trustee for cancellation of all the notes or, if all notes not delivered to the indenture trustee for cancellation have become due and payable, upon deposit with the indenture trustee of funds sufficient for the payment in full of the principal amount of and accrued but unpaid interest on the notes;

  . upon delivery to the indenture trustee and the insurer of an officer's certificate and an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been satisfied; and

  . upon delivery to the indenture trustee of an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, to the effect that the satisfaction and discharge of the indenture will not cause any noteholder to be treated as having sold or exchanged its notes for purposes of Section 1001 of the Internal Revenue Code.

Modification of Indenture

    The owner trustee, on behalf of the trust, and the indenture trustee may, without the consent of the noteholders but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer, Moody's and Standard & Poor's, enter into one or more supplemental indentures for the purpose of, among other things, adding to the covenants of the trust for the benefit of the noteholders, curing any ambiguity, correcting or supplementing any provision of the indenture which may be inconsistent with any other provision of the indenture or this prospectus or adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture which will not be inconsistent with other provisions of the indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any noteholder or certificateholder. A supplemental indenture will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if the person requesting the supplemental indenture obtains and delivers to the indenture trustee:

  . an opinion of counsel to that effect; or

  . a letter from each of Moody's and Standard & Poor's to the effect that the supplemental indenture would not result in a downgrading or withdrawal of the rating then assigned by that rating agency to the notes or the certificates.

    The owner trustee, on behalf of the trust, and the indenture trustee may, with the consent of the holders of notes evidencing not less than 51% of the principal balance of the notes, and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer, Moody's and Standard & Poor's, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the noteholders; provided, however, that no such supplemental indenture consented to by the insurer on behalf of the noteholders may materially adversely affect the interests of any noteholder or certificateholder; and, provided further, that no such supplemental indenture may, without the consent of all noteholders affected by the supplemental indenture:

  . change the final scheduled Payment Date for any class of notes or the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified for any note or the redemption price with respect to any note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the trust to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

  . impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

  . reduce the percentage of the principal balance of the notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with the provisions of the indenture or of the defaults under the indenture and their consequences as provided in the indenture;

  . modify the provisions of the indenture regarding the voting of notes held by the trust, any other obligor upon the notes, CarMax Auto Receivables, the servicer or any affiliate of any of them;

  . reduce the percentage of the principal balance of the notes the consent of the holders of which is required to direct the indenture trustee to sell the assets of the trust if the proceeds of that sale would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the notes;

  . modify the provisions of the indenture in such a manner as to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

  . permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive any noteholder of the security afforded by the lien of the indenture.

    A supplemental indenture will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if the person requesting the supplemental indenture obtains and delivers to the indenture trustee:

  . an opinion of counsel to that effect; or

  . a letter from each of Moody's and Standard & Poor's to the effect that the supplemental indenture would not result in a downgrading or withdrawal of the rating then assigned by that rating agency to the notes or the certificates.

    No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the supplemental indenture will not materially adversely affect the taxation of any note or certificate, or any noteholder or certificateholder, or adversely affect the tax status of the trust. No supplemental indenture will be permitted without the consent of the insurer if the supplemental indenture would reasonably be expected to materially adversely affect the interests of the insurer.

Administration Agreement

    CarMax Auto Receivables, as administrator, the owner trustee, on behalf of the trust, and the indenture trustee will enter into an administration agreement under which the administrator will agree to provide notices and to perform other obligations under the indenture. The administrator will be entitled to a monthly administrative fee as compensation for the performance of its obligations under the administration agreement, which fee will be paid by the servicer. A form of the administration agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

                       DESCRIPTION OF THE TRUST AGREEMENT

    The following summary describes the material terms of the trust agreement. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Formation of Trust; Issuance of Certificates

    On October 8, 1999, CarMax Auto Receivables formed the trust and appointed the owner trustee as trustee of the trust. The owner trustee will, concurrently with the transfer of the contracts to the trust under the sale and servicing agreement, issue the certificates.

Replacement of Owner Trustee

    The owner trustee may resign at any time by notifying the administrator and the insurer of that resignation. The administrator may remove the owner trustee if the owner trustee:

  . ceases to be eligible to continue as the trustee under the trust agreement;

  . is adjudged to be bankrupt or insolvent;

  . comes under the charge of a receiver or other public officer; or

  . otherwise becomes incapable of acting.

    Upon the resignation or removal of the owner trustee, the administrator, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, will be required promptly to appoint a successor trustee under the trust agreement.

Duties of Owner Trustee

    The owner trustee will agree to administer the trust in the interest of the certificateholders, subject to the lien of the indenture, and in accordance with the provisions of the trust agreement. The owner trustee will not be required to take any action that it has reasonably determined is likely to result in liability on the part of the owner trustee or that is contrary to the terms of the trust agreement or applicable law.

Compensation; Indemnification

    CarMax Auto Receivables will pay to the owner trustee from time to time reasonable compensation for its services, reimburse the owner trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the owner trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the administration of the trust or the performance of its duties under the trust agreement; provided, however, that the owner trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The owner trustee will not be liable:

  . for any error of judgment made by it in good faith unless it is proved that the owner trustee was negligent in ascertaining the pertinent facts;

  . for any action it takes or omits to take in good faith in accordance with directions received by it from the certificateholders, the indenture trustee, CarMax Auto Receivables, the administrator or the servicer;

  . for indebtedness evidenced by or arising under the trust agreement or any of the related documents, including the principal of or interest on the notes or the certificates; or

  . for the default or misconduct of the servicer, the administrator, CarMax
    Auto Receivables, the indenture trustee or any agent or attorney selected by the owner trustee with reasonable care.

Termination of Trust

    If the insurance policy has been terminated and returned to the insurer for cancellation, the trust agreement, except for provisions relating to compensation, reimbursement and indemnification of the owner trustee, and the trust will terminate and be of no further force or effect:

  . upon the payment to the insurer, the noteholders and the certificateholders of all amounts required to be paid to them under the insurance agreement, the trust agreement and the indenture, as applicable; or

  . on the Payment Date following the month which is one year after the maturity or other liquidation of the last contract in the contract pool and the disposition of any amounts received upon liquidation of any property remaining in the trust.

Amendment of Trust Agreement

    The owner trustee, on behalf of the trust, and CarMax Auto Receivables may, without the consent of the noteholders or the certificateholders but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer, Moody's and Standard & Poor's, amend the trust agreement for the purpose of curing any ambiguity, correcting or supplementing any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or this prospectus or adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement which will not be inconsistent with other provisions of the trust agreement; provided, however, that no such amendment may materially adversely affect the interests of any noteholder or certificateholder. An amendment will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if the person requesting the amendment obtains and delivers to the owner trustee:

  . an opinion of counsel to that effect; or

  . a letter from each of Moody's and Standard & Poor's to the effect that the amendment would not result in a downgrading or withdrawal of the rating then assigned by that rating agency to the notes or the certificates.

    The owner trustee, on behalf of the trust, and CarMax Auto Receivables may, with the consent of the holders of notes evidencing not less than 51% of the principal balance of the notes or, if the notes have been paid in full, holders of certificates evidencing not less than 51% of principal balance of the certificates, and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing, with prior written notice to the insurer, Moody's and Standard & Poor's, amend the trust agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the noteholders or the certificateholders; provided, however, that no amendment may:

  . increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the contracts or distributions that are required to be made for the benefit of the noteholders or the certificateholders, or change the interest rate applicable to any class of notes or the interest rate applicable to the certificates without the consent of all noteholders and certificateholders adversely affected by the amendment;

  . reduce the percentage of the principal balance of the notes or the principal balance of the certificates the consent of the holders of which is required for any amendment to the trust agreement without the consent of all noteholders and certificateholders adversely affected by the amendment; or

  . adversely affect the rating assigned by Moody's or Standard & Poor's to any class of notes or the certificates without the consent of the holders of notes evidencing not less than 66 2/3% of the principal balance of that class or the holders of certificates evidencing not less than 66 2/3% of the principal balance of the certificates, as applicable.

    No amendment to the trust agreement will be permitted unless an opinion of counsel is delivered to the owner trustee to the effect that the amendment will not materially adversely affect the taxation of any note or certificate, or any noteholder or certificateholder, or adversely affect the tax status of the trust. No amendment to the trust agreement will be permitted without the consent of the insurer if the amendment would reasonably be expected to materially adversely affect the interests of the insurer.

                     DESCRIPTION OF THE PURCHASE AGREEMENT
                      AND THE SALE AND SERVICING AGREEMENT

    The following summary describes the material terms of the purchase agreement and the sale and servicing agreement. A form of the purchase agreement and a form of the sale and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part.

Transfer of Contracts

    On the closing date, CarMax Auto Superstores will sell its entire right in the contracts, including its security interests in the financed vehicles, to CarMax Auto Receivables under the purchase agreement, and CarMax Auto Receivables will transfer its entire right in the contracts, including its security interests in the financed vehicles, to the trust under the sale and servicing agreement. Each contract will be identified in a schedule appearing as an exhibit to the purchase agreement and the sale and servicing agreement. The indenture trustee and the owner trustee will, concurrently with the transfer of the contracts to the trust, execute, authenticate and deliver the notes and the certificates to CarMax Auto Receivables in exchange for the contracts.

    In the purchase agreement, CarMax Auto Superstores will represent and warrant to CarMax Auto Receivables that:

  . the information provided by CarMax Auto Superstores with respect to the contracts is correct in all material respects;

  . each obligor under a contract has obtained or agreed to obtain and has agreed to maintain physical damage insurance covering the related financed vehicle in accordance with CarMax Auto Superstores' normal requirements;

  . as of the closing date, the contracts were free and clear of all security interests, liens, charges and encumbrances, other than the lien of CarMax Auto Receivables, and no offsets, defenses or counterclaims against CarMax Auto Superstores or CarMax Auto Receivables had been asserted or threatened with respect to the contracts;

  . as of the closing date, each contract was secured by a first perfected security interest in the related financed vehicle in favor of CarMax Auto Superstores, as registered lienholder, or CarMax Auto Superstores had taken all necessary action with respect to each contract to secure a first perfected security interest in the related financed vehicle; and

  . each contract complied in all material respects, as of the date on which it was originated and as of the closing date, with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

    CarMax Auto Superstores will agree under the purchase agreement to repurchase from CarMax Auto Receivables or the trust any contract as to which CarMax Auto Superstores has breached a representation or warranty if that breach materially and adversely affects the interest of CarMax Auto Receivables or its assignee in that contract and CarMax Auto Superstores has not cured that breach on or before the last day of the month which includes the 30th day after the date of discovery by or notice to CarMax Auto Superstores of that breach. Each contract to be repurchased by CarMax Auto Superstores must be repurchased on or before the Payment Date following that last day for a price equal to the outstanding principal balance of that contract plus accrued interest on that balance at the applicable contract rate to the date of repurchase. CarMax Auto Receivables will assign to the trust under the sale and servicing agreement certain of its rights under the purchase agreement, including its right to cause CarMax Auto Superstores to repurchase contracts as to which there has been a breach of a representation or warranty. The repurchase obligation of CarMax Auto Superstores under the purchase agreement, as assigned to the trust under the sale and servicing agreement, will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders or the owner trustee for any uncured breach of a representation or warranty contained in the purchase agreement. Circuit City Stores, Inc., the corporate parent of CarMax Auto Superstores, will unconditionally guaranty the repurchase obligation of CarMax Auto Superstores under the purchase agreement.

Servicing Procedures

    The servicer will agree under the sale and servicing agreement to service, manage, maintain custody of and collect amounts due under the contracts. The servicer will agree to make reasonable efforts to collect all payments due under the contracts and will, consistent with the sale and servicing agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle retail installment sale contracts that it owns or services for others. The servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any defaulted contracts. The servicer may sell the financed vehicle securing any defaulted contract at a public or private sale or take any other action permitted by applicable law.

    The servicer may, in its sole discretion but consistent with its normal practices and procedures, extend or modify the payment schedule applicable to any contract; provided, however, that if the extension of a payment schedule causes a contract to remain outstanding on the final scheduled Payment Date for the certificates, the servicer will agree under the sale and servicing agreement to purchase that contract as of the last day of the month preceding that final scheduled Payment Date. The purchase obligation of the servicer under the sale and servicing agreement will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders or the owner trustee for any extension of a payment schedule that causes a contract to remain outstanding on the final scheduled Payment Date for the certificates.

    Circuit City Stores will unconditionally guaranty the performance by CarMax Auto Superstores of its obligations as servicer under the sale and servicing agreement, including its obligation to purchase contracts that remain outstanding on the final scheduled payment date for the certificates because of a payment extension.

Servicing Compensation

    The servicer will be entitled to receive a monthly fee for servicing the contracts. The monthly servicing fee for any month will equal the product of one-twelfth of 1.00% per annum and the principal balance of the contracts as of the last day of the preceding month. The servicer will also be entitled to reimbursement from the trust for various liabilities.

    The monthly servicing fee will compensate the servicer for performing the functions of a third-party servicer of motor vehicle retail installment sale contracts as agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the contracts, investigating delinquencies, sending payment coupons to obligors and overseeing collateral in cases of obligor default. The monthly servicing fee will also compensate the servicer for administering the contract pool, including accounting for collections, furnishing monthly and annual statements to the indenture trustee and the owner trustee with respect to distributions and generating federal income tax information for the trust and for the noteholders and the certificateholders. The monthly servicing fee also will reimburse the servicer for taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the contract pool.

Evidence of Compliance

    The sale and servicing agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and the owner trustee a statement as to compliance by the servicer during the preceding twelve months with applicable standards relating to the servicing of the contracts. The sale and servicing agreement will also provide for delivery to the indenture trustee and the owner trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any obligation, describing that default. The servicer will agree to give the indenture trustee and the owner trustee notice of the occurrence of an event of servicing termination under the sale and servicing agreement. Copies of these statements and certificates may be obtained by the noteholders and the certificateholders by a request in writing addressed to the indenture trustee at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group--Structured Finance, or to the owner trustee at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

Resignation; Merger or Consolidation

    The sale and servicing agreement will provide that CarMax Auto Superstores may not resign from its obligations and duties as servicer except upon a determination that its performance of its duties as servicer is no longer permissible under applicable law. Any resignation by CarMax Auto Superstores will become effective only when the indenture trustee or a successor servicer has assumed CarMax Auto Superstores' servicing obligations and duties under the sale and servicing agreement.

    Any corporation or other entity into which CarMax Auto Superstores may be merged or consolidated, or any corporation or other entity resulting from any merger or consolidation to which CarMax Auto Superstores is a party, or any corporation or other entity succeeding to the motor vehicle financing and contract servicing business of CarMax Auto Superstores, which corporation or other entity assumes the obligations of the servicer, will be the successor to the servicer under the sale and servicing agreement.

Limitation on Liability

    The sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust, the noteholders or the certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any of its directors, officers, employees or agents will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement. In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Events of Servicing Termination

    The following events will constitute events of servicing termination under the sale and servicing agreement:

  . the servicer shall fail to make any required payment or deposit under the sale and servicing agreement and that failure shall continue unremedied beyond the earlier of five business days following the date that payment or deposit was due and, in the case of a payment or deposit to be made no later than a Payment Date, that Payment Date;

  . the servicer shall fail to deliver to the insurer, the indenture trustee or the owner trustee, as applicable, the monthly report relating to the payment of amounts on deposit in the collection account, the note payment account or the certificate payment account and that failure shall continue unremedied beyond the earlier of three business days following the date that report was due and the related Payment Date;

  . the servicer shall fail to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement and that failure shall materially and adversely affect the rights of the insurer, the noteholders or the certificateholders and shall continue unremedied for 60 days after written notice of that failure shall have been given to the servicer by the indenture trustee, the owner trustee or the insurer or to the servicer, the indenture trustee and the owner trustee by the holders of notes evidencing not less than 25% of the principal balance of the notes or, if the notes have been paid in full, by the holders of certificates evidencing not less than 25% of the principal balance of the certificates;

  . any representation or warranty of the servicer made in the sale and servicing agreement or in any certificate delivered under the sale and servicing agreement, other than any representation or warranty relating to a contract that has been purchased by the servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the servicer by the indenture trustee, the owner trustee or the insurer or to the servicer, the indenture trustee and the owner trustee by the holders of notes evidencing not less than 25% of the principal balance of the notes or, if the notes have been paid in full, by the holders of certificates evidencing not less than 25% of the principal balance of the certificates;

  . an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the servicer; or

  . the servicer shall cease to be eligible to continue as servicer under the sale and servicing agreement.

Rights Upon Event of Servicing Termination

    If an event of servicing termination shall have occurred and be continuing under the sale and servicing agreement and an Insurer Default shall not have occurred and be continuing, the insurer may terminate all of the rights and obligations of the servicer under the sale and servicing agreement. If an event of servicing termination shall have occurred and be continuing under the sale and servicing agreement and an Insurer Default shall have occurred and be continuing, the holders of notes evidencing not less than 51% of the principal balance of the notes or, if the notes have been paid in full, the holders of certificates evidencing not less than 51% of the principal balance of the certificates, may terminate all of the rights and obligations of the servicer under the sale and servicing agreement. If the rights and obligations of the servicer under the sale and servicing agreement have been terminated, the indenture trustee, or a successor servicer appointed by the insurer or, with the consent of the insurer, by the indenture trustee, will succeed to all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no event of servicing termination other than that appointment has occurred and is continuing under the sale and servicing agreement, that trustee or similar official may have the power to prevent a transfer of servicing. If the indenture trustee is unwilling or unable to act as successor servicer, the insurer or, with the consent of the insurer, the indenture trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer with assets of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. The indenture trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement.

Right of Insurer to Terminate Servicer

    The insurance agreement sets forth additional termination events applicable to the servicer, including a material failure of performance by the servicer under the sale and servicing agreement and an increase in the delinquencies or net losses on the contracts above specified levels. If a termination event shall have occurred and be continuing under the insurance agreement and an Insurer Default shall not have occurred and be continuing, the insurer may terminate all of the rights and obligations of the servicer under the sale and servicing agreement.

Waiver of Past Defaults

    The holders of notes evidencing not less than 51% of the principal balance of the notes may, on behalf of all noteholders and certificateholders, or, if the notes have been paid in full, the holders of certificates evidencing not less than 51% of the principal balance of the certificates may, on behalf of all certificateholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and all consequences of that default, except a default in making any required deposits to or payments from the collection account, the note payment account, the certificate payment account or the reserve account in accordance with the sale and servicing agreement; provided, however, that the provisions of the sale and servicing agreement cannot be waived without the consent of the insurer if the waiver would reasonably be expected to have a materially adverse effect upon the rights of the insurer. No waiver of a default by the servicer in the performance of its obligations under the sale and servicing agreement will impair the rights of the noteholders, the certificateholders or the insurer with respect to subsequent events of servicing termination under the sale and servicing agreement.

    The insurer, if an Insurer Default shall not have occurred and be continuing, may, on behalf of all noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and all consequences of that default.

Amendment of the Sale and Servicing Agreement

    The sale and servicing agreement may be amended from time to time by CarMax Auto Receivables, the servicer and the owner trustee, on behalf of the trust, with the consent of the indenture trustee but without the consent of the noteholders or the certificateholders, to cure any ambiguity, to correct or supplement any provision in the sale and servicing agreement that may be inconsistent with any other provisions in the sale and servicing agreement or this prospectus or to add, change or eliminate any other provisions with respect to matters or questions arising under the sale and servicing agreement that are not inconsistent with the provisions of the sale and servicing agreement; provided, however, that no such amendment to the sale and servicing agreement may materially adversely affect the interests of any noteholder or any certificateholder. An amendment will be deemed not to materially adversely affect the interests of any noteholder or any certificateholder if the person requesting the amendment obtains and delivers to the indenture trustee:

  . an opinion of counsel to that effect; or

  . a letter from each of Moody's and Standard & Poor's to the effect that the amendment would not result in a downgrading or withdrawal of the rating then assigned by that rating agency to the notes or the certificates.

    The sale and servicing agreement may also be amended from time to time by CarMax Auto Receivables, the servicer and the owner trustee, on behalf of the trust, with the consent of the indenture trustee, the consent of the holders of notes evidencing not less than 51% of the principal balance of the notes or, if the notes have been paid in full, the holders of certificates evidencing not less than 51% of the principal balance of the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, that no such amendment may:

  . increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the contracts or distributions that are required to be made for the benefit of the noteholders or the certificateholders, or change the interest rate applicable to any class of notes, the interest rate applicable to the certificates or the Required Reserve Account Amount, without the consent of all noteholders and certificateholders adversely affected by the amendment;

  . reduce the percentage of the principal balance of the notes or the principal balance of the certificates the consent of the holders of which is required for any amendment to the sale and servicing agreement without the consent of all noteholders and certificateholders adversely affected by the amendment; or

  . adversely affect the rating assigned by Moody's or Standard & Poor's to any class of notes or the certificates without the consent of the holders of notes evidencing not less than 66 2/3% of the principal balance of that class or the holders of certificates evidencing not less than 66 2/3% of the principal balance of the certificates, as applicable.

    No amendment to the sale and servicing agreement will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the amendment will not adversely affect the tax status of the trust. No amendment to the sale and servicing agreement will be permitted without the consent of the insurer if the amendment would reasonably be expected to materially adversely affect the interests of the insurer.

Optional Purchase of Contracts

    In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase all remaining contracts in the contract pool from the trust as of any Payment Date if the principal balance of the contracts as of the close of business on the last day of any previous month was 10% or less of the initial principal balance of the contracts; provided, however, that the purchase price paid by the servicer for the remaining contracts must equal or exceed the principal balance of the notes and the certificates as of the purchase date plus accrued but unpaid interest on that principal balance as of the purchase date plus all amounts due to the insurer under the insurance agreement. The exercise of this right will effect the early retirement of the notes and the certificates.

                   MATERIAL LEGAL ASPECTS OF THE TRANSACTION

Interest in Contracts

    The contracts constitute "chattel paper" under the Uniform Commercial Code. In most cases, a sale of chattel paper is treated under the UCC in a manner similar to a transaction creating a security interest in chattel paper. CarMax Auto Superstores and CarMax Auto Receivables will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of CarMax Auto Receivables and the trust, as the case may be, in the contracts.

    Under the sale and servicing agreement, the servicer will hold the contracts as custodian for the indenture trustee and the trust following the transfer of the contracts to the trust. CarMax Auto Receivables will take such action as is required to perfect the rights of the indenture trustee and the trust in the contracts. The contracts will not, however, be segregated or otherwise marked to reflect their transfer to the trust. If, through inadvertence or otherwise, a third party purchases or takes a security interest in the contracts for new value in the ordinary course of business and takes possession of the contracts without actual knowledge of the trust's interest, that purchaser or secured party will acquire an interest in the contracts that is superior to the interest of the trust.

    Under the sale and servicing agreement, the servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trust's interest in the contracts and the proceeds of the contracts.

Security Interest in Vehicles

    The contracts evidence the credit sale of motor vehicles. The contracts also constitute personal property security agreements and include grants of security interests in the financed vehicles under the UCC. In most states, the perfection of a security interest in a motor vehicle is governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the states where CarMax Auto Superstores currently originates contracts, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. In the case of the financed vehicles, the lien is or will be perfected in the name of CarMax Auto Superstores, as registered lienholder. The terms of each contract prohibit the sale or transfer of the related financed vehicle without the consent of the registered lienholder.

    On the closing date, CarMax Auto Superstores will assign its security interests in the financed vehicles to CarMax Auto Receivables under the purchase agreement and CarMax Auto Receivables will assign its security interests in the financed vehicles to the trust under the sale and servicing agreement. To facilitate servicing and to reduce administrative burden and expense, the certificates of title for the financed vehicles will not be marked to reflect the security interests of CarMax Auto Receivables or the trust in the financed vehicles.

    In most states, an assignment of a security interest in a motor vehicle is effective to convey that security interest to the assignee without noting the assignment on the related certificate of title. In some states, however, including several states in which the contracts were originated, an assignment of a security interest in a motor vehicle may not be effective to convey that security interest to the assignee unless the assignment is noted on the related certificate of title. If the trust fails to obtain a perfected security interst in any financed vehicles, the interest of the trust in those vehicles would be subordinate to, among others, holders of perfected security interests in those vehicles.

    By not identifying the trust as the secured party on the certificates of title for the financed vehicles, the security interests of the trust in the financed vehicles could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or the registered lienholder, or administrative error by state or local agencies, the notation of CarMax Auto Superstores' lien on the certificates of title should be sufficient to protect the trust against the rights of a subsequent purchaser of a financed vehicle or a subsequent lender who takes a security interest in a financed vehicle. If CarMax Auto Superstores has failed to obtain a perfected security interest in any financed vehicles, the interest of CarMax Auto Superstores in those vehicles would be subordinate to, among others, subsequent purchasers of those vehicles and holders of perfected security interests in those vehicles. Any failure to obtain a perfected security interest would constitute a breach of a representation and warranty under the purchase agreement and would create an obligation of CarMax Auto Superstores to repurchase the related contract, unless the breach were cured in a timely manner. See "Description of the Purchase Agreement and the Sale and Servicing Agreement--Transfer of Contracts" beginning on page 77 of this prospectus for a further discussion of the representations and warranties made by CarMax Auto Superstores in the purchase agreement.

    Under the laws of most states, including most of the states in which the contracts were originated, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a state other than the state which issued the related certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Because CarMax Auto Superstores will have its lien noted on the certificates of title for the financed vehicles and the servicer will retain possession of the certificates of title issued by most states in which contracts were originated, the servicer would ordinarily learn of an attempt to re-register a financed vehicle. As a result, the trust would ordinarily have the opportunity to re-perfect its security interest in the financed vehicle in the new state. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

    In the ordinary course of servicing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the related certificate of title or will receive notice of the sale as a result of the notation of CarMax Auto Superstores' lien on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under the sale and servicing agreement, the servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the financed vehicles.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a security interest in the motor vehicle, even if that security interest is perfected. In some states, a perfected security interest in a motor vehicle may take priority over liens for repairs.

    CarMax Auto Superstores will represent and warrant in the purchase agreement and the sale and servicing agreement that, as of the date of issuance of the notes and the certificates, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle, other than tax liens, mechanics' liens and other liens that arise by operation of law. CarMax Auto Superstores is not required to give notice to the indenture trustee or the owner trustee, or to the noteholders or the certificateholders, if a tax lien, mechanics' lien or other permitted lien arises with respect to a financed vehicle during the term of a contract.

Repossession of Vehicles

    If an obligor defaults under a motor vehicle retail installment sale contract, the holder of that contract has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the financed vehicle. The self-help repossession remedy is available under the UCC in most of the states in which contracts have been originated as long as the repossession can be accomplished without a breach of the peace. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court prior to initiating repossession. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

    If an obligor defaults under a motor vehicle retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In most states, this right of reinstatement may be exercised on a limited number of occasions during any one-year period.

    The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and the date after which any private sale of the collateral may be held. In most states, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and as permitted by law, reasonable attorneys' fees.

Deficiency Judgments and Excess Proceeds

    The proceeds of resale of any financed vehicle will be applied first to the expenses of resale and repossession and then to the satisfaction of the related contract. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. The deficiency judgment would be a personal judgment against the obligor for the shortfall, however, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or, if no lienholder exists, to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. In addition, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, most of the provisions of which are duplicated by the Uniform Consumer Credit Code, other state statutes or state common law, has the effect of subjecting a seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due from the obligor. Most of the contracts will be subject to the requirements of the FTC rule. Accordingly, the owner trustee, as holder of the contracts, will be subject to any claims or defenses that the obligor of the related financed vehicle may assert against the seller of the vehicle. These claims, to the extent based on the FTC rule, are limited to a maximum liability equal to the amounts paid by the obligor on the contract. Claims not based on the FTC rule, such as assignee direct liability for Truth-In-Lending Act violations apparent on the face of the required disclosure statement, may not be so limited.

    Under most state motor vehicle dealer licensing laws, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for those vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a vehicle, the purchaser may be able to assert a defense against the seller of the vehicle. If an obligor under the contracts were successful in asserting any claim or defense of this type, the claim or defense would constitute a breach of a representation and warranty under the purchase agreement and would create an obligation of CarMax Auto Superstores to repurchase the related contract, unless the breach were cured in a timely manner.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. In most cases, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to the consumers.

    CarMax Auto Superstores will represent and warrant in the purchase agreement that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and the claim materially and adversely affects the trust's interest in a contract, the violation would constitute a breach of a representation and warranty under the purchase agreement and would create an obligation of CarMax Auto Superstores to repurchase the related contract, unless the breach were cured in a timely manner.

Other Limitations

    In addition, tax and various other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of CarMax Auto Superstores or its affiliates, could be asserted against CarMax Auto Receivables. To the extent that any of these liabilities arise after the transfer of the contracts to the trust, the trust's interest in the contracts would be prior to the interest of the claimant with respect to any of these liabilities. The existence of a claim against CarMax Auto Receivables, however, could permit the claimant to subject CarMax Auto Receivables to an involuntary proceeding under the United States Bankruptcy Code or any similar applicable state law.

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value, as determined by the court, of the vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Bankruptcy Matters

    CarMax Auto Superstores will represent and warrant to CarMax Auto Receivables in the purchase agreement that the sale of the contracts by CarMax Auto Superstores to CarMax Auto Receivables is a sale of the contracts to CarMax Auto Receivables. Notwithstanding this representation and warranty, if CarMax Auto Superstores were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the applicable debtor or the debtor were to take the position that the sale of contracts to CarMax Auto Receivables should instead be treated as a pledge of the contracts to secure a loan to CarMax Auto Superstores, delays in payments of amounts received on or in respect of the contracts to the noteholders and the certificateholders could occur or, should the court rule in favor of any trustee, debtor or creditor, reductions in the amounts of payments could result. If the transfer of the contracts to CarMax Auto Receivables is treated as a pledge instead of a sale, a tax or government lien on property of CarMax Auto Superstores that arose before the transfer of the contracts to CarMax Auto Receivables may have priority over the trust's interest in the contracts. If the transfer of the contracts from CarMax Auto Superstores to CarMax Auto Receivables is treated as a sale, the contracts would not be part of CarMax Auto Superstores' bankruptcy estate and would not be available to the bankrupt entity's creditors.

    CarMax Auto Receivables will receive at closing an opinion of McGuire, Woods, Battle & Boothe LLP to the effect that, if CarMax Auto Superstores were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code subsequent to the transfer of the contracts to CarMax Auto Receivables on the closing date, the transfer of the contracts by CarMax Auto Superstores to CarMax Auto Receivables under the purchase agreement would be characterized as a sale of the contracts from CarMax Auto Superstores to CarMax Auto Receivables and the contracts and the proceeds of the contracts would not form part of CarMax Auto Superstores' bankruptcy estate under Section 541 of the United States Bankruptcy Code. McGuire, Woods, Battle & Boothe LLP will assume that CarMax Auto Superstores and CarMax Auto Receivables will account for and otherwise treat the transfer of the contracts as a sale and that, except for CarMax Auto Superstores' obligation to repurchase contracts as to which there has been a breach of a representation or warranty under the purchase agreement, CarMax Auto Receivables will have no recourse to CarMax Auto Superstores with respect to the contracts. In addition, McGuire, Woods, Battle & Boothe LLP will assume that CarMax Auto Superstores did not transfer the contracts with the intent to hinder, delay or defraud any person or entity and received reasonably equivalent value and fair consideration for the contracts and that neither CarMax Auto Superstores nor CarMax Auto Receivables is insolvent or expects to become insolvent as a result of the transfer. If these assumptions are incorrect, CarMax Auto Receivables cannot assure you that a court would not conclude that the transfer of the contracts should be characterized as a financing rather than a sale in a proceeding under the United States Bankruptcy Code or any similar applicable state law. If a court were to reach that conclusion or an attempt were made to litigate this issue, you could experience losses or payment delays with respect to your notes or your certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations under the Internal Revenue Code, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in the summary, and no ruling from the IRS has been or will be sought on any of the issues discussed.

    The following summary does not deal with all aspects of federal income taxation that may be relevant to the beneficial owners of the offered securities in light of their personal investment circumstances nor, except for limited discussions of particular topics, to those beneficial owners of the offered securities subject to special treatment under the federal income tax laws, such as banks and other financial institutions, dealers in securities, insurance companies and tax-exempt organizations. The following summary is directed to the beneficial owners of the offered securities who hold the notes or the certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. CarMax Auto Receivables suggests that you consult your own tax advisors in determining the federal, state, local and foreign tax consequences to you of the purchase, ownership and disposition of the offered securities and the possible effects of changes in federal or other tax laws.

Tax Treatment of the Trust

    McGuire, Woods, Battle & Boothe LLP is of the opinion that, under existing law and based on the assumption that the terms of the trust agreement and the related documents will be complied with, the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

Tax Treatment of the Notes

    Tax Status of the Notes. McGuire, Woods, Battle & Boothe LLP is of the opinion that, under existing law and based on the assumption that the terms of the trust agreement and the related documents will be complied with, the notes will be treated as debt for federal income tax purposes. CarMax Auto Receivables, the owner trustee and the indenture trustee have agreed, and the beneficial owners of the notes will agree by their purchase of notes, to treat the notes for federal, state and local income and franchise tax purposes as indebtedness of the trust.

    Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the related beneficial owner's method of tax accounting.

    Original Issue Discount. A note will be treated as issued with original issue discount if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 0.25% of the note's stated redemption price at maturity multiplied by the number of complete years, based on the anticipated weighted average life of a note, to its maturity.

    In most cases, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. The beneficial owner of a note must include OID in gross income as ordinary interest income as it accrues under a method that takes into account the economic accrual of the OID, in most cases in advance of the receipt of the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount.

    In most cases, the issue price of a note for purposes of computing OID will be the initial offering price at which a substantial amount of the notes are sold. The trust intends to treat the issue price as including the amount paid by the beneficial owner of the note for accrued interest that relates to a period prior to the closing date. The "stated redemption price at maturity" is the sum of all payments on the note other than any "qualified stated interest" payments. A qualified stated interest payment is any one of a series of payments equal to the product of the principal balance of the note and a single fixed rate of interest, or a qualified variable rate of interest, that is unconditionally payable at least annually.

    The beneficial owner of a note issued with OID must include in gross income, for all days during its taxable year on which it holds the note, the sum of the "daily portions" of the OID. The daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period is the excess, if any, of the sum of the present value of all payments remaining to be made on the note as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price at maturity of the note over the "adjusted issue price" of the note at the beginning of the accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, such as the notes, OID is computed by taking into account the prepayment rate assumed in pricing the obligation. The prepayment assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, will be determined assuming an ABS percentage of 1.5%. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Payment Dates. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:

  . the original yield to maturity of the note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period;

  . events which have occurred before the end of the accrual period; and

  . the assumption that the remaining payments will be made in accordance with the prepayment rate assumed in pricing the note.

    The effect of this method is to increase the portions of OID required to be included in income by a beneficial owner of the notes to take into account prepayments on the contracts at a rate that exceeds the prepayment rate assumed in pricing the notes, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a beneficial owner of the notes to take into account prepayments with respect to the contracts at a rate that is slower than the prepayment rate assumed in pricing the notes. Although OID will be reported to beneficial owners of the notes based on the prepayment rate assumed in pricing the notes, no representation is made to the beneficial owners that the contracts will be prepaid at that rate or at any other rate.

    The beneficial owner of a note that acquires the note for an amount that exceeds the note's stated redemption price at maturity will not include any OID in gross income. The beneficial owner of a note that acquires the note for an amount that is less than the note's stated redemption price at maturity will be required to include OID in gross income, but if the beneficial owner purchases the note for an amount that exceeds its adjusted issue price, the beneficial owner will be entitled to reduce the amount of OID otherwise includible in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of the beneficial owner's adjusted basis in the note immediately after purchase over the adjusted issue price of the note, and the denominator of which is the excess of all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest payments, over the adjusted issue price of the note.

    Market Discount. The notes, whether or not issued with OID, will be subject to the "market discount rules" of the Internal Revenue Code. If the beneficial owner of a note purchases the note at a market discount and thereafter recognizes gain upon a disposition or receives payments of principal, the lesser of that gain or principal payment or the accrued market discount will be taxed as ordinary interest income. A note will have been purchased at a market discount if the purchase price of the note is less than its stated redemption price at maturity or, if the notes were issued with OID, is less than its original issue price plus the amount of OID accrued prior to its purchase. In general, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the beneficial owner held the note and the denominator of which is the number of days from the date the beneficial owner acquired the note until the maturity date of the note. The beneficial owner may elect, however, to determine accrued market discount under the constant-yield method.

    Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. The beneficial owner of a note may elect to include market discount in gross income as it accrues and, if the beneficial owner makes that election, is exempt from this rule. An election by a taxpayer to include market discount in gross income as it accrues will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which the election applies. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, which increase will reduce any gain or increase any loss on a sale or other taxable disposition.

    Amortizable Bond Premium. In general, if the beneficial owner of a note purchases the note for an amount in excess of the amount payable upon the maturity of the note, the beneficial owner will be considered to have purchased the note with "amortizable bond premium" equal to the amount of that excess. The beneficial owner may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. The beneficial owner's tax basis in the note will be reduced by the amount of the amortized bond premium. An election to amortize bond premium as an offset to interest income will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the beneficial owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a beneficial owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

    Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium and acquisition premium, the beneficial owner of a note may elect to include all income that accrues on the note using the constant yield method. If the beneficial owner makes this election, income on the note will be calculated as though:

  . the issue price of the note was equal to the beneficial owner's adjusted basis in the note immediately after the note was acquired by the beneficial owner;

  . the note was issued on the date of its acquisition by the beneficial owner; and

  . none of the interest payments on the note was a "qualified stated interest payment."

The beneficial owner of a note may make this election for a note that has premium or market discount, respectively, only if the beneficial owner makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "--Market Discount" beginning on page 92 of this prospectus and "--Amortizable Bond Premium" beginning on page 93 of this prospectus for a further discussion of these elections.

    Disposition of Notes. In general, the beneficial owner of a note will recognize gain or loss on the sale or retirement of the note equal to the difference between the amount realized on the sale or retirement and the beneficial owner's adjusted tax basis in the note. The gain or loss will be capital gain or loss, except to the extent attributable to OID not previously accrued or to accrued but unpaid interest, or except as provided under the market discount rules, and will be long-term capital gain or loss if the note was held for more than one year. In general, a beneficial owner's adjusted tax basis in a note will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the note, and reduced by the amount of any payment on the note that is not a qualified stated interest payment and the amount of bond premium previously amortized with respect to the note. In addition, if the rules applicable to prepayable obligations apply, any OID that has not accrued at the time of the payment in full of a note will be treated as ordinary income.

Tax Consequences of Waivers of Events of Default and Amendments of Notes

    The indenture permits the waiver of past defaults or events of default under the indenture and the recision of an acceleration of the notes in certain circumstances. Any waiver or recision, or any amendment of the terms of the notes, could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for new notes upon which gain or loss would be recognized. See "Description of the Indenture--Rights Upon Event of Default" beginning on page 66 of this prospectus, "--Waiver of Past Defaults" beginning on page 68 of this prospectus and "--Modification of Indenture" beginning on page 71 of this prospectus for a further discussion of the circumstances under which an acceleration of the notes may be rescinded or a past default or event of default under the indenture may be waived and the circumstances under which the terms of the notes may be amended.

Information Reporting and Backup Withholding of Taxes by Indenture Trustee

    The indenture trustee will be required to report annually to the IRS, and to each beneficial owner of the notes, the amount of interest paid on the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to recipients who are not subject to the reporting requirements because of their status as corporations, tax-exempt organizations, qualified pension or profit-sharing trusts, individual retirement account, or nonresident aliens who provide certification as to their status. Each beneficial owner of the notes, other than beneficial owners who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address and correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. If a non-exempt beneficial owner fails to provide the required certification or if the IRS notifies the indenture trustee or the trust that the beneficial owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold, or cause to be withheld, 31% of the interest otherwise payable to the beneficial owner, and remit the withheld amounts to the IRS as a credit against the beneficial owner's federal income tax liability.

Tax Consequences to Foreign Note Owners

    In general, interest paid or accrued to a beneficial owner of the notes that is a Foreign Person and that is not effectively connected with the conduct of a trade or business in the

United States by the Foreign Person will be considered "portfolio interest" and will not be subject to United States federal income tax or withholding tax, as long as the Foreign Person:

  . is not actually or constructively a "10 percent shareholder" of the trust, CarMax Auto Superstores or CarMax Auto Receivables or a "controlled foreign corporation" with respect to which the trust, CarMax Auto Superstores or CarMax Auto Receivables is a "related person" within the meaning of the Internal Revenue Code; and

  . provides an appropriate statement, signed under penalties of perjury, certifying that it is a Foreign Person and providing its name and address.

    If the information in the statement provided by the Foreign Person changes, the Foreign Person must so inform the indenture trustee within 30 days of the change. In general, the statement must be provided in the year a payment occurs or in either of the two preceding years. If interest paid or accrued to a Foreign Person is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and is not portfolio interest, then it is subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated under the provisions of an applicable income tax treaty.

    Any capital gain realized on the sale or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

  . the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and, in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met; or

  . the gain is exempt under the provisions of an applicable income tax treaty.

    In general, if the interest, gain or income on a note beneficially owned by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person, although exempt from withholding tax if a duly executed Form 4224 is furnished, will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax under the Internal Revenue Code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under the provisions of an applicable income tax treaty.

    Recent Treasury regulations could affect the procedures to be followed by a Foreign Person in complying with the United States federal withholding, backup withholding and information reporting rules. In general, the regulations will be effective for payments made after December 31, 2000. CarMax Auto Receivables suggests that you consult your own tax advisors regarding the effect, if any, of the regulations on your purchase, ownership and disposition of the notes.

Tax Consequences to Holders of the Certificates

    Treatment of the Trust as a Partnership. CarMax Auto Receivables and the servicer will agree, and the beneficial owners of the certificates will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the beneficial owners of the certificates and CarMax Auto Receivables, in its capacity as recipient of distributions from the reserve account, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, CarMax Auto Receivables and the servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus.

    A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of CarMax Auto Receivables or the trust. This characterization would not result in materially adverse tax consequences to beneficial owners of the certificates as compared to the consequences from treatment of the certificates as equity interests in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

    Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each beneficial owner of a certificate will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the contracts, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of contracts. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.

    Allocation of Partnership Income, Expenses and Losses. The tax items of a partnership are allocable to its partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement. If the trust is treated as a partnership, the trust agreement will be treated as the partnership agreement. The trust agreement will provide, in general, that the beneficial owners of the certificates will be allocated taxable income of the trust for each month equal to the sum of:

  . the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the rate applicable to the certificates for that month and interest on amounts previously due on the certificates but not yet distributed;

  . any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  . prepayment premium payable to the beneficial owners for that month; and

  . any other amounts of income payable to the beneficial owners for that month.

    This allocation will be reduced by any amortization by the trust of premium on the contracts that corresponds to any excess of the issue price of the certificates over their principal amount. All remaining taxable income of the trust will be allocated to CarMax Auto Receivables. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to the beneficial owners of the certificates. Moreover, even under the foregoing method of allocation, the beneficial owners of the certificates might be allocated income even though the trust might not have sufficient cash to make current cash distributions of an amount equal to the amount of that income. Thus, cash basis holders may in effect be required to report income from the certificates on the accrual basis and the beneficial owners of the certificates may become liable for taxes on trust income even if they have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all beneficial owners of the certificates but beneficial owners may be purchasing certificates at different times and at different prices, beneficial owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

    In general, all of the taxable income allocated to the beneficial owner of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" taxable to the beneficial owner under the Internal Revenue Code.

    Servicing fees and other expenses of the trust will be separately allocated to the beneficial owners of the certificates and CarMax Auto Receivables rather than deducted by the trust. To the extent these fees and expenses are allocated to the beneficial owners, an individual taxpayer's share of expenses of the trust, including fees to the servicer but excluding interest expense, will be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all these expenses exceed two percent of the individual taxpayer's adjusted gross income. Furthermore, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, any of these deductions otherwise allocable to an individual beneficial owner of a certificate might be disallowed in whole or in part and might result in the beneficial owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the beneficial owner over the life of the trust.

    Any net loss of the trust will be allocated first to CarMax Auto Receivables and then to the beneficial owners of the certificates in the priorities set forth in the trust agreement to the extent of their respective adjusted capital accounts.

    The trust intends to make all tax calculations relating to income and allocations to the beneficial owners of the certificates on an aggregate basis. If the IRS were to require that these calculations be made separately for each contract, the trust might incur additional expenses, but CarMax Auto Receivables believes that there would not be a material adverse effect on the beneficial owners of the certificates.

    Discount and Premium. CarMax Auto Receivables believes that the contracts were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contracts will have been acquired at a premium or discount, as the case may be.

    If the trust acquires the contracts at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the contracts or to offset that premium against interest income on the contracts. A portion of the market discount income or premium deduction may be allocated to the beneficial owners of the certificates.

    The trust intends to make all tax calculations relating to market discount income and amortization of premium with respect to the contracts on an aggregate basis. If the IRS were to require that these calculations be made separately for each contract, the trust might incur additional expenses, but CarMax Auto Receivables believes that there would not be a material adverse effect on the beneficial owners of the certificates.

    Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination occurs, the trust will be considered to contribute its assets to a new partnership and, immediately thereafter, the terminated partnership distributes interests in the new partnership to the partners in liquidation of the terminated partnership, i.e., the trust, which would not constitute a taxable sale or exchange. The trust will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

    Disposition of Certificates. In general, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. With respect to noncorporate beneficial owners of the certificates, capital gain or loss will be long-term, if the certificate has been held for more than one year. Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income rates. In general, a beneficial owner's tax basis in a certificate will equal the beneficial owner's cost increased by the beneficial owner's share of trust income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the beneficial owner's share of the notes and other liabilities of the trust. A beneficial owner acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate adjusted tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

    In general, if the trust did not elect to include market discount in income as it accrues, any gain on the sale of a certificate attributable to the beneficial owner's share of unrecognized accrued market discount on the contracts would be treated as ordinary income to the beneficial owner and would give rise to special tax reporting requirements. The trust will elect to include market discount in income as it accrues to avoid these special reporting requirements.

    In general, if the beneficial owner of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the certificate that exceeds the aggregate cash distributions with respect to the certificate, that excess will give rise to a capital loss upon the retirement of the certificate.

    Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the beneficial owners of the certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a purchaser of certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its purchase of the certificates.

    The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the beneficial owners of the certificates. CarMax Auto Receivables is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    Section 754 Election. If the beneficial owner of a certificate sells the certificate at a profit, the purchaser will have a higher basis in the certificate than the beneficial owner had. If the beneficial owner of a certificate sells the certificate at a loss, the purchaser will have a lower basis in the certificate than the beneficial owner had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, the beneficial owners of the certificates might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates if a Section 754 election had been made. However, because any increase in taxable income will result in a higher tax basis in the certificates, a lesser amount of taxable gain, or a higher taxable loss, will result upon eventual disposition of the certificates.

    Administrative Matters. The administrator is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust is expected to be the calendar year. The administrator will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificate Owner's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the following paragraph, and those nominees will be required to forward that information to the beneficial owners of the certificates. In general, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

    Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

  . the name, address and taxpayer identification number of the nominee; and

  . as to each beneficial owner, the name, address and taxpayer identification number of the beneficial owner, whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of any of the foregoing and information on certificates that were held, bought or sold on behalf of the beneficial owner throughout the year.

    In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish an information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the trust with the required information may be subject to penalties.

    CarMax Auto Receivables will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the beneficial owners of the certificates in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. In general, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of the certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the trust.

    Tax Consequences to Foreign Certificate Owners. Interest allocable to a beneficial owner of the certificates that is a Foreign Person will not qualify for the exemption for portfolio interest under Section 871(h) of the Internal Revenue Code because the contracts will not be in "registered form" as that term is defined in applicable Treasury regulations. As a result, the Foreign Person will be subject to United States withholding tax on its allocable share of interest or OID attributable to the underlying contracts, whether or not the interest or OID is distributed, at a rate of 30 percent, unless reduced or eliminated under the provisions of an applicable treaty or unless the Foreign Person holds the certificates in connection with the conduct of a United States trade or business. Foreign Persons holding certificates in connection with the conduct of a United States trade or business will be subject to federal income tax withholding at the rate of 35% for foreign holders taxable as corporations and 39.6% for all other foreign holders. CarMax Auto Receivables suggests that potential investors who are not U.S. Persons consult their own tax advisors regarding the specific tax consequences of owning certificates.

    Backup Withholding. In general, distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if the related certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose restrictions on Benefit Plans and on persons, referred to as parties in interest under ERISA and disqualified persons under the Internal Revenue Code, who have specified relationships to Benefit Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account might be deemed to include assets of a Benefit Plan investing in the general account, such as through the purchase of an annuity contract, and the insurance company might be treated as a party in interest or a disqualified person with respect to the Benefit Plan by virtue of that investment. ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA, and ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions between a Benefit Plan and parties in interest or disqualified persons with respect to the Benefit Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.

    Certain employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in
Section 3(33) of ERISA, are not subject to the restrictions of ERISA. Accordingly, assets of these plans may be invested in the notes or the certificates without regard to the ERISA restrictions, subject to the provisions of any other applicable federal and state law. It should be noted, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

Special Considerations for Benefit Plans

    The United States Department of Labor has issued a regulation, 29 C.F.R.
Section 2510.3-101, concerning the definition of what constitutes the assets of a Benefit Plan with respect to the Benefit Plan's investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and
Section 4975 of the Internal Revenue Code. Under the plan asset regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan makes an "equity interest" investment could be deemed to be assets of the investing Benefit Plan under certain circumstances unless various exceptions apply. An "equity interest" is defined under the plan asset regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

    Investments in the Notes. CarMax Auto Receivables believes that the notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulation. However, without regard to whether the notes are treated as an equity interest for those purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Benefit Plan. In that case, one or more exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to invest in any of the notes. Included among these exemptions are: Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers"; Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; and Prohibited Transaction Class Exemption 96-23, regarding investments effected by in-house asset managers. A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the Internal Revenue Code unless one or more statutory or administrative exemptions is available.

    Investments in the Certificates. CarMax Auto Receivables believes that the certificates should be treated as equity interests for purposes of the plan asset regulation. Accordingly, if Benefit Plans were permitted to purchase certificates, the trust could be deemed to hold plan assets, unless one of the exceptions under the plan asset regulation were applicable to the certificates and the trust. If certificates were acquired and held by a Benefit Plan, or were acquired with plan assets of a Benefit Plan, and the assets of the trust were deemed to be plan assets of the Benefit Plan under the plan asset regulation, certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under Section 406 of ERISA and Section 4975 of the Internal Revenue Code with respect to the Benefit Plan, unless exemptive relief were available. Because of the potential prohibited transactions issues, certificates may not be purchased or held by or on behalf of any Benefit Plan or any person investing plan assets of any Benefit Plan. Each certificate Owner, by its acceptance of a certificate, will be deemed to have represented and warranted that it is not a Benefit Plan and that it is not purchasing the certificate on behalf of or with plan assets of any Benefit Plan. CarMax Auto Receivables suggests that purchasers of certificates that are insurance companies consult with their counsel to determine whether the John Hancock decision affects their ability to purchase the certificates.

    CarMax Auto Receivables suggests that Benefit Plan fiduciaries considering the purchase of notes or certificates consult their tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Special Considerations Applicable to Insurance Company General Accounts

    The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under
Section 401(c), the Department of Labor is required to issue final regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of
the Internal Revenue Code. Section 401(c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to various breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the general account regulations become final, no liability under the fiduciary responsibility and prohibited transactions provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account. CarMax Auto Receivables suggests that Benefit Plan investors considering the purchase of any notes on behalf of an insurance company general account consult their legal advisors regarding the effect of the general account regulations on that purchase.

    As of the date of this prospectus, the Department of Labor has issued proposed regulations under Section 401(c). You should note that if the general account regulations are adopted substantially in the form in which proposed, those regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995), which exempts various transactions involving insurance company general accounts.

General Investment Considerations

    CarMax Auto Receivables suggests that, prior to making an investment in the notes, prospective investors who are Benefit Plans consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of making an investment in any of the notes. Moreover, each Benefit Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment, the composition of the Benefit Plan's portfolio with respect to diversification by type of asset, the Benefit Plan's funding objectives, the tax effects of the investment and whether under the general fiduciary standards of investment prudence and diversification an investment in any of the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING

    Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the offered securities, CarMax Auto Receivables has agreed to sell and each of the underwriters named in the following table has severally agreed to purchase the principal amount of the offered securities set forth below opposite its name:

                              Class           Class           Class          Class
                            A-1 Notes       A-2 Notes       A-3 Notes      A-4 Notes
                         --------------- --------------- --------------- --------------
Banc of America
 Securities LLC......... $ 51,750,000.00 $ 69,550,000.00 $ 59,633,333.34 $29,426,000.00
First Union Securities,
 Inc. ..................   51,750,000.00   69,550,000.00   59,633,333.33  29,426,000.00
Goldman, Sachs & Co.....   51,750,000.00   69,550,000.00   59,633,333.33  29,426,000.00
                         --------------- --------------- --------------- --------------
  Total................. $155,250,000.00 $208,650,000.00 $178,900,000.00 $88,278,000.00
                         =============== =============== =============== ==============
                          Certificates
                         ---------------
Banc of America
 Securities LLC.........  $12,879,759.72

    In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the offered securities.

    The underwriters propose to offer part of the offered securities directly to you at the prices set forth on the cover page of this prospectus and part to dealers at a price that represents a concession not in excess of % of the denominations of the class A-1 notes, % of the denominations of the class A-2 notes, % of the denominations of the class A-3 notes, % of the denominations of the class A-4 notes or % of the denominations of the certificates. The underwriters may allow and the dealers may reallow a concession not in excess of % of the denominations of the class A-1 notes, % of the denominations of the class A-2 notes, % of the denominations of the class A-3 notes, % of the denominations of the class A-4 notes or % of the denominations of the certificates.

    CarMax Auto Superstores and CarMax Auto Receivables have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The underwriters have indicated that they intend to make a market in the offered securities, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered securities and any market-making in the offered securities may be discontinued at any time in the sole discretion of the underwriters. Accordingly, the seller can give no assurances regarding the liquidity of, or trading markets for, the offered securities.

    Until the distribution of the offered securities is completed, the rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered securities. As an exception to these rules, the underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered securities in accordance with Regulation M under the Securities Exchange Act.

    Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the offered securities as long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

    These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered securities to be higher than they would be in the absence of these transactions. None of CarMax Auto Superstores, CarMax Auto Receivables, the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of the offered securities. In addition, none of CarMax Auto Superstores, CarMax Auto Receivables, the trust nor any of the underwriters represents that any of the underwriters will engage in any of these transactions or that any of these transactions, once commenced, will not be discontinued without notice.

    Each underwriter has represented and agreed that:

  . it has not offered or sold, and will not offer or sell, any notes or certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

  . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes or certificates in, from or otherwise involving the United Kingdom;

  . it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue or sale of notes or certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on; and

  . it has only promoted and will only promote, as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, to any person in the United Kingdom the scheme described herein if that person is of a kind described either in
    Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

    In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with CarMax Auto Superstores, CarMax Auto Receivables and their affiliates. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is also the agent for a multi-seller asset backed commercial paper conduit program which provides a receivables purchase facility for CarMax Auto Superstores.

    CarMax Auto Receivables will receive proceeds of $   from the sale of the
notes    , representing approximately  % of the principal amount of the notes, after paying the underwriting discount of $ , representing approximately % of the principal amount of the notes. CarMax Auto Receivables will receive
proceeds of $   from the sale of the certificates, representing approximately
 % of the principal amount of the certificates, after paying the underwriting discount of $ , representing approximately % of the principal amount of the certificates. Additional offering expenses are estimated to be $1,147,020.

                                 LEGAL MATTERS

    Certain legal matters relating to the offered securities will be passed upon for CarMax Auto Receivables by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax consequences with respect to the offered securities will be passed upon for CarMax Auto Receivables by McGuire, Woods, Battle & Boothe LLP.

                                    EXPERTS

    The balance sheet of CarMax Auto Owner Trust 1999-1 as of October 8, 1999 has been included in this prospectus in reliance on the report of KPMG LLP, independent accountants, given on authority of that firm as experts in accounting and auditing.

    The consolidated balance sheets of MBIA Insurance Corporation and its consolidated subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus, have been incorporated in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    CarMax Auto Receivables, as originator of the trust, filed a registration statement relating to the notes and the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information about the notes and the certificates.

    The servicer will file with the SEC all required periodic and special SEC reports and other information about the trust. You may read and copy any reports, statements or other information filed by or on behalf of the trust at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. The SEC filings made by or on behalf of the trust are also available to the public on the SEC Internet site at http://www.sec.gov.

    The SEC allows CarMax Auto Receivables to incorporate by reference information that CarMax Auto Receivables files with the SEC, which means that CarMax Auto Receivables can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that CarMax Auto Receivables files with the SEC after the date of this prospectus which is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. CarMax Auto Receivables incorporates by reference any future annual, monthly and special SEC reports, proxy materials and all other documents required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act filed by or on behalf of the trust until the offering of the notes and the certificates is terminated.

    As a recipient of this prospectus, you may request a copy of any document that CarMax Auto Receivables incorporates by reference, except the exhibits to any document unless the exhibits are specifically incorporated by reference, at no cost by writing or calling: CarMax Auto Superstores, Inc., c/o Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasury Department, telephone: (804) 527-4000.

                                   GLOSSARY

Collection and Payment Definitions

    "Available Funds" means, for any Payment Date, the following:

  . all obligor payments received with respect to the contracts during the preceding month;

  . all liquidation proceeds received with respect to the contracts during the preceding month;

  . all interest earned on funds on deposit in the collection account during the preceding month;

  . the aggregate purchase price for all contracts that became Purchased
    Contracts during the preceding month; and

  . all prepayments received with respect to the contracts during the preceding month attributable to any refunded item included in the amount financed, including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, theft, credit life and credit disability insurance policies.

    "Cutoff Date" means September 30, 1999.

    "Defaulted Contract" means a contract as to which any of the following has occurred:

  . any payment, or any part of any payment, due under the contract has become 120 days or more delinquent, whether or not the servicer has repossessed the related financed vehicle;

  . the servicer has repossessed and sold the related financed vehicle; or

  . the servicer has determined in accordance with its customary practices that the contract is uncollectible;

provided, however, that a contract will not be classified as a Defaulted Contract until the last day of the month during which one of these events first occurs; and, provided further, that any contract which CarMax Auto Receivables or the servicer is obligated to repurchase or purchase under the sale and servicing agreement will not be deemed to be a Defaulted Contract.

    "Determination Date" means the sixth day preceding each Payment Date or, if the sixth day is not a business day, the following business day.

    "Monthly Certificate Interest" means, for any Payment Date, the interest payable on the certificates on that Payment Date.

    "Monthly Certificate Principal" means, for any Payment Date on or after which the notes have been paid in full, the lesser of:

  . the principal balance of the certificates as of the day preceding that Payment Date; and

  . the amount necessary to reduce the principal balance of the certificates as of the day preceding that Payment Date to the principal balance of the contracts as of the last day of the preceding month;

provided, however, that Monthly Certificate Principal on the final scheduled Payment Date for the certificates will equal the principal balance of the certificates as of the day preceding that final scheduled Payment Date; and, provided further, that, for the purpose of determining Monthly Certificate Principal, the unpaid principal balance of a Defaulted Contract or a Purchased Contract will be deemed to be zero on and after the last day of the month during which that contract became a Defaulted Contract or a Purchased Contract.

    "Monthly Note Interest" means, for any Payment Date, the sum of the interest payable on the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes, in each case on that Payment Date.

    "Monthly Note Principal" means, for any Payment Date, the lesser of:

  . the principal balance of the notes as of the day preceding that Payment
    Date; and

  . the amount necessary to reduce the principal balance of the notes and the certificates as of the day preceding that Payment Date to the principal balance of the contracts as of the last day of the preceding month;

provided, however, that the portion of the Monthly Note Principal payable to the holders of any class of notes on the final scheduled Payment Date for that class will equal the principal balance of that class as of the day preceding that final scheduled Payment Date; and, provided further, that, for the purpose of determining Monthly Note Principal, the unpaid principal balance of a Defaulted Contract or a Purchased Contract will be deemed to be zero on and after the last day of the month during which that contract became a Defaulted Contract or a Purchased Contract.

    "Payment Date" means the 15th day of each month or, if the 15th day is not a business day, the following business day.

    "Purchased Contract" means a contract repurchased from the trust by CarMax Auto Receivables or purchased from the trust by CarMax Auto Superstores, in each case because of a breach of a representation or warranty under the sale and servicing agreement.

    "Record Date" means, with respect to any Payment Date, the preceding business day or, if the notes and the certificates have been issued in fully registered, certificated form, the last business day of the preceding month.

    "Required Payment Amount" means, for any Payment Date, the aggregate amount to be applied on that Payment Date in accordance with clauses (1), (2), (3),
(5) and (6) under "Collections and Payments--Payment Date Distributions-- Collection Account" beginning on page 56 of this prospectus plus the Monthly Note Principal for that Payment Date.

    "Required Reserve Account Amount" means, for any Payment Date, the greatest of $6,439,577.60, an amount equal to 3.75% of the principal balance of the contracts as of the last day of the preceding month and the amount required to be on deposit in the reserve account for that Payment Date under the insurance agreement; provided, however, that the Required Reserve Account Amount for any Payment Date will not exceed the principal balance of the notes and the certificates as of that Payment Date after giving effect to all payments of principal made to the noteholders and the certificateholders on that Payment Date.

    "Reserve Account Draw Amount" means, for any Payment Date, the amount, if any, by which the sum of the Required Payment Amount for that Payment Date and the Insurance Payment Amount for that Payment Date exceeds the Available Funds for that Payment Date; provided, however, that, if the notes have been declared immediately due and payable following an event of default under the indenture, the Reserve Account Draw Amount for any Payment Date will include an amount sufficient to pay in full the Monthly Certificate Interest for that Payment Date.

Account Eligibility Definitions

    "Eligible Investments" means investments acceptable to Moody's and Standard & Poor's as being consistent with the ratings of the offered securities. Eligible Investments will include:

  . direct obligations of, and obligations guaranteed by, the United States or any agency or instrumentality of the United States;

  . demand and time deposits in or similar obligations of any depository institution or trust company, including the indenture trustee or the owner trustee or any agent of the indenture trustee or the owner trustee, acting in their respective commercial capacities, rated P-1 by Moody's or A-1+ by Standard & Poor's or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

  . repurchase obligations with respect to any security issued or guaranteed by the United States or any agency or instrumentality of the United States entered into with a depository institution or trust company, acting as principal, rated P-1 by Moody's or A-1+ by Standard & Poor's;

  . short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state of the United States, the short-term unsecured obligations of which are rated P-1 by Moody's or A-1+ by Standard & Poor's at the time of the investment;

  . commercial paper rated P-1 by Moody's or A-1+ by Standard & Poor's at the time of the investment;

  . guaranteed investment contracts issued by an insurance company or other corporation acceptable to Moody's and Standard & Poor's;

  . investments in money market funds having a rating of Aaa by Moody's or AAA by Standard & Poor's; and

  . any other investment approved in advance in writing by Moody's and Standard & Poor's.

    "Eligible Deposit Account" means:

  . a segregated account with the corporate trust department of the indenture trustee; or

  . a segregated account with a depository institution organized under the laws of the United States or any state of the United States or the District of Columbia, or any domestic branch of a foreign bank, that has a long-term unsecured debt rating or a short-term unsecured debt rating, as applicable, acceptable to Moody's and Standard & Poor's, and whose deposits are insured by the FDIC.

Insurance Policy Definitions

    "Deficiency Amount" means, for any Payment Date, the amount, if any, by which the Required Payment Amount for that Payment Date exceeds the sum of the Available Funds for that Payment Date and the amount available to be withdrawn from the reserve account on that Payment Date before giving effect to any withdrawals from the reserve account on that Payment Date: provided, however, that, if the notes have been declared immediately due and payable following an event of default under the indenture, the Deficiency Amount for any Payment Date will include an amount sufficient to pay in full the Monthly Certificate Interest for that Payment Date.

    "Insurance Payment Amount" means, for any Payment Date, the premium payable under the insurance agreement for that Payment Date plus any overdue premiums payable under the insurance agreement for previous Payment Dates plus the aggregate amount of any unreimbursed payments under the insurance policy, to the extent payable to the insurer under the insurance agreement, plus accrued interest on any unreimbursed payments under the insurance policy at the rate provided in the insurance agreement plus any other amounts due to the insurer under the insurance agreement.

    "Insurer Default" means the insurer shall fail to make any payment required under the insurance policy in accordance with its terms or an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the insurer.

    "Policy Claim Amount" means, for any Payment Date, the sum of the Deficiency Amount for that Payment Date and the Preference Amount for that Payment Date.

    "Preference Amount" means, for any Payment Date, any amount previously distributed to the noteholders or the certificateholders that a trustee in bankruptcy of CarMax Auto Superstores or CarMax Auto Receivables is seeking to recover as a voidable preference under the United States Bankruptcy Code
(11 U.S.C.), as amended from time to time, in accordance with a final, non-appealable order of a court having competent jurisdiction.

Tax and ERISA Definitions

    "Benefit Plans" means:

  . employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA;

  . plans, as defined in Section 4975(e)(1) of the Internal Revenue Code, that are subject to Section 4975 of the Internal Revenue Code, including, without limitation, individual retirement accounts or Keogh plans; and

  . entities whose underlying assets include plan assets by reason of a plan's investment in those entities, including, without limitation, insurance company general accounts.

    "Foreign Person" means any person other than a U.S. Person.

    "U.S. Person" means:

  . a citizen or resident of the United States;

  . a corporation, partnership or other entity organized in or under the laws of the United States, any state of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;

  . an estate the income of which is includible in gross income for federal income tax purposes, regardless of its source; or

  . a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons has authority to control all substantial decisions of the trust.

                       INDEPENDENT AUDITORS' REPORT

First Union Trust Company, National Association, as Owner Trustee for CarMax Auto Owner Trust 1999-1:

    We have audited the accompanying balance sheet of CarMax Auto Owner Trust 1999-1 as of October 8, 1999. This financial statement is the responsibility of the management of CarMax Auto Owner Trust 1999-1. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CarMax Auto Owner Trust 1999-1 as of October 8, 1999 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Richmond, Virginia

October 11, 1999

                      CARMAX AUTO OWNER TRUST 1999-1

                               BALANCE SHEET

                              October 8, 1999

                                 ASSETS
Cash.................................................................... $1,000
                                                                         ------
  Total assets.......................................................... $1,000
                                                                         ======
                LIABILITIES & UNDIVIDED TRUST INTERESTS
Undivided trust interests............................................... $1,000
                                                                         ------
  Total liabilities and undivided trust interests....................... $1,000
                                                                         ======

                 See accompanying notes to balance sheet.

                      CARMAX AUTO OWNER TRUST 1999-1

                          NOTES TO BALANCE SHEET

                              October 8, 1999

(1) Organization

    CarMax Auto Owner Trust 1999-1, a Delaware business trust, was formed on October 8, 1999. The purpose and responsibilities of the trust are described in the trust agreement dated October 8, 1999, between CarMax Auto Receivables LLC, a Virginia limited liability company, as depositor, and First Union Trust Company, National Association, a national banking association, as owner trustee.

    The trust is organized under sections 671 to 679 of the Internal Revenue Code. The purpose of the trust is to conserve trust assets and collect and disburse the periodic income from such assets. In order to achieve this purpose, the trust will acquire, among other things, certain motor vehicle retail installment sale contracts, issue trust certificates, issue notes, distribute cash to the noteholders and certificateholders, and engage in other transactions necessary or incidental to accomplishing these things.

    On October 8, 1999, CarMax Auto Receivables LLC contributed $1,000 in cash for 100% of the initial undivided trust interests. The initial undivided trust interests are uncertificated.

(2) Undivided Trust Interests

    The undivided trust interests represent the capital contribution of CarMax Auto Receivables LLC to the trust.

(3) Income Taxes

    The trust does not constitute a separate entity for federal income tax purposes or for state income or franchise purposes as it is a mere nominee holder of legal title to the trust assets. CarMax Auto Receivables LLC will be treated for tax purposes as if it owned the trust assets directly, rather than through the trust.

                                                                         ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Cedelbank or Euroclear. The globally-offered securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding globally-offered securities through Cedelbank and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

    Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedelbank or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear, in such capacity, and as DTC participants.

Initial Settlement

    All globally-offered securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the globally-offered securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

    Investors electing to hold globally-offered securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold globally-offered securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period. All globally-offered securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading Between DTC Participants. Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    Trading Between Cedelbank and/or Euroclear Participants. Secondary market trading between organizations participating in Cedelbank or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading Between DTC Seller and Cedelbank or Euroclear Purchaser. When globally-offered securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Cedelbank or the Euroclear system, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or a Euroclear system participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective depositary to receive the globally-offered securities against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date, calculated, in the case of the class A-1 notes and the class A-2 notes, on the basis of actual days elapsed and a 360-day year, and, in the case of the class A-3 notes, the class A-4 notes and the certificates, on the basis of a 360-day year consisting of twelve 30-day months. Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered securities. After settlement has been completed, the globally-offered securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Cedelbank participant or the Euroclear system participant. The globally-offered securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

    Organizations participating in Cedelbank or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the globally-offered securities are credited to their accounts one day later.

    As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, organizations participating in Cedelbank or the Euroclear system can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear system participants purchasing globally-offered securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the globally-offered securities would accrue from the value date. Therefore, in many cases the investment income on the globally-offered securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Cedelbank or the Euroclear system.

    Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered securities to the respective depositary for the benefit of organizations participating in Cedelbank or the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

    Trading Between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Cedelbank or the Euroclear system may employ their customary procedures for transactions in which globally-offered securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear system participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered securities to the account of the DTC participant against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date, calculated, in the case of the class A-1 notes and the class A-2 notes, on the basis of actual days elapsed and a 360-day year, and, in the case of the class A-3 notes, the class A-4 notes and the certificates, on the basis of a 360-day year consisting of twelve 30-day months. The payment will then be reflected in the account of the Cedelbank participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Cedelbank participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedelbank participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Cedelbank participant or Euroclear system participant would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedelbank or Euroclear and that purchase globally-offered securities from organizations participating in DTC for delivery to organizations participating in Cedelbank or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  . borrowing through Cedelbank or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

  . borrowing the globally-offered securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered securities sufficient time to be reflected in their Cedelbank or Euroclear accounts in order to settle the sale side of the trade; or

  . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or the Euroclear system participant.

Material U.S. Federal Income Tax Documentation Requirements

    A beneficial owner of globally-offered securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that usually applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons unless:

  . each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

  . the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption For Non-U.S. Persons. Non-U.S. Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-8, Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of that change.

    Exemption For Non-U.S. Persons With Effectively Connected Income. Non-U.S. Persons, including non-U.S. corporations or banks with a U.S. branch, that are beneficial owners of the globally-offered securities and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States. For payments made after December 31, 2000, Form 4224 will not apply, and non-U.S. persons will be required to file a Form W-8 ECI to obtain an exemption for interest payments that are effectively connected with the conduct of a trade or business in the U.S.

    Exemption or Reduced Rate For Non-U.S. Persons Resident in Treaty Countries. Non-U.S. Persons that are beneficial owners of the globally-offered securities and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent. For payments made after December 31, 2000, Form 1001 will not apply, and non-U.S. persons will be required to file a Form W-8 BEN to claim the benefit of an applicable tax treaty.

    Exemption For U.S. Persons. U.S. Persons that are beneficial owners of the globally-offered securities can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. For payments made after December 31, 2000, Form 4224 and Form 1001 will be replaced by Form W-8 ECI and Form W-8 BEN, respectively, each of which will be effective from the date the form is signed through the end of the third succeeding calendar year.

    This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. CarMax Auto Receivables suggests that you consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex A is an integral part of the prospectus to which it is attached and an integral part of the registration statement of which that prospectus forms a part.

                      CarMax Auto Owner Trust 1999-1

                        CarMax Auto Receivables LLC
                                     Seller

                       CarMax Auto Superstores, Inc.
                                    Servicer

                              $643,957,759.72

             $155,250,000.00   % Class A-1 Asset-Backed Notes

             $208,650,000.00   % Class A-2 Asset-Backed Notes

             $178,900,000.00   % Class A-3 Asset-Backed Notes

             $ 88,278,000.00   % Class A-4 Asset-Backed Notes

              $ 12,879,759.72   % Asset-Backed Certificates

                               ----------------

                                   PROSPECTUS

                               ----------------

You should rely only on the information contained or incorporated by reference in this prospectus. CarMax Auto Receivables has not authorized anyone to provide you with additional or different information. CarMax Auto Receivables is not offering the notes or the certificates in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the notes and the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes and the certificates will deliver a
prospectus until      .

                           Underwriters of the Notes

Banc of America Securities LLC

                       First Union Securities, Inc.

                                                            Goldman, Sachs & Co.

                        Underwriter of the Certificates

                         Banc of America Securities LLC

                           Dated October  , 1999

                                    PART II

Item 14. Other Expenses of Issuance and Distribution

    The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being registered hereunder other than underwriting discounts and commissions.

   SEC Registration Fee............................................. $  179,020
   Printing and Engraving...........................................     65,000
   Owner Trustee Fees...............................................     16,000
   Indenture Trustee Fees...........................................      9,000
   Legal Fees and Expenses..........................................    550,000
   Blue Sky Fees and Expenses.......................................     10,000
   Accountants' Fees and Expenses...................................     18,000
   Rating Agency Fees...............................................    270,000
   Miscellaneous Fees...............................................     30,000
                                                                     ----------
     Total.......................................................... $1,147,020
                                                                     ==========

    All fees and expenses other than the SEC registration fee are estimated.

Item 15. Indemnification of Directors and Officers

    The laws of the Commonwealth of Virginia pursuant to which the Registrant is organized permit it to indemnify its manager and officers against certain liabilities. The Articles of Organization of the Registrant provide for the indemnification of each manager and officer (including former managers and officers and each person who may have served at the request of the Registrant as a director, manager or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director, manager or officer of the Registrant, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

    The Registrant's officers are covered by officer's liability insurance policies. Within the limits of their coverage, the policies insure (1) the officers of the Registrant against certain losses resulting from claims against them in their capacity as manager and officers to the extent that such losses are not indemnified by the Registrant and (2) the Registrant to the extent that it indemnifies officers for losses as permitted under the laws of the Commonwealth of Virginia.

    In the Underwriting Agreement, a proposed form of which is attached as
Exhibit 1.1 hereto, the Underwriters will agree to indemnify, under certain conditions, the Registrant, its manager, certain of its officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits and Financial Statements

    (a) Exhibits

  1.1 -- Form of Underwriting Agreement.*

  3.1 -- Articles of Organization.*

  3.2 -- Limited Liability Company Operating Agreement.*

  4.1 -- Form of Trust Agreement between CarMax Auto Receivables LLC, as seller, and the Owner Trustee, on behalf of the Trust (including form of certificates).*

  4.2 -- Form of Sale and Servicing Agreement among CarMax Auto Receivables
         LLC, as seller, CarMax Auto Superstores, Inc., as servicer, and the Trust.*

  4.3 -- Form of Indenture between the Trust and the Indenture Trustee
         (including form of notes).*

  4.4 -- Form of Administration Agreement among CarMax Auto Superstores, Inc., as administrator, the Trust and the Indenture Trustee.*

  5.1 -- Opinion of McGuire, Woods, Battle & Boothe LLP with respect to legality.

  8.1 -- Opinion of McGuire, Woods, Battle & Boothe LLP with respect to tax matters.

 10.1 -- Form of Purchase Agreement between CarMax Auto Superstores, Inc., as seller, and CarMax Auto Receivables LLC, as purchaser.*

 10.2 -- Form of Financial Guaranty Insurance Policy issued by MBIA Insurance
         Corporation for the benefit of the Indenture Trustee.*

 23.1 -- Consent of McGuire, Woods, Battle & Boothe LLP (included in its opinion filed as Exhibit 5.1).

 23.2 -- Consent of McGuire, Woods, Battle & Boothe LLP (included in its opinion filed as Exhibit 8.1).

 23.3 -- Consent of PricewaterhouseCoopers LLP.

 23.4 -- Consent of KPMG LLP.

 24.1 -- Powers of Attorney.*

 25.1 -- Form T-1 of Indenture Trustee*

--------
 *Previously filed.

    (b) Financial Statements

    All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17. Undertakings

    The undersigned registrant hereby undertakes:

      (a) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (e) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement set forth in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on October 14, 1999.

                                          Carmax Auto Receivables LLC

                                           as Seller (Co-Registrant) and as
                                           Depositor on behalf of CarMax Auto
                                           Owner Trust 1999-1 (Co-Registrant)

                                               /s/ Michael T. Chalifoux
                                          By: _________________________________
                                                 Name: Michael T. Chalifoux
                                               Title: President and Assistant
                                                         Secretary

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed on October 14, 1999 by the following persons in the capacities indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Michael T. Chalifoux        President and Assistant     October 14, 1999
______________________________________  Secretary (Principal
         Michael T. Chalifoux           Executive Officer)

          /s/ Philip J. Dunn           Vice President, Treasurer   October 14, 1999
______________________________________  and Secretary (Principal
            Philip J. Dunn              Financial Officer and
                                        Principal Accounting
                                        Officer)

CPD, Inc.

       /s/ Michael T. Chalifoux        Manager and Member          October 14, 1999
By: __________________________________
      Name: Michael T. Chalifoux
           Title: President

Carmax Auto Superstores, Inc.

        /s/ Keith D. Browning           Member                      October 14, 1999
By: __________________________________
       Name: Keith D. Browning
Title: Vice President, Chief Financial
   Officer and Assistant Secretary